Filed Pursuant to Rule 424(b) (3)
                                              File Number:  333-114384

                                [GRAPHIC OMITTED]

                               PEOPLES FIRST, INC.
                                 PROXY STATEMENT


                         NATIONAL PENN BANCSHARES, INC.
                                   PROSPECTUS
                      FOR 3,204,470 SHARES OF COMMON STOCK
                              TRADING SYMBOL: NPBC


                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The boards of directors of National Penn Bancshares, Inc. and Peoples First, Inc. have each unanimously approved a merger transaction in which National Penn will acquire Peoples.

     In the merger, you may elect to receive for each share of Peoples common stock you own either $49.54 in cash or 1.505 shares of National Penn common stock. You may elect to receive all cash, all National Penn common stock or a combination of cash and National Penn common stock for your shares of Peoples common stock, subject to the limitations described in the next paragraph.

     In general, elections will be limited by the requirement that 70% of the shares of outstanding Peoples common stock be exchanged for National Penn common stock and 30% of the shares of outstanding Peoples common stock be exchanged for cash. Therefore, the actual allocation of cash and shares of National Penn common stock you receive will depend on the elections of other Peoples shareholders and may be different from what you elect. The federal income tax consequences of the merger to you will depend on the value and character of the consideration you receive in exchange for your shares of Peoples common stock.

     National Penn common stock trades on the National Market System of the Nasdaq Stock Market under the trading symbol "NPBC." On April 23, 2004, the closing sale price of National Penn common stock was $30.28. Peoples common stock trades in the over the counter market on the OTC Bulletin Board under the trading symbol "PPFR." On April 23, 2004, the closing sale price of Peoples common stock was $47.15. These prices will fluctuate between now and the closing of the merger.

     We cannot complete the merger unless the holders of a majority of the Peoples shares voting at the special meeting vote to approve the merger agreement. Peoples will hold a special meeting of its shareholders to vote on the merger agreement on May 27, 2004, at 9:30 a.m., in the meeting room at Wyncote Golf Club, 50 Wyncote Drive, Oxford, Pennsylvania.

     The board of directors of Peoples unanimously approved the merger and recommends that you vote "FOR" the merger. All shareholders of Peoples are invited to attend the special meeting in person. However, whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to ensure that your shares will be voted.


                                         /s/ George C. Mason

                                         George C. Mason
                                         Chairman of the Board of Directors

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the stock of National Penn Bancshares, Inc. to be issued in the merger or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

     The shares of National Penn Bancshares, Inc. common stock offered are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of either of the parties, and they are not insured by any federal or state governmental agency.

     Investing in National Penn Bancshares, Inc. common stock involves risks that are described in "Risk Factors" beginning on page 23.

            This document is dated April 26, 2004, and we will first mail it to shareholders on or about April 28, 2004.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                [GRAPHIC OMITTED]

                               PEOPLES FIRST, INC.
                              24 South Third Street
                           Oxford, Pennsylvania 19363


                    Notice of Special Meeting Of Shareholders

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Peoples First, Inc. will be held at 9:30 a.m., local time, on May 27, 2004 at Wyncote Golf Club, 50 Wyncote Drive, Oxford, Pennsylvania, for the following purposes:

          o To consider and vote upon a proposal to approve our Agreement dated as of December 17, 2003, between National Penn Bancshares, Inc. and Peoples First, Inc., which provides, among other things, for the acquisition of Peoples by National Penn through the merger of Peoples with and into National Penn and the conversion of each share of Peoples common stock outstanding immediately prior to the merger into either $49.54 in cash or 1.505 shares of National Penn common stock, all as described in the accompanying document.

          o To consider and vote upon a proposal to adjourn the meeting if more time is needed to solicit proxies.

          o To transact such other business as may properly come before the meeting.

         The Board of Directors of Peoples has fixed the close of business on April 22, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, the Board of Directors of Peoples urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are registered in street name, you will need additional documentation from your broker in order to vote personally at the special meeting.

                                      By Order of the Board of Directors,


                                      /s/ Carl R. Fretz

                                      Carl R. Fretz
                                      Secretary

                         HOW TO OBTAIN MORE INFORMATION

     This document provides you with detailed information about the merger agreement and the merger that will be submitted for shareholder approval at the Peoples special meeting of shareholders. We encourage you to read this entire document carefully. This document incorporates by reference important business and financial information about National Penn and Peoples that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

     Sandra L. Spayd                        Susan H. Reeves
     Secretary                              Chief Financial Officer
     National Penn Bancshares, Inc.         Peoples First, Inc.
     Philadelphia and Reading Avenues       24 South Third Street
     Boyertown, Pennsylvania 19512          Oxford, Pennsylvania 19363
     Telephone: (610) 369-6202              Telephone: (610) 932-9294
     E-mail: slspayd@natpennbank.com        E-mail: sreeves@peoplesoxford.com

     In order to obtain timely delivery of the documents, you must request the information no later than May 17, 2004.

     See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" at page 87.

                                TABLE OF CONTENTS
                                                                                                              Page
QUESTIONS AND ANSWERS ABOUT THE MERGER..........................................................................8

SUMMARY........................................................................................................12

SPECIAL CONSIDERATIONS.........................................................................................23

RISK FACTORS...................................................................................................23

A WARNING ABOUT FORWARD-LOOKING INFORMATION....................................................................26

THE PEOPLES SPECIAL MEETING OF SHAREHOLDERS....................................................................28
     o     When and Where the Special Meeting will be Held.....................................................28
     o     What Will be Voted on at the Special Meeting........................................................28
     o     Shareholders Entitled to Vote.......................................................................28
     o     Number of Shares that Must be Represented for a Vote to be Taken....................................28
     o     Vote Required; Voting Agreements....................................................................28
     o     Voting Your Shares..................................................................................29
     o     Changing Your Vote..................................................................................29
     o     Solicitation of Proxies and Costs...................................................................29

THE MERGER.....................................................................................................30
     o     Background of the Merger............................................................................30
     o     Peoples' Reasons for the Merger.....................................................................32
     o     Recommendation of the Peoples Board of Directors....................................................34
     o     Opinion of Peoples' Financial Advisor ..............................................................34
     o     National Penn's Reasons for the Merger..............................................................43
     o     Terms of the Merger.................................................................................45
           o    Effect of the Merger...........................................................................45
           0    What You Will Receive in the Merger............................................................45
                o   Consideration..............................................................................45
                    o    Illustration of Election Alternatives for Peoples Shareholders........................46
                o   Election and Exchange Procedures...........................................................47
                o   Allocation of National Penn Common Stock and Cash..........................................49
           o    Stock Options..................................................................................50
           o    National Penn Common Stock.....................................................................51
     o     Effective Date......................................................................................51
     o     Representations and Warranties......................................................................51
     o     Conduct of Business Pending the Merger..............................................................52
     o     Conditions to the Merger............................................................................55
     o     Amendment; Waiver...................................................................................55
     o     Termination.........................................................................................56
     o     Termination Fee.....................................................................................57
     o     No Solicitation of Other Transactions...............................................................58
     o     Nasdaq Listing......................................................................................59
     o     Expenses ...........................................................................................59
     o     Regulatory Approvals................................................................................59
     o     Management and Operations After the Merger..........................................................60
     o     Employment; Severance...............................................................................61



                                       5


     o     Employee Benefits...................................................................................62
     o     Interests of Management and Others in the Merger....................................................62
           o    Share Ownership................................................................................62
           o    Board Positions and Compensation...............................................................63
           o    Indemnification and Insurance..................................................................64
           o    Stock Options..................................................................................64
           o    Continued Employment...........................................................................64
           o    Employee Benefits..............................................................................64
     o     Agreements and Benefits for Key Management Employees................................................65
           o    Hugh J. Garchinsky Employment Agreement and Benefits...........................................65
           o    George C. Mason Consulting Arrangement ........................................................66
           o    Gary R. Davis Change in Control Benefits.......................................................66
     o     Accounting Treatment................................................................................67
     o     Certain Federal Income Tax Consequences.............................................................67
     o     Resale of National Penn Common Stock................................................................70
     o     Rights of Dissenting Shareholders...................................................................71

INFORMATION WITH RESPECT TO NATIONAL PENN AND NATIONAL PENN BANK...............................................74
     o     General.............................................................................................74
     o     New National Penn and National Penn Bank Directors and Executive Officers...........................74

INFORMATION WITH RESPECT TO PEOPLES............................................................................74

DESCRIPTION OF NATIONAL PENN CAPITAL SECURITIES................................................................74
     o     Common Stock........................................................................................74
           o    Dividends......................................................................................74
           o    Voting Rights..................................................................................75
           o    Pre-Emptive Rights, Redemption.................................................................75
           o    Liquidation Rights.............................................................................75
     o     Preferred Stock.....................................................................................76
     o     Shareholder Rights Plan.............................................................................76
     o     Anti-Takeover Charter and Pennsylvania Law Provisions...............................................76

COMPARISON OF SHAREHOLDERS' RIGHTS.............................................................................78
     o     Directors...........................................................................................79
     o     Shareholder Meetings................................................................................81
     o     Required Shareholder Vote...........................................................................82
     o     Inspection Rights...................................................................................84
     o     Shareholder Rights Plan.............................................................................84
     o     Anti-Takeover Provisions............................................................................84
     o     Voluntary Dissolution...............................................................................85
     o     Dissenters' Rights..................................................................................85

ADJOURNMENT....................................................................................................86

EXPERTS........................................................................................................86

LEGAL MATTERS..................................................................................................86

OTHER BUSINESS.................................................................................................87





                                       6

SHAREHOLDER PROPOSALS..........................................................................................87

WHERE YOU CAN FIND MORE INFORMATION............................................................................87

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................................................87

ANNEXES

     A.  Agreement between National Penn Bancshares, Inc. and Peoples First, Inc..............................A-1

     B.  Form of Voting Agreement.............................................................................B-1

     C.  Opinion of Sandler O'Neill& Partners, L.P............................................................C-1

     D.  Statutory Provisions Relating to Dissenters' Rights..................................................D-1



QUESTIONS AND ANSWERS ABOUT THE MERGER

Q-1: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Peoples and a prospectus of National Penn. As a proxy statement, it is being provided to you because the Peoples board of directors is soliciting your proxy for use at the Peoples special meeting of shareholders called to consider and vote on the merger agreement dated as of December 17, 2003, between Peoples and National Penn. As a prospectus, it is being provided to you because National Penn is offering to exchange shares of its common stock and/or cash for shares of Peoples common stock in the merger.

Q-2: WHY ARE PEOPLES AND NATIONAL PENN PROPOSING TO MERGE?

A: We are proposing to merge Peoples with and into National Penn and thereafter to merge Peoples Bank with and into National Penn Bank because we believe that combining the strengths of the two companies and the two banks is in the best interests of each company, and its respective shareholders and customers. Please see "The Merger-Peoples Reasons for the Merger" and "The Merger-Recommendation of the Peoples Board of Directors," beginning at page 32, for the various factors considered by the Peoples board of directors in recommending that Peoples shareholders vote "FOR" the proposal to approve the merger agreement and the merger.

Q-3: WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, you will receive, at your election, either
1.505 shares of National Penn common stock, $49.54 in cash, or a combination of both stock and cash, for shares of Peoples common stock you own. Notwithstanding your election, (i) the total number of shares of Peoples common stock that will be exchanged for National Penn common stock will be equal to seventy percent (70%) of the total number of shares of Peoples common stock issued and outstanding on the effective date of the merger and (ii) the number of shares of Peoples common stock that will be exchanged for $49.54 in cash upon completion of the merger will be equal to thirty percent (30%) of the total number of shares of Peoples common stock issued and outstanding on the effective date of the merger.

     National Penn will not issue any fractional shares of common stock. Rather, National Penn will pay cash (without interest) for any fractional share interest any Peoples shareholder would otherwise be entitled to receive in the merger. See "The Merger-What You Will Receive in the Merger," beginning at page 45.

Q-4: HOW DO I MAKE AN ELECTION TO RECEIVE STOCK OR CASH FOR MY STOCK?

A: At least 20 business days before the deadline for you to make an election, National Penn's exchange agent will mail to you an election form and other transmittal materials which will include instructions and the deadline date for making your election as to the form of consideration you prefer to receive in the merger. The election form will permit you to elect to receive National Penn common stock, cash, or a combination of National Penn common stock and cash for your shares of Peoples common stock. You must carefully follow the instructions from National Penn's exchange agent. Your election will be properly made only if the exchange agent has received, at its designated office, by the deadline date, a signed election form and your Peoples stock certificate properly completed and signed according to the instructions set forth in the election form. We presently anticipate mailing the election materials on or about May 10, 2004.

Q-5: WHAT HAPPENS IF I FAIL TO MAKE AN ELECTION TO RECEIVE NATIONAL PENN COMMON STOCK OR CASH?

A: If you fail to make a timely election, your shares will be exchanged for either cash or National Penn common stock, depending on the election of other Peoples shareholders. National Penn's exchange agent will exchange shares for which no election has been made such that 70% of the total number of shares of Peoples common stock issued and outstanding on the effective date of the merger will be exchanged for National Penn common stock and 30% will be exchanged for cash. Based on this desired result, Peoples shares for which no valid election has been made will be exchanged for cash or National Penn common stock, depending on the elections of other shareholders of Peoples.

Q-6: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: In general, for United States federal income tax purposes, if Peoples shareholders exchange their shares of Peoples common stock solely for cash in the merger, they will recognize gain or loss in an amount equal to the difference between the cash received and their adjusted tax basis in their Peoples common stock. If Peoples shareholders receive solely National Penn common stock in exchange for their shares of Peoples common stock, they generally will not recognize any gain or loss for United States federal income tax purposes. However, Peoples shareholders will have to recognize a gain in connection with cash received in lieu of fractional shares of National Penn common stock. If Peoples shareholders receive a combination of cash and National Penn common stock in the merger, they generally will not recognize loss but will recognize gain, if any, on the shares exchanged to the extent of any cash received. This tax treatment may not apply to all Peoples shareholders.

     Each of National Penn's and Peoples' obligation to complete the merger is conditioned on the receipt of a legal opinion about the federal income tax treatment of the merger. This opinion will not bind the Internal Revenue Service, which could take a different view.

     We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you. Tax matters are very complicated and in many cases, tax consequences of the merger will depend on your particular facts and circumstances. See "The Merger-Certain Federal Income Tax Consequences," beginning at page 67.

Q-7: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

A: Yes. Under Pennsylvania law, Peoples shareholders have the right to dissent from the merger agreement and the merger and to receive a payment in cash for the value of their shares of Peoples common stock as determined by an appraisal process. This value may be more or less than the value you would receive in the merger if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters' rights, you must follow precisely the required statutory procedures. See "The Merger-Rights of Dissenting Shareholders," beginning at page 71 and the information below at Annex D.

Q-8: ARE THERE REGULATORY OR OTHER CONDITIONS TO THE MERGER OCCURRING?

A: Yes. The Federal Reserve Board approved the merger on April 23, 2004. The merger must also be approved by the Pennsylvania Department of Banking and by the affirmative vote of a majority of shares of Peoples common stock voting at the meeting, assuming a quorum is present. The Office of the Comptroller of the Currency must approve the merger of Peoples Bank with and into National Penn Bank. As of the date of this document, appropriate applications for approval have been filed and approvals from the Pennsylvania Department of Banking and the Office of the Comptroller of the Currency are pending. National Penn shareholders do not have to approve the merger; accordingly, National Penn shareholders will not vote on approval of the merger agreement. Completion of the merger is also subject to certain other conditions, including no material adverse change in the financial condition of National Penn or Peoples. See "The Merger-Conditions to the Merger," beginning at page 55.

Q-9: WHAT DOES THE PEOPLES BOARD OF DIRECTORS RECOMMEND?

A: The Peoples board of directors has unanimously approved the merger and the merger agreement and believes that the merger is in the best interests of Peoples and its shareholders. Accordingly, the Peoples board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and the merger.

Q-10: ARE THERE RISKS ASSOCIATED WITH NATIONAL PENN STOCK OR THE MERGER?

A: Yes. For a description of some of the risks, see "Risk Factors" and "Special Considerations," beginning at page 23.

Q-11: WHAT DO I NEED TO DO NOW?

A: After you have carefully read these materials, indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Peoples special meeting. In addition, you may attend the Peoples special meeting in person and vote, whether or not you have signed and mailed your proxy card. If you sign, date and return your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the merger.

Q-12: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before Peoples' special meeting. Second, you may revoke your proxy by written notice (which you could personally deliver at the special meeting) to the Secretary of Peoples at any time prior to the vote on the merger. Third, you may attend the special meeting and vote in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q-13: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. After you receive instructions from National Penn's exchange agent, you should send your stock certificate to the exchange agent along with your completed election form. See "The Merger-Election and Exchange Procedures" on page 47.

     Please do not send Peoples, National Penn or National Penn's exchange agent any stock certificates until you receive instructions.

Q-14: WHAT HAPPENS IF MY STOCK CERTIFICATES ARE HELD BY MY BROKER?

A: If you do not have stock certificates but hold shares of Peoples common stock in "street name," you should contact your broker. Your broker will vote your shares on the proposal to approve the merger agreement and the merger only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares.

Q-15: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about National Penn and Peoples that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by National Penn and Peoples with the Securities and Exchange Commission. This means that National Penn and Peoples may satisfy their disclosure obligations to you by referring you to one or more documents separately filed by either of them with the SEC. See "How to Obtain More Information" on page 4 and "Incorporation of Certain Information by Reference," beginning at page 87, for a list of documents that National Penn and Peoples have incorporated by reference into this proxy statement/prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q-16: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the LATER FILED DOCUMENT. Information in this document may update information contained in one or more of the National Penn or Peoples documents incorporated by reference. Similarly, information in documents that National Penn or Peoples may file after the date of this document may update information contained in these materials or information contained in previously filed documents.

Q-17: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger as quickly as possible once all of the conditions to the merger are fulfilled, including obtaining the approval of Peoples shareholders and applicable regulatory agencies. We cannot assure you that we will obtain the necessary shareholder approval or that the other conditions precedent to the merger can or will be satisfied. Assuming all conditions are satisfied, we expect to complete the merger in mid-June 2004.

Q-18: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS DOCUMENT?

A: If you have questions about the special meeting or if you need additional copies of this document, you should contact:

         Susan H. Reeves
         Chief Financial Officer
         Peoples First, Inc.
         24 South Third Street
         Oxford, Pennsylvania 19363
         Telephone: (610) 932-9294
         E-mail: sreeves@peoplesoxford.com

                                     SUMMARY

     This summary highlights selected information from this document. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These will give you a more complete description of the transaction we are proposing. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in these materials.

                               The Special Meeting

Special meeting to be held May 27, 2004 (see page 28)

     Peoples will hold a special meeting of shareholders on Thursday, May 27, 2004, at 9:30 a.m., local time, at Wyncote Golf Club, 50 Wyncote Drive, Oxford, Pennsylvania.

Matters to be considered at the special meeting (see page 28)

     At the meeting, Peoples shareholders will vote on a proposal to approve and adopt the merger agreement and on a proposal to adjourn the meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

Record date set at April 22, 2004; one vote per share of Peoples stock (see page
28)

     If you own shares of Peoples common stock at the close of business on April 22, 2004, you are entitled to vote at the special meeting. You will have one vote at the meeting for each share of Peoples common stock you owned on April 22, 2004. On April 22, 2004, there were 2,956,288 shares of Peoples common stock outstanding

The Companies (see page 74 for Peoples and for National Penn)

Peoples First, Inc.
24 South Third Street
P. O. Box 500
Oxford, Pennsylvania 19363
Telephone: (610) 932-4100
www.peoplesoxford.com

     Peoples First, Inc. is a Pennsylvania business corporation and a registered bank holding company headquartered in Oxford, Pennsylvania. Peoples provides a variety of commercial banking and trust services. It operates nine community offices throughout Southern Lancaster and Southern Chester Counties, Pennsylvania and Northern Cecil County, Maryland through The Peoples Bank of Oxford, its wholly owned subsidiary.

     As of December 31, 2003, Peoples had consolidated assets, deposits and shareholders' equity of approximately $459 million, $368 million and $49 million, respectively.

     The Peoples Bank of Oxford is a Pennsylvania state-chartered commercial banking institution organized under the Pennsylvania Banking Act in 1913. Peoples Bank is headquartered in Oxford, Pennsylvania.

     Peoples Bank is engaged in the commercial and retail banking business. Peoples Bank provides checking and savings accounts, time deposits, personal, business, residential mortgage, educational loans, and safe deposit facilities. Peoples Bank also offers insurance, securities brokerage and investment advisory services to its customers through a third party joint marketing arrangement.

     Peoples common stock is traded over the counter under the symbol "PPFR" and is quoted on the OTC Bulletin Board.

National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512
Telephone: (610) 367-6001
www.nationalpennbancshares.com
www.natpennbank.com

     National Penn Bancshares, Inc. is a Pennsylvania business corporation and a registered bank holding company headquartered in Boyertown, Pennsylvania. National Penn provides a diversified range of financial services. It operates 66 community offices in southeastern Pennsylvania through National Penn Bank and its FirstService Bank and HomeTowne Heritage Bank Divisions.

     As of December 31, 2003, National Penn had consolidated assets, deposits and shareholders' equity of approximately $3.51 billion, $2.44 billion and $318 million, respectively.

     National Penn Bank is a national bank chartered under the National Bank Act in 1874. Prior to August 1, 1993, National Penn Bank's name was National Bank of Boyertown. On that date, the bank's name was changed to National Penn Bank. National Penn Bank is headquartered in Boyertown, Pennsylvania. It is one of the largest commercial banks headquartered in southeastern Pennsylvania and operating throughout nine counties in southeastern Pennsylvania.

     National Penn Bank is engaged in the commercial and retail banking business. National Penn Bank provides checking and savings accounts, time deposits, personal, business, residential mortgage, educational loans, interbank credit cards, and safe deposit and night depository facilities. National Penn Bank also offers insurance, securities brokerage and investment advisory services to its customers through its wholly-owned subsidiaries, FirstService Insurance Agency, Inc., Penn Securities, Inc. and FirstService Capital, Inc.

     National Penn's common stock is quoted on the National Market tier of the Nasdaq Stock Market under the symbol "NPBC."

We propose that Peoples merge into National Penn (see page 30)

     National Penn will acquire Peoples by merging Peoples with and into National Penn. Promptly thereafter, National Penn will merge Peoples Bank with and into National Penn Bank pursuant to a Bank Plan of Merger between National Penn Bank and Peoples Bank. Thereafter, Peoples Bank will cease to exist as a separately chartered bank; rather its business will be conducted by National Penn Bank, as the surviving bank in the merger, through a separate, newly formed banking division of National Penn Bank called "Peoples Bank of Oxford, a division of National Penn Bank." National Penn Bank will also establish the "Peoples Bank of Oxford Division Board of Directors" to advise National Penn Bank from time to time regarding business development, marketing and expansion of the Peoples Bank of Oxford Division.

     A copy of the merger agreement is attached to this document as Annex A. The Bank Plan of Merger is included as an exhibit to the agreement.

You may elect to receive cash and/or shares of National Penn common stock (see page 45)

     Subject to the restrictions described below, you may elect to receive in exchange for each of your shares of Peoples common stock, either:

          o    $49.54 per share in cash;

          o    1.505 shares of National Penn common stock; or

          o    a combination of both cash and National Penn common stock.

     You may choose to exchange some or all of your shares for cash and some or all of your shares for National Penn common stock subject to the limitations described below. You will receive an election form at least 22 business days prior to the closing of the merger in order to make this election. You will have until the date specified in the election form, which will be approximately two business days before the closing of the merger, to make your election and return your election form. If you do not return a properly completed election form by the election deadline, you will be deemed to have elected to receive either cash or National Penn common stock for your Peoples shares, depending on the election of other Peoples shareholders. You will be deemed to have elected to receive cash for such number of shares of Peoples common stock that, when combined with the shares of holders who have validly elected to receive cash, does not exceed 30% of the outstanding shares of Peoples common stock, and deemed to have elected to receive National Penn common stock for the remainder of your Peoples shares. Complete information on the election procedure can be found in the section entitled "The Merger-Election and Exchange Procedures" on page 47.

     You should note that, in general, if and to the extent that you receive cash, the value of the consideration you will receive is fixed at $49.54 per share of Peoples common stock. However, if you receive National Penn common stock as consideration, the value of the stock consideration will not be determined until closing and may be higher or lower than $49.54 per share of Peoples common stock.

     Additionally, the holders of 30% of the outstanding shares of Peoples common stock will receive cash consideration and the holders of 70% of the outstanding shares of Peoples common stock will receive National Penn common stock. In the event that the holders of more than 30% of the outstanding shares of Peoples common stock elect to receive cash, those persons will receive a portion of their merger consideration in the form of shares of National Penn common stock. Similarly, if the holders of more than 70% of the outstanding shares of Peoples common stock elect to receive shares of National Penn common stock, those persons will receive a portion of their merger consideration in the form of cash. Thus, you may not receive exactly the form of consideration that you elect and you may receive a pro rata amount of cash and National Penn common stock even if you elect to receive all cash or all stock. See "The Merger-Election and Exchange Procedures" and "The Merger-Allocation of National Penn Common Stock and Cash" on pages 47 and 49, respectively.

Our board of directors unanimously recommends shareholder approval (see page 34)

     The Peoples board of directors believes that the merger is in the best interests of Peoples and its shareholders and unanimously recommends that you vote "FOR" approval of the merger.

Consideration is fair from a financial point of view according to our financial advisor (see page 34)

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") delivered an oral opinion, which was subsequently confirmed in writing, to the Peoples board of directors that, as of December 17, 2003, and subject to the qualifications and limitations on the review by Sandler O'Neill in rendering the opinion, the consideration for which shares of Peoples common stock will be exchanged in the merger is fair from a financial point of view to Peoples shareholders. The opinion has been reconfirmed as of the date of this document and is attached to this document as Annex C. You should read the entire opinion carefully in connection with your consideration of the proposed merger. Peoples has agreed to pay Sandler O'Neill a transaction fee in connection with the merger in an amount equal to 0.95% of the aggregate transaction value. The transaction fee is contingent, and payable, upon closing of the proposed merger. Based on the closing price of National Penn's common stock on April 22, 2004, Sandler O'Neill's fee would be approximately $1.379 million. Peoples will also pay Sandler O'Neill a $250,000 fee for rendering its opinion, which will be credited against the transaction fee. Peoples has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Approval of a majority of Peoples shares voted at the special meeting is required for the merger (see page 28)

     The approval of the merger agreement and the merger and the proposal to adjourn the meeting, if necessary, to solicit additional proxies will each require the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Peoples common stock voted at the meeting. Each holder of shares of Peoples common stock outstanding on the record date will be entitled to one vote for each share held of record.

     National Penn shareholders will not vote on the merger.

Peoples directors and other substantial shareholders have agreed to vote in favor of the merger (see page 28)

     On the record date, directors and other substantial shareholders of Peoples had sole or shared voting power over 747,277 shares of Peoples common stock, or approximately 25.3% of the shares of Peoples common stock outstanding on the record date.

     The directors and other substantial shareholders of Peoples have agreed in writing with National Penn to vote all shares of Peoples common stock for which they have sole or shared voting power on the record date in favor of approval of the merger agreement and the merger.

     On the record date, National Penn held 27,800 shares of Peoples common stock indirectly through one of its subsidiaries. National Penn holds no other shares of Peoples common stock other than shares held in a fiduciary capacity for others, if any.

Peoples directors and management may have interests in the merger that differ from your interests (see page 62)

     The directors and executive officers of Peoples have interests in the merger as directors and employees that are different from yours as a Peoples shareholder. These interests include, among others, provisions in the merger agreement regarding National Penn and National Penn Bank board and advisory positions, as well as employment, consulting and change in control agreements for certain officers, indemnification, insurance, substitute stock options, and eligibility to participate in various National Penn employee benefit plans.

     Peoples' board of directors was aware of these interests and considered them in approving and recommending the merger.

Regulatory approval must be obtained and other conditions must be satisfied before the merger will be completed (see page 55)

     Our obligations to complete the merger are subject to various conditions that are usual and customary for this kind of transaction, including obtaining approval from the Federal Reserve Board, the Pennsylvania Department of Banking, and the Office of the Comptroller of the Currency. As of the date of this document, appropriate applications for approval have been filed, approval has been received from the Federal Reserve Board and the other approvals are pending. In addition to the required regulatory approvals, the merger will only be completed if certain conditions, including the following, are met:

          o    Peoples shareholders approve the merger at the special meeting.

          o We each receive opinions from our respective counsel or independent certified public accountants that (a) the merger constitutes a reorganization under Section 368(a) of the tax Code, and (b) any gain realized in the merger will be recognized only to the extent of cash or other property (other than National Penn common stock) received in the merger, including cash received in lieu of fractional share interests.

          o Neither of us has breached any of our respective representations or obligations under the merger agreement.

     The merger agreement attached to this document as Annex A describes other conditions that must be met before the merger may be completed.

Amendment or termination of the merger agreement is possible (see page 55)

     The merger agreement may be amended by our written agreement. We can amend the agreement to a certain extent without shareholder approval, even if you have already approved the merger.

     We may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. Each of us can unilaterally terminate the agreement in certain circumstances. These include a failure to complete the merger by September 30, 2004, unless the party's breach is the reason the merger has not been completed.

     In addition, Peoples may terminate the merger agreement if the average closing sale price of National Penn common stock for the ten trading-day period ending two business days prior to the closing date:

          o Is less than $26.57 per share, but not less than $24.24 per share; and

          o Underperforms a group of bank holding company stocks by more than 10% between the date of the merger agreement and the end of the immediately preceding 10 trading-day period.

     Peoples may also terminate the merger agreement if the average closing sale price of National Penn common stock for the ten trading-day period ending two business days prior to the closing date is less than $24.24 per share.

Rights of National Penn shareholders differ from those of Peoples shareholders (see pages 78-86)

     When the merger is completed, those Peoples shareholders who will receive National Penn common stock as consideration in the merger will automatically become National Penn shareholders. The rights of National Penn shareholders differ from the rights of Peoples shareholders in certain important ways. Many of these have to do with provisions in National Penn's articles of incorporation and bylaws that differ from those of Peoples'. Some of these provisions are intended to make a takeover of National Penn harder if National Penn's board of directors does not approve it.

Market Price and Dividend Information

     Peoples

     Peoples common stock is traded "over the counter" and trading is limited in volume. The following table sets forth the high and low sale prices for the periods indicated below, based upon information obtained from the OTC Bulletin Board. The table also reflects cash dividends declared on Peoples common stock for the periods indicated.

                                                                                           Cash Dividend
Year         Quarter                                       High            Low                Per Share
2003
             First Quarter                               $27.00           $21.15                $0.15
             Second Quarter                              $25.00           $22.60                $0.15
             Third Quarter                               $28.98           $23.85                $0.17
             Fourth Quarter                              $48.25           $27.00                $0.27
2004
             First Quarter                               $50.00           $47.80                $0.17
             Second Quarter (through April 23, 2004)     $48.60           $47.15                $$---



     On December 16, 2003, the last full trading day prior to announcement of the execution of the merger agreement, and on April 23, 2004, the last full trading day prior to the date of this document, the reported high and low sales prices and the last sale

                                                                                                Last Sale
                                                         High                    Low            Price
December 16, 2003                                       $36.75                 $35.50           $36.50
April 23, 2004                                          $47.40                 $47.15           $47.15

     Shareholders are urged to obtain current market quotations for Peoples common stock.

     As of April 22, 2004, there were 2,956,288 shares of Peoples common stock outstanding, held of record by approximately 725 shareholders, and outstanding options that were exercisable on that date (or within 60 days thereof) for 83,950 additional shares of Peoples common stock.

     Holders of Peoples common stock are entitled to receive dividends, when declared by Peoples' board of directors, out of funds that are legally available for dividends. Peoples primarily obtains funds for the payment of dividends from dividends paid by its banking subsidiary, The Peoples Bank of Oxford. Peoples Bank is subject to certain legal restrictions on the amount of dividends it can pay to Peoples.

     National Penn

     Shares of National Penn common stock are traded on the National Market tier of the Nasdaq Stock Market. The following table sets forth the high and low closing sale prices for shares of National Penn common stock for the periods indicated below and the cash dividends declared per share by National Penn for such periods (amounts are adjusted to reflect the 5% stock dividend paid on September 30, 2003).

                                                                                           Cash Dividend
Year         Quarter                                            High         Low              Per Share
2003
             First Quarter                                    $26.03        $22.13              $0.21
             Second Quarter                                   $28.89        $26.10              $0.22
             Third Quarter                                    $$9.66        $25.76              $0.22
             Fourth Quarter                                   $34.20        $28.10              $0.24
2004
             First Quarter                                    $34.41        $29.72              $0.24
             Second Quarter (through April 23, 2004)          $32.46        $30.01                 --

     On December 16, 2003, the last full trading day prior to announcement of the execution of the merger agreement, and on April 23, 2004, the last full trading day prior to the date of this document, the reported high and low sales prices and the last sale price of National Penn common stock on the Nasdaq National Market were as follows:

                                                                                                Last Sale
                                                     High                       Low             Price
December 16, 2003                                  $33.21                      $32.15           $33.21
April 23, 2004                                     $31.03                      $29.81           $30.28

     Shareholders are urged to obtain current market quotations for shares of National Penn common stock.

     As of April 22, 2004, there were 24,274,937 shares of National Penn common stock outstanding, held of record by approximately 3,699 shareholders, and outstanding options that were exercisable on that date (or within 60 days thereof) for 1,477,510 additional shares of National Penn common stock. The information contained in this summary reflects the 5% stock dividend declared by National Penn on August 27, 2003, and distributed on September 30, 2003.

     Holders of National Penn common stock are entitled to receive dividends, when declared by National Penn's board of directors, out of funds that are legally available for dividends. National Penn primarily obtains funds for the payment of dividends from dividends paid by its principal banking subsidiary, National Penn Bank. National Penn Bank is subject to certain legal restrictions on the amount of dividends it can pay to National Penn.

     National Penn maintains a dividend reinvestment and stock purchase plan available to shareholders who elect to reinvest cash dividends for the purchase of additional shares of National Penn common stock. Participants also may elect to make voluntary cash payments from a minimum of $100 to a maximum of up to $2,000 each month for the purchase of additional shares of National Penn common stock.

     Comparative Market Value per Share

     The table below shows the last sale price of National Penn common stock, Peoples common stock, and the equivalent price per share of Peoples common stock on December 16, 2003 (the last full trading day prior to announcement of the execution of the merger agreement) and on April 23, 2004 (the last full trading day prior to the date of these materials). The equivalent price per share of Peoples common stock is calculated by multiplying the last sale price of National Penn common stock by the exchange ratio of 1.505, which is the number of shares of National Penn common stock that Peoples shareholders would receive in the merger for each share of Peoples common stock that they own if they receive the stock consideration.

                                                   December 16, 2003            April 23, 2004
National Penn                                      $33.21                       $30.28
Peoples                                            $36.50                       $47.15
Equivalent Price Per Share of Peoples Common
Stock                                              $49.98                       $45.57

     Because the 1.505 exchange ratio is fixed, and the market price of National Penn common stock will fluctuate prior to the merger, the pro forma equivalent price per share of Peoples common stock will also fluctuate prior to the merger, and you will not know the final equivalent price per share of Peoples common stock when you vote on the merger. This information relates only to the value of shares of Peoples common stock that are converted into shares of National Penn common stock in the merger; shares of Peoples common stock that are converted into the cash merger consideration will receive $49.54 per Peoples share, regardless of the price of National Penn common stock at any time.

Selected Historical Financial Data

     We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from National Penn's and Peoples' audited financial statements for the fiscal years ended December 31, 2003, 2002, 2001, 2000 and 1999. This information is only a summary, and you should read it in conjunction with our historical financial statements and the related notes contained in the annual and quarterly reports and other documents that we have filed with the Securities and Exchange Commission and incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page 87. You should not rely on the historical information as being indicative of results expected for any future interim period.



Peoples
SUMMARY OF SELECTED FINANCIAL DATA

                                                            Years Ended December 31,
                                          --------    --------    --------    --------    --------
                                            2003        2002        2001        2000        1999
                                          --------    --------    --------    --------    --------

                                                  (Dollars in Thousands, Except per Share Data)
INCOME STATEMENT DATA:
Net interest income                       $ 16,951    $ 16,026    $ 14,363    $ 13,951    $ 12,819
Provision for loan losses                      600         480         330         465         451
Non-interest income                          5,323       4,591       4,107       3,242       2,249
Realized gain on disposal of securities         24         387        --          --          --
Non-interest expense                        14,542      13,962      12,434      11,101       8,746
                                          --------    --------    --------    --------    --------
     Income before Income Taxes              7,156       6,562       5,706       5,627       5,871
Income tax expense                           1,961       1,708       1,470       1,565       1,704
                                          --------    --------    --------    --------    --------
     Net Income                           $  5,195    $  4,854    $  4,236    $  4,062    $  4,167
                                          ========    ========    ========    ========    ========

BALANCE SHEET DATA (PERIOD END):
Total assets                              $459,223    $409,017    $361,349    $337,643    $292,508
Loans (net)                                353,693     297,658     247,990     221,862     204,244
Securities - held-to-maturity                 --          --         2,845       2,929       3,330
Securities - available-for-sale             66,274      63,518      66,699      48,746      43,861
Federal funds sold                           1,712       8,919       9,429      18,015       1,095
Deposits                                   368,205     322,136     282,462     267,088     231,229
Long term debt                              30,906      29,706      24,349      19,756      16,110
Stockholders' equity                        49,386      46,864      43,642      41,204      38,179

PER SHARE DATA:
Basic earnings                            $   1.75    $   1.63    $   1.40    $   1.33    $   1.39
Diluted earnings                              1.75        1.63        1.40        1.33        1.39
Cash dividends declared                       0.74        0.59        0.49        0.46        0.42
Book value                                   16.71       15.81       14.56       13.55       12.74
Weighted average number common shares:
Basic                                        2,961       2,978       3,022       3,052       2,996
Diluted                                      2,968       2,978       3,022       3,052       2,996

SELECTED RATIOS:
Return on average assets                      1.19%       1.27%       1.23%       1.30%       1.50%
Return on average stockholders' equity       10.68%      10.70%       9.78%      10.19%      11.17%
Average equity to average assets             11.10%      11.88%      12.61%      12.79%      13.42%
Allowance for loan losses to
     total loans at end of period             1.39%       1.49%       1.66%       1.74%       1.61%
Dividend payout ratio                        42.16%      36.11%      34.89%      34.39%      30.20%






National Penn
FIVE-YEAR STATISTICAL SUMMARY
  (Dollars in thousands, except per share data)

  Year Ended                                            2003         2002          2001          2000          1999
                                                    ----------    ----------    ----------    ----------    ----------
BALANCE SHEET (1)
  Total assets                                      $3,512,574    $2,858,262    $2,727,482    $2,615,447    $2,351,968
  Total deposits                                     2,435,296     1,925,964     1,931,350     1,801,797     1,683,850
  Loans and leases, net (2)                          2,221,434     1,744,829     1,736,370     1,725,100     1,622,140
  Total investment securities                          934,375       650,930       597,687       563,980       529,411
  Total shareholders' equity                           317,813       222,360       195,682       183,216       154,938

  EARNINGS (1), (4)
  Total interest income                             $  165,648    $  163,178    $  180,748    $  188,588    $  172,223
  Total interest expense                                51,099        61,098        90,330       102,326        86,765
                                                    ----------    ----------    ----------    ----------    ----------
    Net interest income                                114,549       102,080        90,418        86,262        85,458
  Provision for loan and lease losses                    9,371        13,585         8,450         7,310         6,570
                                                    ----------    ----------    ----------    ----------    ----------
    Net interest income after provision
       for loan and lease losses                       105,178        88,495        81,968        78,952        78,888
  Other income                                          41,285        36,550        32,186        26,603        24,037
  Other expenses                                       103,033        82,268        74,433        73,088        69,458
                                                    ----------    ----------    ----------    ----------    ----------
    Income before income taxes                          43,430        42,777        39,721        32,467        33,467
  Income taxes                                           8,697         8,603         7,756         5,236         5,816
                                                    ----------    ----------    ----------    ----------    ----------
    Net income from continuing operations               34,733        34,174        31,965        27,231        27,651
    Net income from discontinued operations 8,621        2,060           769           557          --
                                                    ----------    ----------    ----------    ----------    ----------
    Net income                                      $   43,354    $   36,234    $   32,734    $   27,788    $   27,651
                                                    ----------    ----------    ----------    ----------    ----------

  Cash dividends paid                               $   21,234    $   17,664    $   16,519    $   14,538    $   13,595
  Dividend payout ratio                                  48.98%        48.75%        50.46%        52.32%        49.17%
  Return on average assets                                1.34%         1.30%         1.25%         1.13%         1.21%
  Return on average shareholders' equity                  16.2%         17.4%         16.8%         17.3%         17.2%

  PER SHARE DATA (3)
  Book value per share                                   13.09         10.23          8.91          8.34          7.08
  Basic earnings                                    $     1.82    $     1.66    $     1.49    $     1.27    $     1.26
  Diluted earnings                                  $     1.78    $     1.64    $     1.47    $     1.26    $     1.24
  Dividends paid in cash                                  0.89          0.81          0.75          0.67          0.62
  Dividends paid in stock                                    5%            5%            3%            5%            5%



(1) Balances have been restated for the sale of Panasia Bank, N.A. which is being presented as discontinued operations.
(2)  Includes loans held for sale.
(3) Restated to reflect a 5% stock dividend in 2003 and 2002, 3% stock dividend in 2001, and a 5% stock dividend in 2000 and 1999.
(4) Results of operations are included for the FirstService Bank acquisition for the period February 25, 2003 through December 31, 2003 and HomeTowne
     Heritage Bank for the period December 12, 2003 through December 31, 2003.


Comparative Per Share Data

     We have summarized the per share information for our companies on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with the historical financial statements (and related notes) contained in the annual and quarterly reports and other documents we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 87.

     The per share data is not necessarily indicative of the operating results that National Penn would have achieved had it completed the merger as of the beginning of the periods presented and should not be considered as representative of future operations.

                                                                        As of December 31, 2003
Earnings Per Common Share
Basic
   National Penn historical                                                    $1.82
   Peoples historical                                                          $1.75
   Pro forma combined (1)                                                      $1.80
   Equivalent pro forma for one share of Peoples common stock (2)              $2.71
Diluted
   National Penn historical                                                    $1.78
   Peoples historical                                                          $1.75
   Pro forma combined (1)                                                      $1.76
   Equivalent pro forma for one share of Peoples common stock (2)              $2.65
Cash Dividends Declared Per Common Share (3)
   National Penn historical                                                    $0.89
   Peoples historical                                                          $0.74
   Pro form combined                                                           $0.87
   Equivalent pro forma for one share of Peoples common stock (2)              $1.31
Book Value Per Common Share
   National Penn historical                                                    $13.09
   Peoples historical                                                          $16.71
   Pro forma combined                                                          $13.40
   Equivalent pro forma for one share of Peoples common stock (2)              $20.17

(1) Pro forma amounts do not include adjustments as if the merger occurred at the beginning of the period presented.
(2) The Peoples equivalent pro forma information shows the effect of the merger (with 70% of the outstanding People common stock exchanged for National Penn common stock and 30% of the outstanding shares of People common stock exchanged for cash) from the perspective of an owner of Peoples common stock. We calculated the Peoples equivalent information by multiplying the National Penn and Peoples combined pro forma per share amounts by an assumed exchange ratio of 1.505 and after giving effect to the pro forma adjustments. See "The Merger-Allocation of National Penn Common Stock and Cash."
(3) National Penn and Peoples have historically paid quarterly dividends, and National Penn expects to continue to declare dividends in accordance with historical practice.

                             SPECIAL CONSIDERATIONS

FAILURE TO COMPLETE THE MERGER COULD SEVERELY DISADVANTAGE PEOPLES.

     In order to complete the merger, Peoples must focus on meeting all merger conditions. If for any reason the merger does not occur, that failure could adversely affect Peoples' business and make it difficult for Peoples to attract other acquisition partners. Additionally, if the merger should fail to occur in certain circumstances that relate to a possible combination of Peoples with another acquirer, Peoples could be obligated to pay National Penn $7,000,000 as a termination fee. See "The Merger-Termination Fee," beginning at page 57.

IF THE MERGER HAS NOT OCCURRED BY SEPTEMBER 30, 2004, EITHER NATIONAL PENN OR PEOPLES IS GENERALLY FREE TO CHOOSE NOT TO PROCEED WITH THE MERGER.

     Either National Penn or Peoples may terminate the merger agreement if the merger has not been completed by September 30, 2004, unless such failure has resulted from the failure to perform by the party seeking to terminate the merger agreement. See "The Merger-"Termination" and "Termination Fee," beginning at page 56. There can be no assurance that all conditions to the merger will have been satisfied by September 30, 2004. See "The Merger-Conditions to the Merger," on page 55.

                                  RISK FACTORS

     By approving the merger, Peoples shareholders will be choosing to invest in National Penn's common stock or receive cash (or a combination of stock and cash) in exchange for shares of Peoples common stock. Because 70% of Peoples' shares will be exchanged for National Penn stock, there can be no assurance that those shareholders who elect to receive cash will, indeed, receive all or part cash for their shares. An investment in National Penn's common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in "A Warning About Forward-Looking Information" on page 26, you should carefully consider the matters described below in determining whether to approve the merger agreement.

SOME PEOPLES SHAREHOLDERS MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT THEY ELECT.

     The aggregate amount of cash consideration to be paid in the merger will equal the product of $49.54 multiplied by 30% of the outstanding shares of Peoples common stock on the effective date of the merger. See "The Merger-Merger Consideration." As of April 22, 2004, the aggregate cash amount to be paid by National Penn was approximately $43.9 million. The remaining merger consideration available for Peoples shareholders will be issued as shares of National Penn common stock. Depending on the elections made by all Peoples shareholders, certain Peoples shareholders who elect to receive shares of National Penn common stock may receive cash consideration for all or a portion of their shares of Peoples common stock. Alternatively, certain Peoples shareholders who elect to receive cash consideration may receive shares of National Penn common stock for all or a portion of their shares of Peoples common stock.

      In the event that Peoples shareholders oversubscribe for the available pool of cash or shares of National Penn common stock, either those Peoples shareholders electing to receive cash or those electing to receive National Penn common stock will have the consideration of the type they selected reduced on a pro rata basis and will receive all or a portion of their consideration in the form that they did not elect to receive. The pro rata allocation process will be administered by National Penn's exchange agent in a manner mutually agreed upon by Peoples and National Penn. Accordingly, at the time Peoples shareholders vote on the proposal to approve the merger agreement, they will not know the form of merger consideration that they will receive, regardless of their election prior to the merger. In addition, a Peoples shareholder may receive a pro rata amount of cash and National Penn common stock even if he or she has elected to receive all cash or all National Penn common stock. Further, to the extent that Peoples shareholders receive all or a portion of the merger consideration in a form that they did not elect, they also will not know the tax consequences that will result upon the exchange of their shares of Peoples common stock. See "The Merger-Certain Federal Income Tax Consequences."

BECAUSE THE MARKET PRICE OF NATIONAL PENN COMMON STOCK WILL FLUCTUATE, PEOPLES SHAREHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE NATIONAL PENN COMMON STOCK THAT THEY WILL RECEIVE IN THE MERGER.

     Under the terms of the merger agreement, and subject to certain exceptions as described elsewhere in this document, the exchange ratio for the stock consideration to be issued in connection with the merger is fixed at 1.505 shares of National Penn common stock for each share of Peoples common stock. The closing price of National Penn common stock as reported on the Nasdaq Stock Market was $33.21 on December 16, 2003, the date immediately preceding the day on which the merger was publicly announced. As of April 23, 2004, the closing price of National Penn common stock as reported on the Nasdaq Stock Market was $30.28. The market price of National Penn common stock may vary from these prices, and may also vary from the price on the date that this document is mailed to Peoples shareholders or on the date of the special meeting of Peoples shareholders. The market price of National Penn common stock may change as a result of a variety of factors, including general market and economic conditions, changes in its business, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of National Penn and are not necessarily related to a change in the financial performance or condition of National Penn. As a result of the fixed 1.505 exchange ratio, the market value of shares of National Penn common stock that a Peoples shareholder receives in the merger will decline correspondingly with declines in the market price of National Penn common stock prior to and as of the date the merger consideration is exchanged.

     There can be no assurance that the value of the National Penn common stock that Peoples shareholders receive in the merger will be substantially equivalent to the cash merger consideration of $49.54 per share, or that it will be substantially equivalent to the market price of National Penn common stock at the time Peoples shareholders vote to approve the merger agreement. We urge you to obtain current market quotations for National Penn common stock.

NATIONAL PENN'S BUSINESS IS SUBJECT TO INTEREST RATE RISK AND VARIATIONS IN INTEREST RATES MAY NEGATIVELY AFFECT ITS FINANCIAL PERFORMANCE.

     Changes in the interest rate environment may reduce profits. The primary source of income for National Penn is the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. As prevailing interest rates change, net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect National Penn's net interest spread, asset quality, loan origination volume and overall profitability.

FUTURE GOVERNMENTAL REGULATION AND LEGISLATION COULD LIMIT NATIONAL PENN'S FUTURE GROWTH.

     National Penn and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of National Penn and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. Any changes to these laws may negatively affect National Penn's ability to expand its services and to increase the value of its business. While we cannot predict what affect any presently contemplated or future changes in the laws or regulations or their interpretations would have on National Penn, these changes could be materially adverse to National Penn's shareholders.

NATIONAL PENN'S ABILITY TO PAY DIVIDENDS DEPENDS PRIMARILY ON DIVIDENDS FROM ITS BANKING SUBSIDIARY, WHICH ARE SUBJECT TO REGULATORY LIMITS.

     National Penn is a bank holding company and its operations are conducted by direct and indirect subsidiaries, each of which is a separate and distinct legal entity. Substantially all of National Penn's assets are held by its direct and indirect subsidiaries.

     National Penn's ability to pay dividends depends on its receipt of dividends from its direct and indirect subsidiaries. Its banking subsidiary, National Penn Bank, including National Penn Bank's divisions, the FirstService Bank and the HomeTowne Heritage Bank Divisions, is National Penn's primary source of dividends. Dividend payments from its banking subsidiary are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of the banking subsidiary to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. At December 31, 2003, approximately $8,618,000 was available without the need for regulatory approval for the payment of dividends to National Penn from its banking subsidiary. There is no assurance that National Penn's subsidiaries will be able to pay dividends in the future or that National Penn will generate adequate cash flow to pay dividends in the future. National Penn's failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

NATIONAL PENN'S FUTURE ACQUISITIONS COULD DILUTE YOUR OWNERSHIP OF NATIONAL PENN AND MAY CAUSE NATIONAL PENN TO BECOME MORE SUSCEPTIBLE TO ADVERSE ECONOMIC EVENTS.

     National Penn has used its common stock to acquire other companies in the past and intends to acquire or make investments in banks and other complementary businesses with its common stock in the future. National Penn may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest in National Penn. Future business acquisitions could be material to National Penn, and the degree of success achieved in acquiring and integrating these businesses into National Penn could have a material effect on the value of National Penn common stock. In addition, any such acquisition could require National Penn to use substantial cash or other liquid assets or to incur debt. In those events, National Penn could become more susceptible to economic downturns and competitive pressures.

COMPETITION FROM OTHER FINANCIAL INSTITUTIONS MAY ADVERSELY AFFECT NATIONAL PENN'S PROFITABILITY.

     National Penn's banking subsidiary faces substantial competition in originating loans, both commercial and consumer. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of National Penn's competitors enjoy advantages, including greater financial resources and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce National Penn's net income by decreasing the number and size of loans that its banking subsidiary originates and the interest rates it may charge on these loans.

      In attracting business and consumer deposits, National Penn's banking subsidiary faces substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of National Penn's competitors enjoy advantages, including greater financial resources, more aggressive marketing campaigns and better brand recognition and more branch locations. These competitors may offer higher interest rates than National Penn does, which could decrease the deposits that National Penn attracts or require National Penn to increase its rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect National Penn's ability to generate the funds necessary for lending operations. As a result, National Penn may need to seek other sources of funds that may be more expensive to obtain and could increase National Penn's cost of funds.

     National Penn's banking and non-banking subsidiaries also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, credit unions, insurance agencies and governmental organizations which may offer more favorable terms. Some of National Penn's non-bank competitors are not subject to the same extensive regulations that govern its banking operations. As a result, such non-bank competitors may have advantages over National Penn's banking and non-banking subsidiaries in providing certain products and services. This competition may reduce or limit National Penn's margins on banking and non-banking services, reduce its market share and adversely affect its earnings and financial condition.

THE LONG-TERM ECONOMIC EFFECTS OF TERRORIST ATTACKS ON THE UNITED STATES, THE WAR WITH IRAQ AND AN ECONOMIC SLOWDOWN COULD NEGATIVELY AFFECT FINANCIAL CONDITION.

     The long-term economic impact of the September 11, 2001 terrorist attacks in New York City and the Washington D.C. area and the Iraqi war has yet to be determined, and the ultimate cost associated with these events and related incidents may place significant burdens on the United States economy as a whole. If these events or additional terrorist attacks or other factors cause or worsen an overall economic decline, the financial condition and operating results of National Penn could be materially adversely affected. The long-term economic impact of the Iraqi war upon the financial markets in general could be negative. In addition, events such as the ones referred to could cause or contribute to a general decline in equity valuations, which in turn could reduce the market value of your investment in National Penn stock.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

     This document, including information incorporated by reference in this document, contains forward-looking statements with respect to the financial condition, results of operations and business of each of Peoples, Peoples Bank, National Penn and National Penn Bank. These include statements relating to revenues, cost savings and anticipated benefits resulting from the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "projects" or similar words or expressions.

     These forward-looking statements involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by such forward-looking statements. See "Special Considerations" and "Risk Factors" beginning on page 23 of this document.

     Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. We caution Peoples shareholders not to place undue reliance on such statements. These statements speak only as of the date of this document or, if made in any document incorporated by reference, as of the date of that document.

     All written or oral forward-looking statements attributable to National Penn, National Penn Bank, Peoples or Peoples Bank or any person acting on their behalf made after the date of this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither National Penn, National Penn Bank, Peoples nor Peoples Bank undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                   THE PEOPLES SPECIAL MEETING OF SHAREHOLDERS

When and Where the Special Meeting will be Held

     Peoples will hold a special meeting of its shareholders in the meeting room at Wyncote Golf Club, 50 Wyncote Drive, Oxford, Pennsylvania, at 9:30 a.m., local time, on May 27, 2004.

What will be Voted on at the Special Meeting

     At the special meeting, Peoples shareholders will consider and vote on:

     o A proposal to approve the merger agreement, which will approve the merger of Peoples into National Penn and related matters; and

     o A proposal to adjourn the meeting if more time is needed to solicit proxies.

Shareholders Entitled to Vote

     Peoples has set April 22, 2004, as the record date to determine which Peoples shareholders will be entitled to vote at the special meeting. Only Peoples shareholders at the close of business on this record date will be entitled to vote at the special meeting. As of the record date, there were 2,956,288 shares of Peoples common stock outstanding and entitled to be voted at the special meeting, held by approximately 725 shareholders of record. Each holder of shares of Peoples common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that Must be Represented for a Vote to be Taken

         In order to have a quorum, a majority of the total outstanding shares of Peoples common stock entitled to vote at the special meeting must be represented at the meeting in person or by proxy.

     We will count as present at the special meeting, for purposes of determining the presence or absence of a quorum:

     o Shares of Peoples common stock held by persons attending the Peoples special meeting, whether or not they are voting, and

     o Shares of Peoples common stock for which Peoples has received proxies, including proxies with respect to which holders of those shares have abstained from voting or not directed a vote.

Vote Required; Voting Agreements

     Approval of the merger agreement and the merger and approval of the adjournment proposal each requires the affirmative vote of the holders of a majority of the votes cast at the special meeting by shareholders entitled to vote on those matters.

     Because the required vote is a majority of the votes cast at the special meeting by shareholders entitled to vote on those matters, abstentions and broker non-votes (which are not considered votes cast under Pennsylvania law) will not affect the vote on approval of the merger agreement and the merger or the adjournment proposal.

     The directors and certain substantial shareholders of Peoples have agreed with National Penn to vote all shares of Peoples common stock for which they have voting power on the record date in favor of the merger agreement and the merger. On the record date, directors and certain substantial shareholders of Peoples had sole or shared voting power over 747,277 shares of Peoples common stock, or approximately 25.3% of the shares of Peoples common stock outstanding on the record date.

     No separate consideration was paid to any of the directors or certain substantial shareholder for entering into the agreements regarding voting, however, the directors and certain substantial shareholders of Peoples have interests in the merger as directors, substantial shareholders and employees that are different from those of other Peoples shareholders. National Penn required that such agreements be executed as a condition to National Penn entering into the merger agreement.

Voting your Shares

     The Peoples board of directors is soliciting proxies from the Peoples shareholders. This will give you an opportunity to vote at the Peoples special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions. If you do not vote by proxy or by attending the Peoples special meeting and voting in person, it will have the same effect as voting against the merger. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares "FOR" approval of the merger agreement and the merger.

Changing your Vote

     Any Peoples shareholder may revoke a proxy at any time before or at the special meeting in one or more of the following ways:

     o Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Susan H. Reeves, Chief Financial Officer of Peoples;

     o    Submitting a later-dated proxy; or

     o    Attending the special meeting and voting in person.

     You should send any written notice of revocation or subsequent proxy to Peoples, Attention: Susan H. Reeves, Chief Financial Officer, 24 South Third Street, P. O. Box 500, Oxford, PA 19363, or hand deliver the notice of revocation or subsequent proxy to Ms. Reeves before the taking of the vote at the special meeting. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs

     Peoples will pay the costs of soliciting proxies. In addition to solicitation by mail, directors, officers and employees acting on behalf of Peoples may solicit proxies for the special meeting in person or by telephone, telegraph, facsimile or other means of communication. Peoples will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. Peoples will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Peoples will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

                                   THE MERGER

     The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement which we incorporate by reference in this proxy statement/prospectus. A copy of the merger agreement is attached hereto as Annex A. We urge you to read the full text of the agreement carefully.

     The merger agreement provides that:

     o    Peoples will merge into National Penn;

     o Promptly after the merger of Peoples into National Penn, Peoples Bank will be merged into National Penn Bank; and

     o You, as a shareholder of Peoples, at your election, will receive either 1.505 shares of National Penn common stock, $49.54 in cash, or a combination of both National Penn common stock and cash, for shares of Peoples common stock you own. Nevertheless, your election is subject to allocation procedures so that 30% of Peoples common stock is exchanged for cash and 70% is exchanged for National Penn common stock.

     The board of directors of Peoples has unanimously approved and adopted the merger agreement and believes that the merger is in your best interests as a shareholder. The Peoples board of directors unanimously recommends that you vote "FOR" the merger agreement and the merger.

     The directors of Peoples have interests in the merger as directors that are different from yours as a Peoples shareholder. Peoples' board of directors considered these interests before approving and recommending the merger.

Background of the Merger

     Over the past several years, the board of directors and senior executive officers of Peoples have periodically conducted planning sessions to review the business operations and direction of Peoples, including a review and discussion of Peoples' strategic alternatives. These planning sessions have been conducted in light of Peoples' core purpose to be the leading financial services provider in Southern Chester County, Pennsylvania and adjacent markets for customers seeking a relationship with a trusted financial services firm that provides high quality products, services and information. Although the context in which the board of directors and management conduct the planning process has historically been to increase long-term value by remaining an independent financial institution, the board and management have also been acutely aware in recent years of changes in the financial services industry and the competitive challenges facing a smaller independent financial institution. These challenges include interest rate environments which have resulted in net interest margin pressure, increasing expense burdens for technology and training, increasing government regulation, and increasing customer expectations for sophisticated products and services.

     In early 2003, management and the board of directors were also generally aware of recent merger transactions involving Pennsylvania financial institutions in which the selling institution was able to receive a significant premium to market value for its stock. In early 2003, George C. Mason, Chairman of Peoples, and Hugh J. Garchinsky, President and Chief Executive Officer of Peoples, met with a representative of Sandler O'Neill Partners, L.P. on an introductory basis. Mr. Mason and Mr. Garchinsky remained in contact with representatives of Sandler O'Neill between February 2003 and September 2003 to generally discuss from time to time the financial services institutions industry in Peoples' market area, including merger activity involving Pennsylvania financial institutions. Peoples did not, however, contact any third party financial institution to solicit an indication of interest in a business combination with Peoples during this time.

     In September 2003, management concluded that it would be appropriate for the board of directors to more seriously consider a potential business combination involving Peoples. The board of directors was advised at its regularly scheduled meeting on September 16, 2003 that discussion of a potential business combination involving Peoples would be a topic for discussion at the board's previously scheduled off-site planning session to be held on October 23, 2003. In anticipation of the planning session, on or about September 30, 2003, management also requested Sandler O'Neill to provide Peoples with a draft form of engagement letter to act as Peoples' financial advisor in the event that the board of directors decided at the planning session to move forward with consideration of a business combination involving Peoples.

     On October 23, 2003, the board of directors held its previously scheduled all-day planning session to discuss, among other things, the desirability of Peoples exploring whether other financial institutions might have an interest in pursuing a business combination with Peoples and, if so, at what price. A portion of the meeting was moderated by a well-known banking industry analyst and university professor who presented his views on the banking industry as it related to Peoples. The board of directors also devoted substantial time and discussion at this meeting to strategies for Peoples to remain a successful independent financial institution, including the capital investments necessary to pursue those strategies. At the conclusion of this meeting, the board unanimously authorized the executive officers of Peoples to solicit indications of interest from selected financial institutions which might have an interest in a business combination with Peoples.

     Following the October 23 board planning session, members of Peoples senior management met with senior representatives of five regional Pennsylvania bank holding companies, including National Penn, to discuss their interest in submitting an indication of interest in a business combination involving Peoples. A representative of Sandler O'Neill also met with each of the prospective bidders without Peoples senior management present to review the bidding process, including pricing, transaction structure and related matters. These meetings occurred in late October and November 2003. Sandler O'Neill contacted one other financial institution, but that institution declined to meet with representatives of Peoples. Following these meetings, Peoples commenced a limited auction process with four of the five regional Pennsylvania bank holding companies previously contacted. Each of the institutions was requested to submit an indication of interest, including per share price. During this process, the Sandler O'Neill representative and a member of Peoples senior management met with three of the four prospective bidders to discuss Peoples' projected earnings, potential cost savings, and other issues relating to the operation of Peoples Bank. Peoples received indications of interest from the four institutions on November 26, 2003.

     On December 2, 2003, the board of directors of Peoples held a special meeting to consider the indications of interest received from the four regional bank holding companies. In addition to the board, representatives of Sandler O'Neill, Peoples' financial advisor, and a representative of Stevens & Lee, counsel to Peoples, attended this meeting. A representative of Sandler O'Neill reviewed with the board the financial terms of each written indication of interest received on November 26, 2003. All four bank holding companies submitted non-binding proposals on specified items, including the per share price and form of consideration, the treatment of outstanding stock options, ongoing board representation, the ongoing role of senior executives, and severance for employees who might not continue employment following the transaction. Of the four indications of interest received, only the indication of interest received from National Penn (offering $49.38 per share) and the indication of interest received from one other bank holding company (range of $49.00 to $49.50 per share) were acceptable to the board. Following an in-depth presentation to the board of directors by Sandler O'Neill of merger and acquisition activity, particularly in the eastern Pennsylvania market, and a review of the financial performance and prospects of National Penn and the other bank holding company, and after discussion of these and other factors deemed relevant to them, the board of directors unanimously agreed that management should continue to pursue a possible transaction with National Penn at a price of at least $49.38 per share of Peoples common stock and the ability of Peoples' shareholders to elect to receive either National Penn common stock or cash for their People' shares, subject to the overall limitation that 30% of Peoples' outstanding shares would be exchanged for cash and 70% of Peoples' outstanding shares would be exchanged for National Penn common stock. Following discussion by the board after this meeting, National Penn agreed to increase the value of the per share consideration to $49.54.

     Representatives of National Penn conducted a due diligence examination of Peoples on December 7 and December 9, 2003. Representatives of Peoples conducted a due diligence examination of National Penn on December 11. On December 11, counsel for National Penn circulated a draft merger agreement to Peoples and its advisors. From December 11 to December 17, a number of drafts of the merger agreement and related documents were circulated and negotiated by the parties and their respective advisors. Issues addressed by the parties during this period included the procedures for cash-stock elections by Peoples shareholders, conditions to closing the transactions, rights of the parties to terminate the merger agreement under certain circumstances, including as a result of decreases in National Penn's stock price as of the closing, the circumstances under which Peoples would be required to pay National Penn a termination fee in the event that the transaction did not close under certain circumstances, the terms of severance for employees who might not continue employment with National Penn following the transaction, the terms of the consulting or employment agreements for Messrs. Mason and Garchinsky, and the terms of the voting agreements required from Peoples' directors and affiliates.

     On the afternoon of December 17, 2003, the Peoples board of directors met with representatives of Sandler O'Neill and representatives of Stevens & Lee to review the proposed final merger documentation. Representatives of Sandler O'Neill presented a detailed analysis of the proposed transaction with National Penn from a financial point of view (see "--Opinion of Peoples' Financial Advisor") and a representative of Stevens & Lee reviewed in detail with the board the terms of the proposed merger agreement. At this meeting, a representative of Sandler O'Neill advised the board that, in the opinion of Sandler O'Neill, and based on facts known to Sandler O'Neill on that date, and subject to the qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion, the consideration to be received in the merger by shareholders of Peoples was fair, from a financial point of view, to such shareholders. The board discussed the transaction and the information presented by Peoples' advisors at length. Following discussion and responses to all questions from the board, the board unanimously approved the merger agreement with National Penn and agreed to recommend the merger agreement to Peoples' shareholders.

     Peoples and National Penn executed the merger agreement and related documents on the evening of December 17 and announced the transaction on the morning of December 18, 2003.

Peoples' Reasons for the Merger

     At its meeting on December 17, 2003, the board of directors of Peoples determined that the terms of the merger agreement are fair to and in the best interests of Peoples and its shareholders. In reaching its decision to approve the merger agreement, the board of directors of Peoples consulted with its financial advisor with respect to the financial aspects of the transaction and the fairness of the consideration to be received by Peoples shareholders in the transaction from a financial point of view and its legal counsel with respect to its legal responsibilities under the merger agreement. The board considered, among other things, the factors described above and the following factors:

     o The terms of the merger agreement and the transactions contemplated by the merger, including the consideration to be received by Peoples' shareholders in the merger. The board noted in particular that the implied transaction value per share of $49.85 at December 16, 2003 represented a multiple of approximately 28.3 times Peoples' trailing twelve-month earnings per share for the twelve months ended September 30, 2003, a core deposit premium of approximately 29% at September 30, 2003, approximately 300% of book value at September 30, 2003, and a premium of approximately 36% over the $36.50 per share price of Peoples common stock as of the close of business on December 17, 2003 (the day prior to public announcement of the merger transaction).

     o The fact that Peoples' shareholders would have the ability to elect to receive either shares of National Penn common stock or cash for some or all of their shares of Peoples common stock, subject to the overall limitation that 70% of Peoples outstanding shares of common stock would be exchanged for National Penn common stock and 30% of Peoples outstanding shares of common stock would be exchanged for cash.

     o The board's perception of the future operating results that could be obtained from continuing to operate Peoples as an independent community financial institution, and the likely benefits to shareholders from such operation, compared with the value of the merger consideration offered by National Penn.

     o The opinion rendered by Sandler O'Neill Partners, L.P., as financial advisor to Peoples, that, subject to the qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion, the consideration to be received by shareholders of Peoples in the merger is fair to such shareholders from a financial point of view.

     o The terms of the merger agreement and the structure of the merger transaction, including the fact that the merger is intended to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes to shareholders of Peoples to the extent that shares of National Penn common stock are received.

     o National Penn's agreement to appoint George C. Mason or another Peoples director reasonably acceptable to National Penn to the board of directors of National Penn through the date of National Penn's annual meeting in 2009, and its agreement to appoint Hugh J. Garchinsky or another Peoples' director reasonably acceptable to National Penn to the board of directors of National Penn Bank for a period of three years following the merger.

     o National Penn's agreement to cause National Penn Bank to form and operate a separate banking division called the "Peoples Bank of Oxford, a Division of National Penn Bank," consisting of Peoples' existing branch offices and two additional offices to be opened by the Division following the merger, and to establish the Peoples Bank of Oxford Division Board of Directors consisting of Peoples' existing directors and up to two National Penn representatives, for a period of at least two years following the effective date.

     o The ability of Peoples' board of directors to terminate the merger agreement in the event that the price of National Penn common stock declines by more than 20% from National Penn's price immediately prior to signing the merger agreement and that price decline exceeds by 10% or more than the price decline in an index of eight comparable bank holding companies or in the event that the price of National Penn common stock declines by more than 27% from the National Penn's price immediately prior to signing the merger agreement without reference to any other index.

     o For Peoples shareholders receiving National Penn common stock, the receipt of a substantially higher cash dividend payout based on the stock exchange ratio and the greater liquidity of National Penn common stock, which is quoted on the National Market tier of the Nasdaq Stock Market, compared to Peoples common stock.

     o The current and prospective economic, competitive and regulatory environment facing Peoples and independent community banking institutions generally, which is characterized by continuing consolidation nationally, and in Pennsylvania particularly, and resulting increased competition.

     o The perceived compatibility of the management and business philosophies of Peoples and National Penn, including with respect to agricultural lending.

     o Information concerning the business, earnings, operations, financial condition, and prospects of Peoples and National Penn, individually and on a combined basis, and prices, multiples of earnings per share and premiums to book value and core deposits paid in other recent acquisitions.

     o The fact that Peoples employees who do not continue as employees of National Penn will be entitled to receive severance benefits, depending on years of service with Peoples, and that retention bonuses of up to $250,000 would be paid to designated Peoples employees who remain with National Penn through the operational merger of The Peoples Bank of Oxford and National Penn Bank.

     o The potential impact of the merger on the various constituencies served by Peoples, including the positive effects on customers of the additional products and services and increased lending capacity which would be available after the merger, and the negative effects resulting from potential job loss.

     The foregoing list of factors considered by Peoples' board of directors is not exhaustive but does include all material factors considered by the board. The board of directors did not quantify or assign relative or specific weights to the various factors that it considered. Rather, the board based its recommendation on the totality of the information presented to it. In addition, individual members of the board of directors may have differing importance to the various factors considered.

     After deliberating with respect to the proposed transaction with National Penn, considering, among other things, the matters discussed above and the opinion of Sandler O'Neill referred to above, Peoples' board of directors unanimously approved and adopted the merger agreement and the transaction with National Penn.

Recommendation of the Peoples Board of Directors

     The Peoples board of directors has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Peoples and its shareholders. Accordingly, the Peoples board of directors unanimously recommends that Peoples shareholders vote "FOR" approval of the merger agreement and the merger.

Opinion of Peoples' Financial Advisor

     By letter dated as of October 1, 2003, Peoples retained Sandler O'Neill to act as its financial advisor in connection with a possible business combination with another financial institution. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

     Sandler O'Neill acted as financial advisor to Peoples in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. At the December 17, 2003 meeting at which Peoples' board considered and approved the merger agreement, Sandler O'Neill delivered to the board its oral opinion, subsequently confirmed in writing, that, as of such date, the merger consideration was fair to Peoples' shareholders from a financial point of view. Sandler O'Neill has confirmed its December 17th opinion by delivering to the board a written opinion dated the date of this proxy statement/prospectus. In rendering its updated opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which its analyses were based, performing procedures to update certain of its analyses and reviewing the other factors considered in rendering its opinion. The full text of Sandler O'Neill's updated opinion is attached as Annex C to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

     Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the Peoples board and is directed only to the fairness of the merger consideration to Peoples shareholders from a financial point of view. It does not address the underlying business decision of Peoples to engage in the merger or any other aspect of the merger and is not a recommendation to any Peoples shareholder as to how such shareholder should vote at the special meeting with respect to the merger, the form of consideration a shareholder should elect in the merger or any other matter.

     In connection with rendering its opinions, Sandler O'Neill reviewed and considered, among other things:

     1. The merger agreement together with certain of the exhibits and schedules thereto;

     2. Certain publicly available financial statements and other historical financial information of Peoples that Sandler O'Neill deemed relevant;

     3. Certain publicly available financial statements and other historical financial information of National Penn that Sandler O'Neill deemed relevant;

     4. Internal financial projections for Peoples for the years ending December 31, 2004 through 2006 prepared by and reviewed with management of Peoples;

     5. Internal financial projections for National Penn for the year ending December 31, 2004 prepared by and reviewed with management of National Penn and earnings per share estimates for National Penn for the year ending December 31, 2004 published by I/B/E/S;

     6. The pro forma financial impact of the merger on National Penn, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of Peoples and National Penn;

     7. The publicly reported historical price and trading activity for Peoples' and National Penn's common stock, including a comparison of certain financial and stock market information for Peoples and National Penn with similar publicly available information for certain other companies the securities of which are publicly traded;

     8. The financial terms of certain recent business combinations in the commercial banking and thrift institutions industries, to the extent publicly available;

     9. The current market environment generally and the banking environment in particular; and

     10. Such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

     Sandler O'Neill also discussed with certain members of senior management of Peoples the business, financial condition, results of operations and prospects of Peoples and held similar discussions with certain members of senior management of National Penn regarding the business, financial condition, results of operations and prospects of National Penn.

     In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of Peoples and National Penn that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and they did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Peoples or National Penn or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of Peoples or National Penn, nor did it review any individual credit files relating to Peoples or National Penn. With Peoples' consent, Sandler O'Neill assumed that the respective allowances for loan losses for both Peoples and National Penn were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill did not conduct any physical inspection of the properties or facilities of Peoples or National Penn. Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement were not waived. Sandler O'Neill also assumed, with Peoples' consent, that there had been no material change in Peoples' and National Penn's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that Peoples and National Penn would remain as going concerns for all periods relevant to its analyses, and that the merger will not be taxable for federal income tax purposes at the corporate level. Finally, with Peoples' consent, Sandler O'Neill relied upon the advice Peoples received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the Agreement.

     In rendering its December 17, 2003 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Peoples or National Penn and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Peoples or National Penn and the companies to which they are being compared.

     With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, Peoples' and National Penn's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of such managements of the future financial performance of Peoples and National Penn, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for Peoples and National Penn were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

     In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Peoples, National Penn and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Peoples board at the December 17th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of Peoples' common stock or National Penn's common stock or the prices at which Peoples' or National Penn's common stock may be sold at any time.

     Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of National Penn's common stock on December 16, 2003 of $33.21 and assuming 70% of Peoples' shares would be converted into National Penn stock at an exchange ratio of 1.505 and the remaining 30% would be converted into $49.54 per share in cash in the merger, Sandler O'Neill calculated an implied transaction value of $49.85 per share. Based upon financial information for Peoples as of and for the twelve-month period ending September 30, 2003, Sandler O'Neill calculated the ratios for the merger set forth below:

--------------------------------------------------------------------------------
Transaction Ratios
--------------------------------------------------------------------------------

      Transaction value/LTM Earnings per share                           28.3x
      Transaction value/Estimated 2004 Earnings per share                24.7x
      Transaction value/Tangible book value per share                    300.7%
      Transaction value/Stated book value per share                      300.7%
      Tangible book premium/Core deposits (1)                            29.1%
--------------------------------------------------------------------------------

         (1) Assumes Peoples' total core deposits are $338.3 million.

     For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share. The aggregate transaction value was approximately $149.6 million, based upon 2,956,288 shares of Peoples common stock outstanding as of September 30, 2003, plus the value of outstanding options to purchase 85,950 shares of Peoples common stock based upon the weighted average exercise price of $24.13 per share. Sandler O'Neill noted that the transaction value represented a 36.6% premium over the December 16, 2003 closing price of Peoples' common stock. Sandler O'Neill also noted that the transaction represented a 77.4% premium over the closing price of Peoples common stock on November 14, 2003, the approximate date upon which Peoples began the limited auction process for the sale of the company.

     Peoples Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of Peoples' common stock and the relationship between the movements in the prices of Peoples' common stock to movements in certain stock indices, including the Standard & Poor's Bank Index, the Nasdaq Bank Index, and the median performance of a peer group of publicly traded commercial banks selected by Sandler O'Neill. The composition of the peer group is discussed under "Peoples Comparable Company Analysis" below. During the five year period ended December 15, 2003, Peoples' common stock under-performed all of the indices to which it was compared.


----------------------------------------------------------------------------------------------------------------------
Peoples' Five-Year Stock Performance
----------------------------------------------------------------------------------------------------------------------

                                         Beginning Index Value                  Ending Index Value
                                         December 15, 1998                      December 15, 2003
                                         ---------------------                  ---------------------
Peoples                                  100.00%                                105.04%
Peer Group                               100.00                                 111.54
Nasdaq Bank Index                        100.00                                 162.39
S&P Bank Index                           100.00                                 116.06


     Peoples Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information for Peoples and a comparable group of commercial banking institutions selected by Sandler O'Neill. The peer group consisted of the following publicly traded institutions headquartered in Pennsylvania that had total assets ranging from $300 million to $550 million at September 30, 2003:


American Bank Incorporated                           Mid Penn Bancorp, Inc.
Codorus Valley Bancorp, Inc.                         Norwood Financial Corp.
Comm Bancorp, Incorporated                           NSD Bancorp, Inc.
Commercial National Financial Corporation            Penns Woods Bancorp, Inc.
East Penn Financial Corporation

     The analysis compared publicly available financial information for Peoples with the median data for the institutions in the Peoples peer group as of or for the period ended September 30, 2003. The table below sets forth the results of the comparison, with pricing data as of December 16, 2003.

                                                  Peoples    Peoples Peer Group

Total assets (in millions)                     $   456.4        $   392.7
Tangible equity/tangible assets                    10.74%            9.14%
Intangible assets/total equity                      0.00             0.93%
Net loans/total assets                             73.58            61.21
Gross loans/total deposits                         94.15            75.67
Total borrowings /total assets                      9.43            10.22
Loan loss reserve/gross loans                       1.44             1.18
Net interest margin                                 4.16             3.88
Non-interest income/average assets                  1.29             0.76
Fees/revenues                                      25.20            19.12
Non-interest expense/average assets                 3.35             2.63
Efficiency ratio                                   65.17            62.95
LTM Return on average assets                        1.20             1.01
LTM Return on average equity                       10.87            11.00
EPS compound annual growth rate (1997-2002)         5.97             5.54
Stock price                                   $    36.50
Price/ book value per share                       220.10%          182.50%
Price/tangible book value per share               220.10           189.31
Price/LTM earnings per share                       20.74x           16.53x
Dividend payout ratio                              38.07%           39.23%
Dividend yield                                      1.84             2.43
Market capitalization (in millions)           $    107.9        $    70.7

(1) The closing price of Peoples common stock on December 16, 2003 was $36.50.

     The results of the same comparison, with pricing data as of November 14, 2003, the approximate date upon which the limited auction process for the sale of the company was begun, is shown in the table set forth below.

Price/ book value per share                       169.45%          178.08%
Price/tangible book value per share               169.45           179.93
Price/LTM earnings per share                      15.97x           17.81x
Dividend payout ratio                              38.07%           39.23%
Dividend yield                                      2.38              2.51
Market capitalization (in millions)            $    83.1        $    72.0

     The closing price of Peoples common stock on November 14, 2003 was $28.10.

     Peoples Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of Peoples through December 31, 2007 under various circumstances, assuming Peoples' projected dividend stream and that Peoples performed in accordance with the earnings projections from 2003 through 2006 reviewed with Peoples' management. For 2007, Sandler O'Neill assumed an annual growth rate of earning per share of approximately 14%. To approximate the terminal value of Peoples common stock at December 31, 2007, Sandler O'Neill applied price/earnings multiples ranging from 10x to 20x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 8% to 12% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Peoples common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of Peoples common stock of $19.34 to $41.29. The implied transaction value of the merger as calculated by Sandler O'Neill was $49.85 per share.



Earnings Per Share Multiples

--------------------------- -------------- -------------- -------------- -------------- -------------- --------------
Discount Rate               10x            12x            14x            16x            18x            20x
--------------              -------------- -------------- -------------- -------------- -------------- --------------
  8.0%                      $22.36         $26.14         $29.93         $33.72         $37.50         $41.29
  9.0%                       21.55          25.19          28.83          32.47          36.11          39.75
10.0%                        20.78          24.28          27.78          31.29          34.79          38.29
11.0%                        20.04          23.41          26.78          30.15          33.52          36.89
12.0%                        19.34          22.58          25.83          29.07          32.32          35.56
--------------------------- -------------- -------------- -------------- -------------- -------------- --------------



     In connection with its analyses, Sandler O'Neill considered and discussed with the Peoples Board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made and the results thereof are not necessarily indicative of actual values or future results.

     Analysis of Selected Merger Transactions. Sandler O'Neill reviewed the ninety-one merger transactions announced from January 1, 2003 through December 16, 2003 involving commercial banking institutions nationwide as acquired institutions with transaction values greater than $15 million. Sandler O'Neill also reviewed six merger transactions announced during the same period involving depository institutions (including both thrifts and commercial banks) in the eastern Pennsylvania region with transaction values greater than $15 million. Sandler O'Neill reviewed the multiples of transaction price at announcement to last twelve months' earnings per share, transaction price to estimated current year earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits and premium to market price and computed high, low, mean and median multiples and premiums for both groups of transactions. These multiples were applied to Peoples' financial information as of and for the twelve months ended September 30, 2003. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of Peoples' common stock of $36.74 to $47.63 based upon the median multiples for nationwide commercial banking institution transactions and $41.44 to $52.10 based upon the median multiples for eastern Pennsylvania depository institution transactions. The implied transaction value of the merger as calculated by Sandler O'Neill was $49.85 per share.




----------------------------------------------------------------------------------------------------------------------
Nationwide & Eastern Pennsylvania Transaction Multiples
----------------------------------------------------------------------------------------------------------------------
                                                        Nationwide                      Eastern Pennsylvania
                                                        ------------------------        -----------------------
                                                        Median          Implied         Median          Implied
                                                        Multiple        Value           Multiple        Value
                                                        ----------      --------        --------        -------
Transaction price/LTM EPS                                 21.91x        $38.43            25.38x        $44.52
Transaction price/Estimated 2004 EPS                      18.99x        $38.36            25.45x        $51.41
Transaction price/Book value                             239.76%        $39.76           268.75%        $44.57
Transaction price/Tangible book value                    251.99%        $41.79           283.99%        $47.09
Tangible book premium/Core deposits (1)                   17.62%        $36.74            21.72%        $41.44
Premium to market (2)                                     30.49%        $47.63            42.73%        $52.10
------------------------------------------------------- --------------- --------------- --------------- --------------
(1)   Assumes Peoples' total core deposits are $338.3 million.
(2)   Based on Peoples' December 16, 2003 closing price of $36.50.



     Sandler O'Neill also reviewed the premium to market percentages of sellers in the eastern Pennsylvania and nationwide groups one month prior to the announcement of their transactions and calculated the median percentages for those groups. The median percentages, 67.29% and 37.60%, respectively, were then applied to imputed stock prices for Peoples as of September 30, 2003. Sandler O'Neill derived an imputed range of transaction values per share of $40.02 to $43.20 based upon the median premium percentages for the nationwide transactions and $48.66 to $52.52 based upon the median premium percentages for eastern Pennsylvania transactions. Sandler O'Neill calculated the Peoples' imputed stock price used in this analysis by applying the median multiples of price/LTM earnings per share, the median multiple price/stated book value and price to tangible book value of the Peoples peer group discussed under the "Comparable Company Analysis" for Peoples above to People's financial information as of and for the twelve months ended September 30, 2003. The implied transaction value of the merger as calculated by Sandler O'Neill was $49.85 per share.

     National Penn Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of National Penn's common stock and the relationship between the movements in the prices of National Penn's common stock, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Standard & Poor's Bank Index, the Nasdaq Bank Index, and the median performance of a peer group of publicly traded commercial banks selected by Sandler O'Neill. The composition of the peer group is discussed under "National Penn Comparable Company Analysis" below. During the five year period ended December 16, 2003, National Penn outperformed the Standard & Poor's 500 Index, the Standard & Poor's Bank Index, and its peer group and under-performed the Nasdaq Bank Index.


-----------------------------------------------------------------------------------------------------------------
Five-Year Stock Performance
-----------------------------------------------------------------------------------------------------------------

                                         Beginning       Index      Value       Ending          Index       Value
                                         December 16, 1998                      December 16, 2003
                                         -------------------------------------  ---------------------------------

National Penn                            100.00%                                143.37%
Peer Group                               100.00                                 135.30
Nasdaq Bank Index                        100.00                                 162.91
S&P Bank Index                           100.00                                 117.63
S&P 500 Index                            100.00                                  92.53



     National Penn Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information for National Penn and a comparable group of commercial banking institutions selected by Sandler O'Neill. The peer group consisted of the following publicly traded institutions that had total assets ranging from $1.1 billion to $9.3 billion at September 30, 2003:

First Commonwealth Financial Corporation                      S&T Bancorp, Inc.
Fulton Financial Corporation                                  Sterling Financial Corporation
Harleysville National Corporation                             Susquehanna Bancshares, Inc.
Omega Financial Corporation                                   Univest Corporation of Pennsylvania




     The analysis compared publicly available financial information for National Penn with the median data for the institutions in the National Penn peer group as of or for the period ended September 30, 2003. The table below sets forth the results of the comparison, with pricing data as of December 16, 2003.



                                                                                    National Penn
                                                                  National Penn      Peer Group
                                                               ----------------    ---------------
Total assets (in millions)                                     $    3,629.2       $   2,690.8
Tangible equity/tangible assets                                        7.07%             8.47%
Intangible assets/total equity                                        23.32             10.32
Net loans/total assets                                                63.87             63.45
Gross loans/total deposits                                            89.49             85.88
Total borrowings/total assets                                         15.15             13.15
Non-performing assets/assets                                           0.56              0.36
Loan loss reserves/gross loans                                         2.16              1.28
Net interest margin                                                    4.32              3.98
Non-interest income/average assets                                     1.35              1.39
Fees/revenues                                                         26.63             27.28
Non-interest expense/average assets                                    3.34              2.82
Efficiency ratio                                                      62.16             60.60
LTM Return on average assets                                           1.32              1.47
LTM Return on average equity                                          16.14             14.80
Earnings per share compound annual growth rate (1997-2002)            10.62              9.24
Price/ book value per share                                          272.80%           231.81%
Price/tangible book value per share                                  355.75            266.46
Price/LTM earnings per share                                          19.09x            16.10x
Price/ 2003 estimated earnings per share                              18.98             16.04
Price/ 2004 estimated earnings per share                              17.48             15.03
Dividend payout ratio                                                 37.76%            50.02%
Dividend yield                                                         1.98              3.02
Market capitalization (in millions)                             $     804.4       $     763.5



     National Penn Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of National Penn through December 31, 2007 under various circumstances, assuming National Penn's projected dividend stream and that National Penn performed in accordance with the earnings projections for 2003 and 2004 reviewed with National Penn's management. For periods after 2004, Sandler O'Neill assumed an annual growth rate of earning per share of approximately 9%. To approximate the terminal value of National Penn's common stock at December 31, 2007, Sandler O'Neill applied price/earnings multiples ranging from 10x to 20x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 8% to 12% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of National Penn common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of National Penn common stock of $18.82 to $39.57. The closing price of National Penn's common stock on December 16, 2003 was $33.21.


Earnings Per Share Multiples

---------------- -------------- -------------- --------------- -------------- -------------- --------------
Discount Rate    10x            12x            14x             16x            18x            20x
--------------   -------------- -------------- --------------- -------------- -------------- --------------
  8.0%           $21.72         $25.29         $28.86          $32.43         $36.00         $39.57
  9.0%            20.94          24.38          27.81           31.24          34.67          38.10
10.0%             20.20          23.50          26.80           30.11          33.41          36.71
11.0%             19.49          22.67          25.85           29.02          32.20          35.38
12.0%             18.82          21.88          24.93           27.99          31.05          34.11
---------------- -------------- -------------- --------------- -------------- -------------- --------------


     Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger closes in the second quarter of 2004, (2) 30% of the Peoples shares are exchanged for cash at a value of $49.54 per share, (3) 70% of the Peoples shares are exchanged for shares of National Penn common stock at an exchange ratio of 1.505, (4) stock options are exchanged for options on National Penn common stock using the exchange ratio, and (5) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by the senior managements of Peoples and National Penn. The analysis indicated that for the year ending December 31, 2005, the first full year after the closing of the merger, the merger would be slightly accretive to National Penn's projected earnings per share. The analysis also indicated that on June 30, 2004 (the assumed closing date of the merger), the merger would be dilutive to National Penn's tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Peoples has agreed to pay Sandler O'Neill a transaction fee in connection with the merger of 0.95% of aggregate transaction value, or approximately $1.379 million (based on the closing price of National Penn's common stock on April 22, 2004), which is contingent, and payable, upon closing of the merger. Peoples will also pay Sandler O'Neill a $250,000 fee for rendering its opinion, which will be credited against the transaction fee due upon closing of the merger. Peoples has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     Sandler O'Neill has in the past provided certain investment banking services to National Penn and has received compensation for such services and may provide, and receive compensation for, such services in the future, including during the pendency of the merger. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to Peoples and National Penn and their respective affiliates and may actively trade the debt and/or equity securities of Peoples and National Penn and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

National Penn's Reasons for the Merger

     National Penn's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to those of National Penn, which operate in strong markets that are geographically compatible with National Penn's operations, and which can be acquired at an acceptable cost. In evaluating acquisition opportunities, National Penn generally considers potential revenue enhancements and operating efficiencies, asset quality, interest rate risk, and management capabilities.

     In determining the terms of its proposal for Peoples and whether to enter into the merger agreement, National Penn's board of directors considered a number of factors, including the following:

     o The geographic location of Peoples' franchise, which helps National Penn expand its presence in southern Chester County, Pennsylvania and represents National Penn's first expansion into Maryland, which are among National Penn's top priorities in its corporate strategic plan.

     o The acquisition of Peoples allows National Penn to immediately build upon its newly acquired HomeTowne Heritage division in Lancaster County, Pennsylvania.

     o Peoples' customer service-oriented emphasis and community office bank structure, which are consistent with National Penn's general business approach.

     o Peoples' priority in serving the small and mid-size business, farming and professional sectors.

     o Peoples' strong management team, who have the leadership talent to ensure the continuation of National Penn's tradition of high performance community offices.

     o The ranking of Peoples as among the best of the remaining independent banks in Chester County relative to net interest margin, overhead efficiency and return on equity.

     o The financial condition, operating results and future prospects of National Penn and Peoples.

     o Historical pro forma financial information on the merger, including, among other things, pro forma book value and earnings per share information, dilution analysis, and capital ratio impact information.

     o A review of comparable transactions, including a comparison of the price being paid in the merger with the prices paid in other comparable financial institution mergers, expressed as, among other things, multiples of book value and earnings.

     o Management's view, based on, among other things, such comparable transactions review, that the consideration paid is fair to National Penn and its shareholders from a financial point of view.

     In approving the transaction, the National Penn board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process. Individual directors may have given one or more factors more weight than other factors. The emphasis of the National Penn board's discussion, in considering the transaction, was on the strategic benefits and financial aspects of the transaction, particularly:

     o The enhanced franchise value discussed above, including pro forma market share information relating to deposits in Chester County, Pennsylvania.

     o Perceived opportunities to increase the combined company's commercial lending, and to reduce the combined company's operating expenses, following the merger.

     o The expectation that the merger would be non-dilutive to earnings per share by the end of the first year of combined operations, and accretive in the second year in light of the potential revenue enhancements and cost savings.

     There can be no certainty that the above benefits of the merger anticipated by the National Penn board will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see "A Warning About Forward-Looking Information" at page 26 and "Risk Factors" at page 23.

Terms of the Merger

     Effect of the Merger

     Upon completion of the merger, the separate legal existence of Peoples will cease. Peoples will be merged into National Penn and promptly thereafter, Peoples Bank will be merged into National Penn Bank. All property, rights, powers, duties, obligations, debts and liabilities of Peoples will automatically be deemed transferred to National Penn Bank, as the surviving bank in the merger. National Penn and National Penn Bank will continue to be governed by their respective articles of incorporation/articles of association and the bylaws as in effect immediately prior to the merger.

     As part of the merger of Peoples Bank into National Penn Bank, National Penn Bank will establish a separate banking division called "Peoples Bank of Oxford, a Division of National Penn Bank" and will establish the "Peoples Bank of Oxford Division Board of Directors" to advise National Penn Bank from time to time regarding business development, marketing and expansion of the Peoples Bank of Oxford Division.

     What You Will Receive in the Merger

Consideration
-------------

     In the merger, you are entitled to elect to receive either 1.505 shares of National Penn common stock, $49.54 in cash, or a combination of both cash and National Penn common stock for shares of Peoples common stock you own. Your election, however, is subject to allocation procedures described below which limit the aggregate amount of National Penn common stock and the aggregate amount of cash that will be exchanged for Peoples common stock in the merger. In the discussions below, we may refer to the number of shares of National Penn common stock to be received for each share of Peoples common stock being converted into National Penn common stock as the "per share stock consideration," and to the amount of cash to be received for each share of Peoples common stock being converted into cash as the "per share cash consideration."

     Under the merger agreement (i) the number of shares of Peoples common stock that will be exchanged for National Penn common stock will be equal to seventy percent (70%) of the total number of shares of Peoples common stock issued and outstanding on the effective date of the merger and (ii) the number of shares of Peoples common stock that will be exchanged for $49.54 per share in cash upon completion of the merger will be equal to thirty percent (30%) of the total number of shares of Peoples common stock issued and outstanding on the effective date. In the discussions below, we may refer to the total amount of stock to be issued to Peoples shareholders in the merger as the "aggregate stock consideration" and the total amount of cash to be issued to Peoples shareholders in the merger as the "aggregate cash consideration."

     As of April 22, 2004, the aggregate cash amount to be paid by National Penn to Peoples shareholders was $43.9 million. The remaining merger consideration will be issued in the form of shares of National Penn common stock. As a result, the actual allocation of cash and shares of National Penn common stock that Peoples shareholders receive in the merger will depend on the elections of other Peoples shareholders, and may be different from what a Peoples shareholder actually elects. Since the aggregate amount of cash consideration to be paid to Peoples shareholders is fixed, to the extent that Peoples shareholders either oversubscribe or undersubscribe for the available pool of cash consideration, National Penn's exchange agent will allocate among such oversubscribing or undersubscribing Peoples shareholders based upon the allocation procedures set forth in the merger agreement and described in further below.

     Because the exchange ratio of 1.505 shares of National Penn common stock for each share of Peoples common stock is fixed, no assurance can be given that the value of the per share stock consideration that is received in the merger will be substantially equivalent to the $49.54 per share cash consideration. In addition, no assurance can be given that the value of the per share stock consideration that is received by a Peoples shareholder at the effective time of the merger will be substantially equivalent to the value of the per share stock consideration as it would be computed at the time of the vote to approve the merger or at the time Peoples shareholders elect the form of merger consideration to be received. As the market value of National Penn common stock fluctuates, based on numerous factors, the value of the shares of National Penn common stock that a Peoples shareholder will receive will correspondingly fluctuate, and may be greater or less than the $49.54 per share cash consideration.

     The stock exchange ratio (1.505 shares of National Penn common stock for each share of Peoples common stock) will be appropriately adjusted if there is a stock split, stock dividend, reverse stock split or other similar event regarding National Penn common stock before completion of the merger. By way of illustration, if National Penn would declare and pay a stock dividend of 5% on or prior to the effective date of the merger, the stock exchange ratio would be adjusted upward by 5% and those Peoples shareholders entitled to receive National Penn common stock would receive 1.58 shares of National Penn common stock for each share of Peoples common stock.

Illustration of Election Alternatives for Peoples Shareholders

     The following table shows the relationship between the closing value share price of National Penn common stock and the total amount of consideration that would be received in exchange for 100 shares of Peoples common stock, depending on whether the holder of Peoples stock elected to receive all cash, all stock, or a mix of both cash and stock and no pro-ration occurs. The assumed closing price of National Penn common stock in the table ranges from the highest ($34.41) to the lowest ($29.72) closing sale price per share of National Penn common stock during the first quarter of 2004.

     As indicated in the table, a closing value share price of National Penn common stock of $32.917 per share produces nearly the same total consideration received, regardless of which election is made. As the closing value share price of National Penn common stock rises above $32.917 per share, a Peoples shareholder receiving stock will receive relatively more consideration per share of Peoples common stock on the closing date than if he or she received cash for his or her shares of Peoples common stock on the closing date. Conversely, as the closing value share price of National Penn common stock falls below $32.917 per share, a Peoples shareholder receiving cash consideration will receive relatively more consideration on the closing date per share of Peoples common stock than if he or she received National Penn common stock for his or her shares of Peoples common stock on the closing date. The foregoing comparisons of receiving cash and stock consideration are independent of tax considerations.



               ILLUSTRATIVE ELECTION ALTERNATIVES FOR A HOLDER OF
                       100 SHARES OF PEOPLES COMMON STOCK

                Mixed Election (1)                       Cash Election         Stock Election
                ------------------                       -------------         --------------

-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
Assumed
Closing                     Value of                                         Value of      Cash
Price of                    National      Total             Cash Received    National      Received
National       Cash         Penn stock    Consideration     (Total           Penn Stock    For          Total
Penn Common    Received     Received      Received     for  Consideration    Received      Fractional   Consideration
Stock          (2)          (2), (3)      100 Shares        Received)        (4)           Share        Received (5)
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$34.41         $2,485.60    $2,580.75     $5,066.35         $4,954           $5,161.50     $17.21       $5,178.71
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$33.91         $2,485.48    $2,543.25     $5,028.73         $4,954           $5,086.50     $16.81       $5,103.31
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$33.41         $2,485.35    $2,505.75     $4,991.10         $4,954           $5,011.50     $16.71       $5,028.21
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$32.917        $2,485.23    $2,468.78     $4,954.01         $4,954           $4,937.55     $16.46       $4,954.01
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$32.41         $2,485.10    $2,430.75     $4,915.85         $4,954           $4,861.50     $16.21       $4,877.71
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$31.91         $2,484.98    $2,393.25     $4,878.23         $4,954           $4,786.50     $15.96       $4,802.46
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$31.41         $2,484.85    $2,355.75     $4,840.60         $4,954           $4,711.50     $15.71       $4,727.21
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$30.91         $2,484.73    $2,318.25     $4,802.98         $4,954           $4,636.50     $15.46       $4,651.96
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$30.41         $2,484.60    $2,280.75     $4,765.35         $4,954           $4,561.50     $15.21       $4,576.71
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$29.91         $2,484.48    $2,243.25     $4,727.73         $4,954           $4,486.50     $14.96       $4,501.46
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------
$29.72         $2,482.43    $2,229.00     $4,711.43         $4,954           $4,458.00     $14.86       $4,472.86
-------------- ------------ ------------- ----------------- ---------------- ------------- ------------ -----------------


     (1) This assumes that 50% (50 shares) of the Peoples shares are exchanged for the cash consideration of $49.54 per share and 50% are exchanged for National Penn common stock.

     (2) The value of the .25 fractional share resulting from the conversion of the Peoples shares to National Penn shares is added to the cash received.

     (3) This is the value of 75 shares of National Penn common stock, resulting from application of the exchange ratio of 1.505 shares of National Penn common stock for each share of Peoples common stock. The value of the fractional share (.25 share) will be paid in cash.

     (4) This is the value of 150 shares of National Penn common stock, resulting from application of the exchange ratio of 1.505 shares of National Penn common stock for each share of Peoples common stock. The value of the fractional share (.50 share) will be paid in cash.

     (5) Total consideration is the value of 150 shares of National Penn common stock plus the amount paid in cash for the .5 fractional share.

Election and Exchange Procedures

     Subject to the allocation process described in the next section, each Peoples shareholder may elect to receive with respect to his or her shares of Peoples common stock, all National Penn common stock, all cash or a combination of National Penn common stock and cash.

     Stock Election Shares. Peoples shareholders who validly elect to receive National Penn common stock for some or all of their shares will receive the per share stock consideration for that portion of the shareholder's shares of Peoples common stock equal to the shareholder's stock election, subject to the allocation process described below. In our discussion, we refer to shares held by shareholders who have made stock elections as "stock election shares."

     Cash Election Shares. Peoples shareholders who validly elect to receive cash for some or all of their shares will receive the per share cash consideration for that portion of the shareholder's shares of Peoples common stock equal to the shareholder's cash election, subject to the allocation process described below. In our discussion below, we refer to shares held by Peoples shareholders who have made cash elections as "cash election shares."

     No-Election Shares. Shares held by Peoples shareholders (i) who indicate that they have no preference as to whether they receive National Penn common stock or cash, (ii) who do not make a valid election, or (iii) who fail to properly perfect dissenters' rights will be deemed to be "no-election shares." No election shares will be converted into the per share stock consideration unless there is an oversubscription of the stock consideration, in which case the no election shares will be converted into the per share cash consideration." See "Allocation of National Penn Common Stock and Cash" below.

     A fixed amount of stock consideration and cash consideration will be paid to Peoples shareholder as described above. Accordingly, there is no assurance that a Peoples shareholder will receive the form of consideration that the shareholder elects with respect to any or all of his or her shares of Peoples common stock. If the elections of Peoples shareholders result in an oversubscription for the available pool of per share stock consideration or the per share cash consideration, the procedures for allocating National Penn common stock and cash to be received by Peoples shareholders will be followed by National Penn's exchange agent. See "Allocation of National Penn Common Stock and Cash" below.

     Election Form. At least 22 business days before the anticipated date of completion of the merger, National Penn's exchange agent will mail to you an election form along with instructions on electing to receive National Penn common stock or cash or a combination of stock and cash for your Peoples stock. The deadline for making your election will be 5:00 p.m. on the day that is two business days prior to closing of the merger. You must carefully follow the instructions from National Penn's exchange agent. Your election will be properly made only if by the deadline date, you have submitted to National Penn's exchange agent at its designated office, a properly completed and signed election form that is accompanied by your Peoples stock certificate. The Peoples stock certificate must be in a form that is acceptable for transfer (as explained in the election form). If your election is not properly made, your shares of Peoples stock will be treated as "no election shares." Neither National Penn nor its exchange agent will be under any obligation to notify any person of any defects in an election form.

     Within ten business days after the effective date of the merger, National Penn's exchange agent will mail certificates representing shares of National Penn common stock and/or checks representing the merger consideration for shares of Peoples common stock, together with cash in lieu of fractional share interests, to former shareholders of Peoples who have timely submitted an effective election form along with their Peoples stock certificates.

     If you do not timely submit an election form along with your certificates for Peoples common stock, you will receive from National Penn's exchange agent promptly after completion of the merger, a letter of transmittal with instructions for submitting your Peoples stock certificate for exchange for National Penn common stock or the cash consideration of $49.54 per share. At that time, you will need to carefully review the instructions, complete the materials enclosed with the instructions and return the materials along with your Peoples stock certificate. Whether you will receive National Penn common stock or cash will depend on the election of other Peoples shareholders. (See "Allocation of National Penn Common Stock and Cash" below.) Within ten business days after receipt of the properly completed letter of transmittal and your Peoples stock certificate, National Penn's exchange agent will mail a certificate representing shares of National Penn common stock or a check (or a combination of stock certificate and check) for the merger consideration. No interest will be paid on any cash payment.

     Certificates representing shares of National Penn common stock will be dated the effective date of the merger and will entitle the holders to dividends, distributions and all other rights and privileges of a National Penn shareholder from the effective date. Until the certificates representing Peoples common stock are surrendered for exchange after completion of the merger, holders of such certificates will not receive the cash or stock consideration or dividends or distributions on the National Penn common stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. National Penn has the right to withhold dividends or any other distributions on its shares until the Peoples stock certificates are surrendered for exchange.

     Until surrendered, each Peoples stock certificate, following the effective date, is evidence solely of the right to receive the merger consideration. In no event will either National Penn or Peoples be liable to any former Peoples shareholder for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

     National Penn will not issue any fractions of a share of common stock. Rather, National Penn will pay cash (without interest) for any fractional share interest any Peoples shareholder would otherwise be entitled to receive in the merger. For each fractional share that would otherwise be issued, National Penn will pay by check an amount equal to the fractional share interest to which such holder would otherwise be entitled multiplied by the closing price of National Penn common stock on the closing date. Shares of Peoples common stock issued and held by Peoples as treasury shares as of the effective date, if any, will be canceled.

Allocation of National Penn Common Stock and Cash
--------------------------------------------------

     Notwithstanding the election of Peoples shareholders to receive cash, National Penn common stock or a combination of stock and cash in the merger (i) the number of shares of Peoples common stock that will be exchanged for National Penn common stock will be equal to seventy percent (70%) of the total number of shares of Peoples common stock issued and outstanding on the effective date of the merger and (ii) the number of shares of Peoples common stock that will be exchanged for $49.54 each in cash upon completion of the merger will be equal to thirty percent (30%) of the total number of shares of Peoples common stock issued and outstanding on the effective date of the merger.

     Oversubscription of the Stock Consideration. If the aggregate number of shares of National Penn common stock that would be issued in the merger upon the conversion of the stock election shares is more than the aggregate stock consideration, then:

     o all cash election shares and no election shares will be converted into the per share cash consideration;

     o National Penn's exchange agent will then convert on a pro rata basis a sufficient number of stock election shares into cash election shares such that the aggregate cash amount that will be paid in the merger equals as closely as possible the aggregate cash consideration

     o all shares converted into cash election shares through the pro rata process described in the point above will be converted into the per share cash consideration; and

     o the remaining shares will be converted into the per share stock consideration.

     Oversubscription of the Cash Consideration. If the aggregate cash amount that would be paid in the merger upon the conversion of the cash election shares is more than the aggregate cash consideration, then:

     o all stock election shares and no election shares will be converted into the per share stock consideration;

     o National Penn's exchange agent will then convert on a pro rata basis a sufficient number of cash election shares into stock election shares such that the aggregate cash amount that will be paid in the merger equals as closely as possible the aggregate cash consideration;

     o all shares converted into stock election shares through the pro rata process described in the point above will be converted into the per share stock consideration; and

     o the remaining shares will be converted into the per share cash consideration.

     Because the United States federal income tax consequences of receiving National Penn common stock, cash, or both National Penn common stock and cash will differ, Peoples shareholders are urged to read carefully the information set forth under the caption "Certain Federal Income Tax Consequences" and to consult their tax advisors for a full understanding of the merger's tax consequences to them. In addition, because the per share stock consideration can fluctuate in value during the election period, the economic value per share received by Peoples shareholders who receive the stock consideration may, as of the date of receipt by them, be more or less than the amount of cash consideration per share received by Peoples shareholders who receive cash consideration.

     Stock Options

     As of the record date for the special meeting, various directors, officers and employees of Peoples held options to purchase a total of 83,950 shares of Peoples common stock, all granted under Peoples' stock option plans. When the merger takes place, each Peoples stock option still outstanding will cease to be a right to purchase shares of Peoples common stock and will be converted automatically into an option to purchase shares of National Penn common stock. National Penn will assume each such option, in accordance with the terms of the Peoples stock option plans, except that from and after the merger's effective date:

          o National Penn and its board of directors or a duly authorized committee of the board will be substituted for Peoples and Peoples' board of directors or board committee to administer the Peoples stock option plans.

          o Each Peoples stock option assumed by National Penn may be exercised solely for shares of National Penn common stock. The number of shares of National Penn common stock issuable upon the exercise of the converted options and the exercise price for the converted option will be appropriately adjusted to reflect the merger consideration. This adjustment is described in the following two paragraphs.

          o The number of shares of National Penn common stock subject to each converted option will be equal to the quotient of (1) the product of the number of shares of Peoples common stock originally subject to that option times the original exercise price of that option; divided by (2) the adjusted exercise price of that option immediately following the effective date of the merger.

          o The exercise price of each Peoples option immediately after the effective date will be equal to the quotient of: (x) the product of the closing price of National Penn common stock on the effective date of the merger times the original exercise price of that option, divided by (y) $49.54 (the per share cash consideration in the merger).

     National Penn Common Stock

     Each share of National Penn common stock outstanding immediately prior to completion of the merger will remain outstanding and unchanged by the merger.

Effective Date

     The merger will take effect when all conditions to the merger, including obtaining shareholder and regulatory approval, have been fulfilled or waived or as soon as practicable thereafter as we mutually select. Regulatory approval cannot be waived. We presently expect to close the merger in mid-June 2004. See "The Merger-Conditions to the Merger" and "The Merger-Regulatory Approvals" at pages 55 and 59, respectively.

Representations and Warranties

     The merger agreement contains customary representations and warranties relating to, among other things:

          o Organization of National Penn and Peoples and their respective subsidiaries.

          o    Capital structures of National Penn and Peoples.

          o Due authorization, execution, delivery, performance and enforceability of the merger agreement.

          o Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

          o Consistency of financial statements with accounting principles generally accepted in the United States.

          o Absence of material adverse changes, since September 30, 2003, in the consolidated assets, business, financial condition or results of operations of National Penn or Peoples.

          o    Filing of tax returns and payment of taxes.

          o    Absence of undisclosed material pending or threatened litigation.

          o    Compliance with applicable laws and regulations.

          o Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

          o    Quality of title to assets and properties.

          o    Maintenance of adequate insurance.

          o    Absence of undisclosed brokers' or finders' fees.

          o Absence of material environmental violations, actions or liabilities.

          o Accuracy of information supplied by National Penn and Peoples for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of National Penn common stock in the merger, this document, and all applications filed with regulatory authorities for approval of the merger.

          o Documents filed with the Securities and Exchange Commission and the accuracy of information contained therein.

          o Validity and binding nature of loans reflected as assets in the financial statements of Peoples and National Penn.

          o    Tax and accounting treatment of the merger.

Conduct of Business Pending the Merger

     In the merger agreement, we each agreed to use our reasonable good faith efforts to preserve our business organizations intact, to maintain good relationships with employees, and to preserve the goodwill of customers and others with whom we do business.

     In addition, Peoples agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the merger agreement or consented to by National Penn. Peoples also agreed in the merger agreement that Peoples will not, without the written consent of National Penn:

          o    Change its articles of incorporation or bylaws.

          o Change the number of authorized or issued shares of its capital stock; repurchase any shares of its capital stock; redeem or otherwise acquire any shares of its capital stock; or issue or grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock, except for the issuance of up to 85,450 shares of Peoples common stock upon the exercise of Peoples stock options outstanding on December 17, 2003.

          o Declare, set aside or pay any dividend or other distribution in respect of its capital stock, except that Peoples may pay its regular quarterly cash dividend at a rate of $0.17 per share and Peoples may declare and pay a special 2003 year-end dividend in an amount not to exceed $0.10 per share.

          o Grant any severance or termination pay, except in accordance with policies or agreements in effect on December 17, 2003; or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement.

          o    Grant any job promotions except in accordance with past practice.

          o Grant any pay increase or pay any bonus except for: (i) routine periodic increases, merit pay increases and pay raises in connection with promotions, all in accordance with past practice, provided that such pay increases and raises shall not exceed five percent in the aggregate; (ii) annual bonuses in the ordinary course for 2003, determined consistently with past practice;
               (iii) annual bonuses in the ordinary course for 2004, determined consistently with past practice and pro rated to the closing date of the merger; (iv) and retention bonuses on account of the merger granted in good faith reasonable amounts not exceeding $250,000 in the aggregate.

          o Engage in any merger, acquisition, leasing, purchase and assumption transaction or any similar transaction; or open, relocate or close any office or take any action with respect thereto.

          o Dispose of or encumber any assets or incur any debt other than in the ordinary course of business and consistent with past practice.

          o Waive, release, grant or transfer any rights of material value, or modify or change in any material respect any existing material agreement to which Peoples is a party, other than in the ordinary course of business, consistent with past practice.

          o Change any accounting methods, principles or practices, except as may be required by accounting principles generally accepted in the United States.

          o Implement any new employee benefit or welfare plan, or amend any such plan except as required by law.

          o Amend or otherwise modify its underwriting and other lending guidelines and policies or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice.

          o Enter into, renew, extend or modify any transaction with any affiliate of Peoples, other than deposit and loan transactions in the ordinary course of business and which comply with applicable laws and regulations.

          o Enter into any interest rate swap, floor or cap or similar arrangement.

          o Take any action that would give rise to a right of payment to any person under any employment agreement, except in the ordinary course of business consistent with past practice.

          o Purchase any security for its investment portfolio not rated "AAA" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or with a remaining maturity of more than five years.

          o Except as already disclosed to National Penn, make any capital expenditure of $100,000 or more; undertake or enter into any lease, contract or other commitment, other than in the ordinary course of business, involving an unbudgeted expenditure of more than $75,000 or extending beyond 12 months from December 17, 2003.

          o Take any action that would preclude the treatment of the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986.

          o    Agree to do any of the foregoing.

     Peoples also agreed in the merger agreement, among other things:

          o To permit National Penn, if National Penn elects to do so at its own expense, to cause a "phase I environmental audit" to be performed at any physical site owned or occupied by Peoples.

          o To suspend the operation of its dividend reinvestment through the earlier of completion of the merger or termination of the merger agreement.

          o To submit the proposed merger to its shareholders for approval at a special meeting to be held as soon as practicable, with an approval recommendation by its board of directors.

     We jointly agreed, among other things:

          o To prepare all applications for, and use our reasonable best efforts to obtain, all required regulatory approvals.

          o Subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement.

          o    To maintain adequate insurance.

          o    To maintain accurate books and records.

          o    To file all tax returns and pay all taxes when due.

          o To cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate (i) any contract or arrangement Peoples or any Peoples subsidiary may have with an outside service bureau or other vendor of services; or (ii) any in-house back office, support, processing or other operational activities or services of Peoples or any Peoples subsidiary, including accounting, loan processing and deposit services, and substitute a contract or arrangement between National Penn or any National Penn subsidiary and Peoples for the provision of similar services to Peoples.

          o To deliver to each other monthly and quarterly financial statements.

          o To deliver to each other all public disclosure documents that may be filed under the Securities Exchange Act of 1934.

          o To agree upon the form and substance of any press release or public disclosure related to the proposed merger.

Conditions to the Merger

     Our obligations to complete the merger are subject to various conditions, including the following:

          o The merger agreement shall have been duly approved by the Peoples shareholders.

          o All necessary governmental approvals for the merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired. See "The Merger-Regulatory Approvals" at page 59.

          o There shall not be any order, decree, or injunction in effect preventing the completion of the transactions contemplated by the merger agreement.

          o We shall each have received an opinion of our counsel or a letter from our independent certified public accountants that, among other things, the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and any gain realized in the merger will be recognized only to the extent of cash or other property (other than National Penn common stock) received in the merger, including cash received in lieu of fractional share interests. See "The Merger-Certain Federal Income Tax Consequences" at page 67.

     In addition to the foregoing, our obligations to close the merger are each conditioned on:

          o The accuracy in all material respects as of December 17, 2003, and as of the effective date of the merger, of the representations and warranties of the other, except as to any representation or warranty which specially relates to an earlier date and except as otherwise contemplated by the merger agreement.

          o The other's performance in all material respects of all covenants and obligations required to be performed by it at or prior to the effective date of the merger.

          o Other conditions which are customary for transactions of the type contemplated by the merger agreement. See "The
               Merger-Representations and Warranties" and "The Merger-Conduct of Business Pending the Merger" at pages 51 and 52, respectively.

     Except for the requirements of Peoples shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, we each may waive each of the conditions described above in the manner and to the extent described in "The Merger-Amendment; Waiver" at page 55.

Amendment; Waiver

     Subject to applicable law, at any time prior to completion of the merger, we may:

          o    Amend the merger agreement.

          o Extend the time for the performance of any of the obligations or other acts of the other required in the merger agreement.

          o Waive any inaccuracies in the representations and warranties of the other contained in the merger agreement.

          o Waive compliance by the other with any of the agreements or conditions contained in the merger agreement, except for the requirements of Peoples shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

Termination

     The merger agreement may be terminated at any time prior to the effective date of the merger by our mutual consent.

     The merger agreement may also be terminated by either party if:

          o The other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the merger agreement, and such breach remains uncured 30 days after written notice of such breach is given to the breaching party (however, if the breach cannot reasonably be cured within this 30-day period, but may reasonably be cured within 60 days and such cure is being diligently pursued, no termination can occur before the expiration of such 60 day period);

          o The closing of the merger does not occur by September 30, 2004, unless this is due to the failure of the party seeking to terminate the merger agreement to perform or observe any agreements required to be performed by such party before closing;

          o Any regulatory authority whose approval or consent is required for completion of the merger issues a definitive written denial of such approval or consent and the time period for appeals or requests for reconsideration has expired; or

          o Peoples shareholders do not approve the merger agreement at the special meeting.

     In addition, the merger agreement contains a provision under which Peoples may terminate the merger agreement if:

          o The average closing sale price of National Penn common stock for the ten trading-day period ending two business days prior to the closing date is less than $26.57 per share, but not less than $24.24 per share; and

          o The quotient obtained by dividing the average closing sale price of National Penn common stock for the ten trading days ending two business days prior to the closing by $33.21 per share is less than

          o the quotient obtained by dividing the average per share closing sale price of a peer group of bank holding company common stocks for the ten trading-day period ending two business days prior to the closing by the average per share closing sale price of that same group of bank holding company common stocks on December 16, 2003 and then subtracting 0.10 from this quotient.

     The peer group bank holding companies are (1) Susquehanna Bancshares, Inc.;
(2) Fulton Financial Corporation; (3) Harleysville National Corporation; (4) Univest Corp; (5) S&T Bancorp; (6) First Commonwealth Financial; (7) Omega Financial Corp.; and (8) Sterling Financial Corporation. If any peer group company declares or effects a stock split or similar capital transaction during the measurement period, the prices of that company's common stock will be appropriately adjusted in determining the average per share closing sale price of the peer group common stocks.

     Peoples may also terminate the merger agreement if the average closing sale price of National Penn common stock for the ten trading-day period ending two business days prior to the closing is less than $24.24 per share.

     Peoples' board of directors has made no decision as to whether it would exercise its right to terminate the merger agreement if either of the termination provisions relating to the price of National Penn common stock is triggered. In considering whether to exercise its right to terminate the merger agreement, Peoples' board of directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel.

     The updated fairness opinion received by Peoples from Sandler O'Neill is dated as of April 26, 2004 and is based on conditions in effect on such date. Accordingly, the fairness opinion does not address the possibilities presented if either of the termination provisions relating to the price of National Penn common stock is triggered, including the possibility that Peoples' board of directors might elect to continue with the merger even if Peoples has the ability to terminate the merger agreement under one of these provisions. See "The Merger-Opinion of Peoples' Financial Advisor" at page 34.

     Approval of the merger agreement by Peoples' shareholders will confer on Peoples' board of directors the power to complete the merger even if either of these price-related termination provisions is triggered, without any further action by, or re-solicitation of the votes of, Peoples shareholders.

     Peoples shareholders should be aware that the market price of National Penn common stock will fluctuate and could possibly decline. Accordingly, the value of the National Penn common stock actually received by holders of Peoples common stock may be more or less than the value of National Penn common stock used in applying the market price test or on the effective date of the merger.

Termination Fee

     Peoples has agreed to pay a fee of $7,000,000 to National Penn if Peoples fails to complete the merger and National Penn is not in material breach of the merger agreement after the occurrence of any one of the following events:

          o a person or group acquires beneficial ownership of 25% or more of the common stock of Peoples; or

          o Peoples enters into a written agreement or understanding to merge or consolidate, to have 25% or more of its ownership or voting power acquired in the future, or to have all or substantially all of its assets or liabilities acquired, or

          o Peoples authorizes, recommends or publicly proposes, or announces an intention to authorize, any of the foregoing transactions, or

          o Peoples shareholders fail to approve the merger or the special meeting is canceled after:

               |X| the Peoples board of directors has withdrawn or modified its recommendation to shareholders to approve the merger and the merger agreement;

               |X| another group or person has announced an offer or proposal to acquire 10% or more of the outstanding common stock of Peoples or to merge or consolidate with Peoples or to acquire all or substantially all of Peoples' assets;

               |X| any one or more directors or officers of Peoples or other persons who have signed a letter agreement with National Penn relating to the ownership of Peoples common stock over which the director, officer or other person has voting power, acting jointly or severally, and who individually or in then aggregate, beneficially own 1% or more of Peoples common stock, fails to maintain continued ownership of all such shares in accordance with the letter agreement; or

               |X| any director or officer of Peoples or other person who has signed a letter agreement with National Penn relating to voting of Peoples common stock over which the director, officer or other person has voting power, fails to vote all such shares for the merger. See "Summary-Peoples directors and other substantial shareholders have agreed to vote in favor of the merger" on page 15.

No Solicitation of Other Transactions

     Peoples has agreed that it will not, and will not allow others under its control to, directly or indirectly:

          o Initiate, solicit, encourage or take any other action to facilitate, any inquiries relating to, or the making of any acquisition proposal by a third party which relates to a merger, consolidation or acquisition of Peoples or any of its subsidiaries, acquisition of all or substantially all of the assets of Peoples or any of its subsidiaries or acquisition of ownership or voting power over 10% or more of the outstanding common stock of Peoples or any of its subsidiaries;

          o Enter into or participate in any discussions or negotiations with a third party regarding any acquisition proposal or inquiry described above; or

          o Agree to or endorse any acquisition proposal or inquiry described above.

     Peoples has also agreed to notify National Penn promptly if any acquisition proposal or inquiry described above is received by Peoples from any third party, unless it believes that such notification would violate the Peoples directors' fiduciary duties.

     Notwithstanding the foregoing, if Peoples' board of directors concludes in good faith after consultation with its legal and financial advisors, that failure to do any of the following things would constitute a breach of their fiduciary duties to Peoples' shareholders, Peoples' board may:

          o furnish confidential and non-public information concerning Peoples to a third party.

          o    engage in discussions or negotiations with a third party.

          o following receipt of a third party's acquisition proposal, take and disclose to its shareholders a position with respect to the proposal.

          o following receipt of a third party's acquisition proposal, withdraw or modify its recommendation of the merger.

For a discussion of circumstances under which certain actions relating to a possible change in control involving Peoples could result in Peoples being required to pay the termination fee of $7,000,000, see "Termination Fee" above.

Nasdaq Listing

     Peoples' obligation to complete the merger is subject to the condition that National Penn common stock continues to be authorized for quotation on the National Market tier of the Nasdaq Stock Market.

Expenses

     National Penn and Peoples will each pay all costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Regulatory Approvals

     Completion of the merger is subject to the prior receipt of all consents or approvals of, and the provision of all notices to federal and state authorities required to complete the merger of National Penn and Peoples and the subsequent merger of Peoples Bank into National Penn Bank.

     National Penn and Peoples have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the merger. These approvals include approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Pennsylvania Department of Banking and the Office of the Comptroller of the Currency. The merger cannot proceed in the absence of these required regulatory approvals.

     A merger of two bank holding companies requires the prior approval of the Federal Reserve Board under the Bank Holding Company Act. Under this law, the Federal Reserve Board generally may not approve any proposed transaction:

          o that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States; or

          o that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the Federal

               Reserve Board finds that the public interest in meeting the convenience and needs of the communities served outweighs the anti-competitive effects of the proposed transaction.

     The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve Board also must take into account the record of performance of National Penn Bank and Peoples Bank in meeting the credit needs of their communities, including low and moderate-income neighborhoods. In addition, the Federal Reserve Board must take into account the effectiveness of the bank holding companies in combating money laundering activities. Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing. Any transaction approved by the Federal Reserve Board generally may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the U.S. Department of Justice, the waiting period may be reduced to 15 days. As of the date of this document, the Federal Reserve Board has approved the merger of National Penn and Peoples.

     State Approvals and Notices. The merger is subject to the prior approval of the Pennsylvania Department of Banking under Section 115 of the Pennsylvania Banking Code. In determining whether to approve the merger, the Pennsylvania Department of Banking will consider, among other things, whether the purposes and probable effects of the merger would be consistent with the purposes of the Pennsylvania Banking Code, as set forth in Section 103 of the Banking Code, and whether the merger would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or stockholders of the institutions involved.

     Bank Merger. The merger of Peoples Bank into National Penn Bank is subject to the approval of the Comptroller of the Currency under the Bank Merger Act. The OCC generally considers the same factors when determining whether to approve a merger of banks as the Federal Reserve Board considers when determining whether to approve a merger of bank holding companies.

     Applications. National Penn filed applications with the Federal Reserve Board and the Pennsylvania Department of Banking on March 24, 2004 and March 31, 2004 respectively, requesting approval of the merger of Peoples with and into National Penn. National Penn filed an application with the Office of the Comptroller of the Currency requesting approval of the merger of Peoples Bank with and into National Penn Bank on April 21, 2004. The applications described the terms of the merger, the parties involved, and the activities to be conducted by the combined companies/banks as a result of the transactions, and contained certain financial and managerial information. Copies of the applications were provided to the U.S. Department of Justice and other governmental agencies.

     We are not aware of any material governmental approvals or actions that are required to complete the merger, except as described above. If any other approval or action is required, we expect that we will seek such approval or action.

Management and Operations After the Merger

     After the merger, National Penn Bank will establish a separate banking division called "Peoples Bank of Oxford, a division of National Penn Bank," which, except for the Georgetown office of Peoples Bank, will consist of all of Peoples' present community offices and any additional community offices opened by the Peoples Bank of Oxford Division. The Georgetown office of Peoples Bank will be combined with the

Georgetown office of National Penn Bank's HomeTowne Heritage Bank Division and the combined office will be part of the HomeTowne Heritage Bank Division.

     National Penn Bank will also establish the "Peoples Bank of Oxford Division Board of Directors" to advise National Penn Bank from time to time regarding sales, marketing and expansion of the Peoples Bank of Oxford Division. The Peoples Bank of Oxford Division Board of Directors will consist of the members of Peoples' board of directors on the effective date of the merger, one or two executive officers of National Penn who will be selected by National Penn, and such other persons as the Peoples Bank of Oxford Division Board of Directors may select from time to time.

     National Penn has agreed to operate the Peoples Bank of Oxford Division and maintain the Peoples Bank of Oxford Division Board of Directors in existence for at least two years after the effective date of the merger, except in certain circumstances set forth in the merger agreement.

     Upon completion of the merger and subject to all applicable legal requirements, National Penn has agreed that its board of directors will appoint one person (the "Peoples Nominee") selected by Peoples' board of directors and approved by National Penn (approval was granted in the merger agreement to George C. Mason) to serve as a director of National Penn, effective as of the effective date of the merger. The Peoples Nominee will serve as a Class I Director with a term expiring in April 2006. National Penn has also agreed, subject to the mandatory retirement age provision of its bylaws, to cause the Peoples Nominee (or any successor selected as described below) to be re-nominated for election to National Penn's board of directors for at least one full three-year term thereafter.

     Upon completion of the merger of Peoples Bank into National Penn Bank, the directors and executive officers of National Penn Bank prior to the merger will continue, in their respective capacities, as directors and executive officers of National Penn Bank. In addition, one person (the "Peoples Bank Nominee") selected by Peoples' board of directors and approved by National Penn (approval was granted in the merger agreement to Hugh J. Garchinsky) will become a director of National Penn Bank as of the effective date. National Penn and National Penn Bank have agreed to take all steps necessary to ensure that the Peoples Bank Nominee (or any successor selected as described below) is elected to the National Penn Bank board of directors for each of the three years following the effective date, if such person is in office as a director of National Penn on the annual election dates and has not reached the mandatory retirement age set forth in the bylaws of National Penn and National Penn Bank.

     If the Peoples Nominee or the Peoples Bank Nominee (or any successor selected as described in this sentence) resigns, dies or is otherwise removed from the board of directors of National Penn or National Penn Bank prior to the end of the term of office or three-year period, as the case may be, the Peoples Division Board of Directors will have the right to select a successor, subject to compliance with the mandatory retirement age provisions of the bylaws of National Penn and National Penn Bank, such person being "independent" under SEC and Nasdaq rules, and the approval of National Penn.

Employment; Severance

     National Penn has agreed that after consultation with George C. Mason and Hugh J. Garchinsky, it will meet with each Peoples employee at or near the time of the closing of the merger to inform each Peoples employee of the likelihood of his or her continued employment with National Penn, National Penn Bank or any other National Penn subsidiary after the merger. Following the closing, any Peoples employee will be given the opportunity to apply for any employment position posted within the National Penn system and Peoples applicants will be given priority consideration.

     All employees of Peoples and each Peoples subsidiary are eligible for possible severance benefits except that:

          o No person who receives any payment or benefit pursuant to any "change-in-control" or similar agreement, plan or right will receive severance benefits; and

          o No person with an operating systems conversion support role of any kind will receive severance benefits unless he or she continues in employment for 30 days following the actual consolidation and conversion of Peoples Bank's operating systems with and into National Penn Bank's operating systems (presently scheduled to be completed not later than July 16, 2004).

     Severance benefits will consist of two week's pay (at then current levels) for each year of an employee's service with Peoples or any Peoples subsidiary. The minimum benefit shall be eight weeks' salary for full-time employees and the maximum severance benefit will be 26 weeks' salary. Such benefits will be paid as salary continuation. Severance pay will be pro-rated for part-time employees.

     A person eligible for severance benefits will receive such benefits if his or her employment is terminated other than for "cause" within twelve months following the effective date of the merger. Any person whose employment with National Penn is terminated without cause more than twelve months after the effective date of the merger will receive such severance benefits from National Penn as are provided under National Penn's general severance policy for such terminations. Any such person will be given full credit for each year of service as an employee of Peoples or any Peoples subsidiary.

Employee Benefits

     When the merger takes effect, each employee of Peoples or any Peoples subsidiary who becomes an employee of National Penn or of a National Penn subsidiary will be entitled to full credit for each year of service with Peoples for purposes of determining eligibility for participation and vesting, but not benefit accrual, in National Penn's employee benefit plans, programs and policies.

     The employee benefits provided to former employees of Peoples or its subsidiaries after the merger's effective date will be reasonably equivalent in the aggregate to the employee benefits provided by National Penn or its subsidiaries to their similarly situated employees. The National Penn medical, dental and life insurance plans, programs or policies, if any, that become applicable to employees of Peoples or its subsidiaries will not contain any exclusion or limitation with respect to any pre-existing health condition of any such employees or their dependents.

     Subject to the above assurances, after the merger takes effect, National Penn may discontinue, amend or convert to a National Penn plan any particular benefit or welfare plan of Peoples, subject to such plan's provisions and applicable law.

Interests of Management and Others in the Merger

     Share Ownership

     As of April 22, 2004, the record date for the special meeting of Peoples shareholders, the directors, executive officers and other significant shareholders of Peoples may be deemed to be the beneficial owners of 786,282 shares, representing 26.6% of the outstanding shares of Peoples common stock (excluding the ownership of stock options discussed in the Section on page 50 titled "Stock Options").

     Board Positions and Compensation

     Upon completion of the merger, National Penn has agreed that Peoples' current directors will receive the following board positions:

          o One former Peoples director selected by Peoples, and approved by National Penn (or their successors, similarly selected) will serve as National Penn director through the year 2009.

          o One former Peoples director selected by Peoples, and approved by National Penn (or their successors, similarly selected) will serve as National Penn Bank director for at least three years.

          o All former Peoples directors will serve as members of the board of directors of the Peoples Division of National Penn Bank for at least two years.

     In the merger agreement, National Penn approved George C. Mason and Hugh J. Garchinsky, respectively, for the National Penn and National Penn Bank board positions.

     Each former Peoples director serving as a National Penn and/or National Penn Bank director will receive the standard annual compensation paid to members of those boards. National Penn pays each non-employee director an annual retainer fee and committee meeting fees for serving as a director. Various National Penn subsidiaries or divisions also pay certain fees to non-employee directors serving on their boards. The annual retainer fee is $10,000, except that the annual retainer fee for the Chairs of the Executive, Compensation and Nominating/Corporate Governance Committees is $12,500, and the annual retainer fee for the Audit Committee Chair is $15,000. Committee meeting fees are $500 or $250 if the meeting is held by telephone conference call. Audit committee meeting fees are $750 or $375 if the meeting is held by telephone conference call. The Audit Committee Chair receives a $250 fee per telephone meeting with National Penn's management and independent accountants. Most non-employee directors of National Penn are also directors of National Penn Bank. National Penn Bank pays each non-employee director a fee of $1,000 per National Penn Bank Board meeting attended. National Penn Bank Board committee fees and telephone conference call meeting fees are the same as the National Penn fees described above.

     Each non-employee director of National Penn may elect to receive his or her director fees in cash or National Penn common stock. If the director wishes, the payment may be deferred to a later time. On the first business day of each year, National Penn grants each non-employee director stock options for 1,149 shares of National Penn common stock. The exercise price of these options is equal to the fair market value of the stock on the date of grant. The options become exercisable two years from the date of grant, subject to acceleration if a change of control of National Penn occurs or is attempted. The options expire ten years from the date of grant.

     Current non-employee directors of Peoples who become members of the Peoples Bank of Oxford Division Board of Directors will receive a $10,000 annual cash retainer. Other persons who may be selected for service on the Peoples Division Board of Directors shall be compensated in accordance with National Penn's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. Peoples' current non-employee directors who become Peoples Division Board members shall have the option of electing to receive such National Penn standard compensation. If National Penn discontinues the Peoples Bank of Oxford Division Board of Directors for any reason at any time before three years after the effective date of the merger, any remaining compensation due to former Peoples Board members who become Peoples Division Board members for the balance of the three-year period shall be accelerated and become immediately due and payable. See "The Merger-Management and Operations after the Merger" at page 60.

     Indemnification and Insurance

     National Penn has agreed to indemnify the directors, officers, employees and agents of Peoples and its subsidiaries against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and settlement amounts arising out of actions or omissions or alleged actions or omissions occurring prior to the merger's effective date, including the transactions contemplated by the merger agreement, to the fullest extent permitted under Pennsylvania law. This includes the advancement of expenses incurred in the defense of any proceeding, as long as the person receiving the expense advance provides a repayment undertaking required by Pennsylvania law.

     National Penn has also agreed that for at least six years after the merger's effective date, National Penn will use its reasonable best efforts, at its expense, to maintain directors' and officers' liability insurance for the former directors, officers, employees and agents of Peoples and its subsidiaries with respect to matters occurring at or prior to the merger's effective date. Alternatively, National Penn may obtain coverage for such persons for acts prior to the merger's effective date under the directors' and officers' liability insurance policies maintained by National Penn.

     The insurance coverage is to be at least equal to the coverage currently maintained by Peoples and is to contain terms and conditions that are no less favorable to the beneficiaries. National Penn is not obligated to make annual premium payments that exceed (for the portion related to Peoples' directors and officers) 150% of the initial annual premiums for Peoples' policy maintained prior to the merger. If the annual premium payments exceed this amount, National Penn will use its reasonable best efforts to obtain the most advantageous policy available up to this maximum amount.

     Stock Options

     As described above, each option to purchase Peoples common stock that remains unexercised on the effective date of the merger will be converted into an option to purchase National Penn common stock. The number of shares subject to each stock option and the exercise price for those shares will be adjusted to prevent any alteration of the economic value of the option, as measured immediately prior to and immediately following the effective date. In other respects, the terms and conditions of the Peoples stock options will not be changed and such options will remain outstanding and will be exercisable according to the terms of the applicable option plan and stock option agreement. See "The Merger-Terms of the Merger" at page 45.

     As of December 17, 2003, Peoples directors, executive officers and employees held stock options for a total of 85,450 shares of Peoples common stock.

     Continued Employment

     Upon completion of the merger, National Penn will either offer employment to each person who is then an employee of Peoples or pay severance benefits as provided in the merger agreement. See "The Merger-Employment; Severance" at page 61.

     Employee Benefits

     Peoples employees who become employees of National Penn will be entitled to full credit for each year of service with Peoples for purposes of determining eligibility for participation and vesting, but not benefit accrual, in National Penn's employee benefit plans. See "The Merger-Employee Benefits" at page 62.



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


Agreements and Benefits for Key Management Employees

      National Penn agreed in the merger agreement to honor the supplemental retirement benefit plans for George C. Mason and Carl R. Fretz, Peoples Bank's chairman of the board and vice chairman and secretary, respectively. National Penn also agreed to honor the change in control agreements among Peoples, Peoples Bank and Susan H. Reeves and Scott W. Gundaker, Peoples Bank's chief financial officer and senior vice president, respectively. National Penn Bank has entered into agreements concerning the employment of Hugh J. Garchinsky and Gary R. Davis, and the engagement of George C. Mason as a consultant, following completion of the merger.

     Hugh J. Garchinsky Employment Agreement and Benefits

     National Penn Bank has entered into an employment agreement with Hugh J. Garchinsky, president and chief executive officer of Peoples, which provides that Mr. Garchinsky will become an executive vice president of National Penn Bank and President of the Peoples Bank of Oxford Division of National Penn Bank.

     The employment agreement is for a term of three years beginning on the closing date of the merger, subject to prior termination. Mr. Garchinsky's employment may be terminated at any time without cause or if he is disabled for 180 consecutive days. In either event, the employment agreement will remain in effect with full salary being paid, for the remainder of its term and terminate at the end of the term. If Mr. Garchinsky dies during the term of the employment agreement, the employment agreement will terminate, but Mr. Garchinsky's designated beneficiary will receive a lump sum payment equal to the remaining salary payments to be made through the remainder of the term of the employment agreement. The employment agreement will terminate upon Mr. Garchinsky's voluntary resignation.

     Mr. Garchinsky will receive a base salary of $163,000. In future years, he will be eligible for annual merit increases in the discretion of the National Penn and National Penn Bank boards of directors. Mr. Garchinsky will be entitled to participate in National Penn's executive bonus and deferred compensation plan at the same level at which similarly situated National Penn Bank executives participate. In addition, for the first two years of the agreement, Mr. Garchinsky will receive an annual guaranteed cash bonus of $84,000. National Penn Bank will also provide Mr. Garchinsky with the use of an automobile or pay him an automobile allowance and pay the cost of Mr. Garchinsky's membership in a country club.

     Mr. Garchinsky's employment agreement also includes a change in control benefit that would entitle him, in certain circumstances, to a lump sum cash severance payment of 150% of his average annualized taxable compensation for the five years prior to a change in control of National Penn Bank. Nevertheless, this change in control benefit, together with any other right or benefit provided to him in connection with any change in control, will be limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code.

     The employment agreement provides that, if Mr. Garchinsky is terminated without cause, National Penn Bank will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the employment agreement term.

     The employment agreement provides that, following termination of Mr. Garchinsky's employment for any reason, he will not, for a period of one year, engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, in the commercial or retail banking business in competition with National Penn, National Penn Bank or any future National Penn banking subsidiary within 50 miles of Boyertown, Berks County, Pennsylvania or Oxford, Chester County, Pennsylvania.

During that one-year period, he may also not solicit any National Penn's or National Penn Bank's customers or employees.

     Finally, the employment agreement provides that concurrently with the closing of the merger, Mr. Garchinsky's employment agreement with Peoples will be terminated except for the change in control payment in the amount of $485,000 that will be paid to Mr. Garchinsky on the effective date of the merger.

     George C. Mason Consulting Agreement

     Following the merger, George C. Mason, chairman of the board of Peoples Bank, will be retained by National Penn as a consultant to provide general consulting and advisory services relating to National Penn's business. For all purposes, Mr. Mason will be an independent contractor of National Penn. As consideration for the termination of his employment agreement with Peoples and for the consulting services, Mr. Mason will be paid $230,000, payable in twenty-four monthly installments of $9,583. He will provide his own health and other insurance and he will not participate in any employee benefit or welfare plan providing benefits to National Penn employees.

     The consulting agreement is for a term of two years, beginning on the effective date of the merger. The agreement will terminate if Mr. Mason dies prior to the end of its term, but Mr. Mason's designated beneficiary will receive a lump sum payment equal to the remaining consulting payments to be made through the remainder of the term of the consulting agreement. Mr. Mason will be free to provide consulting services to any party other than National Penn at any time during the term of the agreement. However, during the term of the agreement, Mr. Mason may not directly or indirectly engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, for any financial institution that is within 50 miles of West Chester, Chester County, Pennsylvania.

     Concurrently with the closing of the merger, Mr. Mason's employment agreement with Peoples will be terminated except for the change in control payment in the amount of $563,093 that will be paid to him on the effective date of the merger.

     Gary R. Davis Change in Control Benefits

     Gary R. Davis, senior vice president in charge of lending and credit analysis for Peoples currently is a party to a change in control agreement with Peoples. National Penn desires to provide Mr. Davis with certain benefits in the event of a change in control of National Penn or National Penn Bank.

     The agreement provides that if, after a change in control, there shall be any: involuntary termination of his employment; reduction in his title, responsibilities or authority; reduction in his salary or general employee benefits; reassignment beyond a thirty mile commute by automobile from his home or current office; or requirement that he travel in performance of his employment for a greater period of time than was required in the year preceding the change in control, then, at his option, exercisable within 180 days of the occurrence of any of the events, Mr. Davis may resign from employment (or if involuntarily terminated, give notice of intention to collect the benefits under the agreement) and collect a lump sum cash payment equal to 100% of his then current base salary. Notwithstanding this provision, the payment to Mr. Davis is limited to the maximum amount deductible by National Penn Bank under Section 280G of the Internal Revenue Code. Mr. Davis is not required to mitigate the amount of the change in control payment by seeking other employment.

     Concurrently with the closing of the merger, Mr. Davis' change in control agreement with Peoples will be terminated except Mr. Davis will be paid the full amount due him under the Peoples change-in-control agreement in 18 equal monthly payments.

Accounting Treatment

     National Penn will account for the merger under the purchase method of accounting. National Penn will record, at fair value, the acquired assets and assumed liabilities of Peoples. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, National Penn will record intangible assets, which include goodwill and core deposit intangibles. National Penn will include in its results of operations the results of Peoples' operations after completion of the merger.

Certain Federal Income Tax Consequences

     The following discussion addresses the material United States federal income tax consequences of the merger to a Peoples shareholder who holds shares of Peoples common stock as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Peoples shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Peoples shareholders subject to special treatment under the Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Peoples shareholders who hold their shares of Peoples common stock as part of a hedge, straddle or conversion transaction, Peoples shareholders who acquired their shares of Peoples common stock pursuant to the exercise of employee stock options or otherwise as compensation, and Peoples shareholders who are not "United States persons" as defined in section 7701(a)(30) of the Code). In addition, the discussion does not address any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

     Peoples shareholders are urged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences of the merger to them.

     The closing of the merger is conditioned upon the receipt by Peoples of the opinion of Stevens & Lee, P.C., counsel to Peoples, and the receipt by National Penn of the opinion of Ellsworth, Carlton, Mixell & Waldman, P.C., counsel to National Penn, each dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in those opinions (including factual representations contained in certificates of officers of Peoples and National Penn) which are consistent with the state of facts existing as of the effective date of the merger:

          o the merger constitutes a reorganization under Section 368(a) of the Code; and

          o any gain realized in the merger will be recognized only to the extent of cash or other property (other than National Penn common stock) received in the merger, including cash received in lieu of fractional share interests.

     The tax opinions to be delivered in connection with the merger are not binding on the IRS or the courts, and neither Peoples nor National Penn intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which such opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

     Assuming that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, the discussion below sets forth the opinions of Stevens & Lee P.C., and Ellsworth, Carlton, Mixell & Waldman, P.C., as to the material United States federal income tax consequences of the merger to Peoples shareholders. Such consequences generally will depend on whether Peoples shareholders exchange their Peoples common stock for cash, National Penn common stock or a combination of cash and National Penn common stock.

     Exchange for National Penn common stock. If, pursuant to the merger, a Peoples shareholder exchanges all of his or her shares of Peoples common stock actually owned by him or her solely for shares of National Penn common stock, such holder will not recognize any gain or loss except in respect of cash received in lieu of any fractional share of National Penn common stock (as discussed below). The aggregate adjusted tax basis of the shares of National Penn common stock received in the merger will be equal to the aggregate adjusted tax basis of the shares of Peoples common stock surrendered for the National Penn common stock (reduced by the tax basis allocable to any fractional share of National Penn common stock for which cash is received), and the holding period of the National Penn common stock will include the period during which the shares of Peoples common stock were held by the Peoples shareholder. If a Peoples shareholder has differing bases or holding periods in respect of his or her shares of Peoples common stock, such shareholder should consult his or her tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of National Penn common stock received in the exchange.

         Exchange solely for cash. In general, if, pursuant to the merger, a Peoples shareholder exchanges all of his or her shares of Peoples common stock actually owned by him or her solely for cash, such holder will recognize gain or loss equal to the difference between the amount of cash received and his or her adjusted tax basis in the shares of Peoples common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the shareholder's holding period with respect to the Peoples common stock surrendered is more than one year. If, however, a Peoples shareholder exchanges all of his or her shares of Peoples common stock actually owned by him or her solely for cash and also constructively owns shares of Peoples common stock that are exchanged for shares of National Penn common stock in the merger or owns shares of National Penn common stock actually or constructively after the merger, the consequences to such holder may be similar to the consequences described below under the heading "--Exchange for National Penn common stock and cash," except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such holder's gain.

     Exchange for National Penn common stock and cash. If, pursuant to the merger, a Peoples shareholder exchanges all of his or her shares of Peoples common stock actually owned by him or her for a combination of National Penn common stock and cash, such shareholder generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the National Penn common stock received pursuant to the merger over such shareholder's adjusted tax basis in the shares of People common stock surrendered) and (2) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any recognized gain generally will be long-term capital gain if the Peoples shareholder's holding period with respect to the Peoples common stock surrendered is more than one year. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the Peoples shareholder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See "-Possible treatment of cash as a dividend " below.

     The aggregate tax basis of National Penn common stock received by a Peoples shareholder that exchanges his or her shares of Peoples common stock for a combination of National Penn common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Peoples common stock surrendered for National Penn common stock and cash, reduced by the amount of cash received by the Peoples shareholder pursuant to the merger, and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below), if any, recognized by the Peoples shareholder on the exchange. The holding period of the National Penn common stock will include the holding period of the shares of Peoples common stock surrendered. If a Peoples shareholder has differing bases or holding periods in respect of his or her shares of Peoples common stock, such shareholder should consult his or her tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of National Penn common stock received in the exchange.

     Possible treatment of cash as a dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the Peoples shareholder's deemed percentage stock ownership of National Penn. For purposes of this determination, Peoples shareholders will be treated as if they first exchanged all of their shares of Peoples common stock solely for National Penn common stock and then National Penn immediately redeemed (the "deemed redemption") a portion of such National Penn common stock in exchange for the cash actually received. The gain recognized in the exchange followed by a deemed redemption will be treated as capital gain if (1) the deemed redemption is "substantially disproportionate" with respect to the Peoples shareholder (and the shareholder actually or constructively owns after the deemed redemption less than 50% of voting power of the outstanding National Penn common stock) or (2) the deemed redemption is "not essentially equivalent to a dividend."

     The deemed redemption generally will be "substantially disproportionate" with respect to a Peoples shareholder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a Peoples shareholder will depend upon the shareholder's particular circumstances. In order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must generally result in a "meaningful reduction" in the shareholder's deemed percentage stock ownership of National Penn. In general, such determination requires a comparison of (1) the percentage of the outstanding stock of National Penn that the shareholder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of National Penn that is actually and constructively owned by the shareholder immediately after the deemed redemption. In applying the above tests, a Peoples shareholder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or otherwise in addition to the stock actually owned by the shareholder. As these rules are complex and dependent upon a Peoples shareholder's specific circumstances, each shareholder that may be subject to these rules should consult his or her tax advisor. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if such shareholder has a relatively minor reduction in such shareholder's percentage stock ownership under the above analysis.

     Cash received in lieu of a fractional share. Cash received by a Peoples shareholder in lieu of a fractional share of National Penn common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder's aggregate adjusted tax basis of the shares of Peoples common stock surrendered that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Peoples common stock is more than one year.

     Backup Withholding. If a Peoples shareholder receives cash in exchange for surrendering shares of Peoples common stock, the shareholder may be subject to backup withholding at a rate of 28% if the shareholder is a non-corporate United States person and (i) fails to provide an accurate taxpayer identification number; (ii) is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns, or (iii) in certain circumstances, fails to comply with applicable certification requirements. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder's United States federal income tax liability provided that the shareholder furnishes the required information to the IRS.

     This discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition this discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. It also does not address any federal estate tax or state, local or foreign tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to a Peoples shareholder will depend upon the facts of his or her particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular tax consequences to you of the merger, as well as to any later sale of shares of National Penn common stock received by you in the merger.

Resale of National Penn Common Stock

     The National Penn common stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any Peoples shareholder who may be deemed to be:

          o an "affiliate" of Peoples for purposes of Rule 145 under the Securities Act; or

          o an "affiliate" of National Penn for purposes of Rule 144 under the Securities Act.

     Affiliates will include persons (generally executive officers, directors and 10% or more shareholders) who control, are controlled by, or are under common control with, National Penn or Peoples at the time of the Peoples special meeting, and with respect to National Penn, at or after the effective date of the merger.

     Rules 144 and 145 will restrict the sale of shares of National Penn common stock received in the merger by affiliates and certain of their family members and related interests.

                 Peoples affiliates
                 ------------------

                    o Generally, during the year following the effective date of the merger, those persons who are affiliates of Peoples at the time of the Peoples special meeting, provided they are not affiliates of National Penn at or following the merger's effective date, may publicly resell any shares of National Penn common stock received by them in the merger, subject to certain limitations and requirements. These include the amount of National Penn common stock that may be sold by them in any three-month period, the manner of sale, and the adequacy of current public information about National Penn.



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


                    o After the one-year period, such affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to National Penn as required by Rule 144.

                 National Penn affiliates
                 ------------------------

                    o Persons who are affiliates of National Penn after the effective date of the merger may publicly resell the shares of National Penn common stock received by them in the merger subject to the same limitations and requirements as apply to Peoples affiliates in the first year and subject to certain filing requirements specified in Rule 144.

     The ability of affiliates to resell shares of National Penn common stock received in the merger under Rule 144 or Rule 145, as summarized herein, generally will be subject to National Penn's having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

     Affiliates also would be permitted to resell shares of National Penn common stock received in the merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements.

     This prospectus/proxy statement does not cover any resales of shares of National Penn common stock received by persons who may be deemed to be affiliates of National Penn or Peoples.
     Each Peoples director has agreed with National Penn, as a Peoples affiliate, not to transfer any shares of National Penn common stock received in the merger except in compliance with the Securities Act.

Rights of Dissenting Shareholders

     Peoples shareholders have rights to dissent from the merger agreement and obtain the fair value of their Peoples shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988. Following is a summary of the rights of dissenting shareholders. The summary is qualified in its entirely by reference to Annex D which sets forth the applicable dissenters' rights provisions of Pennsylvania law. If you are considering exercising your dissenters' rights, you should read carefully the summary below and the full text of the law set forth in Annex D.

      In the discussion of dissenters' rights, the term "fair value" means the value of a share of Peoples common stock immediately before the day of the effective date of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

     Before the effective date of the merger, send any written notice or demand required in order to exercise your dissenters' rights to Peoples First, Inc., 24 South Third Street, P. O. Box 500, Oxford, Pennsylvania 19363 (Attn: Susan H. Reeves, Chief Financial Officer). After the effective date of the merger send any correspondence to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512 (Attn: Sandra L. Spayd, Corporate Secretary).

     Notice of Intention to Dissent
     ------------------------------

     If you wish to dissent from the merger, you must do the following:

     o prior to the vote on the merger agreement by Peoples shareholders at the special meeting, file a


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


          written notice of your intention to demand payment of the fair value of your shares of Peoples common stock if the merger with National Penn is completed;

     o make no change in your beneficial ownership of Peoples common stock after you give notice of your intention to demand fair value of your shares of Peoples common stock; and

     o    not vote in favor of the merger agreement at the special meeting.

     Simply providing a proxy against or voting against the proposed merger at the special meeting of shareholders will not constitute notice of your intention to dissent.

     Notice to Demand Payment
     ------------------------

     If the merger is approved by the required vote of Peoples shareholders, National Penn will mail a notice to all those shareholders who gave notice of their intention to demand payment of the fair value of their shares and who did not vote for approval of the merger agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit your certificates for Peoples common stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

     Failure to Comply With Required Steps to Dissent
     ------------------------------------------------

     You must take each step in the indicated order and in strict compliance with Pennsylvania law in order to maintain your dissenters' rights. If you fail to follow these steps, you will lose the right to dissent and you will receive the same merger consideration as those Peoples shareholders who do not dissent.

     Payment of Fair Value of Shares
     -------------------------------

     Promptly after the effective date of the merger, or upon timely receipt of demand for payment if the closing of the merger has already taken place, National Penn will send dissenting shareholders, who have deposited their stock certificates, the amount that National Penn estimates to be the fair value of the Peoples common stock. The remittance or notice will be accompanied by:

     o a closing balance sheet and statement of income of Peoples for the fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

     o a statement of National Penn's estimate of the fair value of Peoples common stock; and

     o a notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.

     Estimate by Dissenting Shareholder of Fair Value of Shares
     ----------------------------------------------------------

     If a dissenting shareholder believes that the amount stated or remitted by National Penn is less than the fair value of the Peoples common stock, the dissenting shareholder must send its estimate of the fair value (deemed a demand for the deficiency) of the Peoples common stock to National Penn within 30 days after National Penn mails its remittance. If the dissenting shareholder does not file its estimated fair value within 30 days after the mailing by National Penn of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by National Penn.

     Valuation Proceedings
     ---------------------

         If any demands for payment remain unsettled within 60 days after the latest to occur of:

     o    the effective date of the merger;

     o    timely receipt by National Penn of any demands for payment; or

     o timely receipt by National Penn of any estimates by dissenters' of the fair value,

then, National Penn may file an application, in the Court of Common Pleas of Chester County, requesting that the court determine the fair value of the Peoples common stock. If this happens, all dissenting shareholders, no matter where they reside, whose demands have not been settled, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.

     If National Penn were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against National Penn, may file an application in the name of National Penn at any time within the 30 day period after the expiration of the 60 day period and request that the Chester County Court of Common Pleas determine the fair value of the shares. The fair value determined by the Chester County Court of Common Pleas may, but need not, equal the dissenting shareholders' estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than National Penn's estimate of the fair value of the Peoples common stock, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Chester County Court of Common Pleas finds fair and equitable.

      National Penn intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then National Penn will file an application requesting that the fair value of the Peoples common stock be determined by the Chester County Court of Common Pleas.

     Cost and Expenses
     -----------------

     The costs and expenses of any valuation proceedings performed by the Chester County Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against National Penn, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.

     Peoples shareholders wishing to exercise their dissenters' rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.



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


        INFORMATION WITH RESPECT TO NATIONAL PENN AND NATIONAL PENN BANK

General

     Financial and other information relating to National Penn, including information relating to National Penn's directors and executive officers, is set forth in National Penn's 2003 Annual Report on Form 10-K (which incorporated certain portions of National Penn's proxy statement for its 2004 annual meeting of shareholders) and National Penn's 2004 Current Reports on Form 8-K, all of which we incorporate by reference in this document. National Penn will furnish you with copies of the documents incorporated by reference upon request. See "How to Obtain More Information" at page 4.

New National Penn Directors

     If the merger is completed, a former director of Peoples, selected by Peoples and approved by National Penn, will serve as a Class I director of National Penn, with a term expiring in April 2006. National Penn has also agreed, subject to the mandatory retirement age provisions of its bylaws, to cause the Peoples Nominee (or any successor similarly selected) to be re-nominated for National Penn's board of directors for at least one full three-year term after expiration of the term in April 2006. In the merger agreement, National Penn approved George C. Mason for this board position.

                       INFORMATION WITH RESPECT TO PEOPLES

      Financial and other information relating to Peoples, including information relating to Peoples' directors and executive officers, is set forth in Peoples' 2003 Annual Report on Form 10-K and certain other documents filed by Peoples with the SEC, all of which we incorporate by reference in this document. Peoples will furnish you with copies of these documents incorporated by reference upon request. See "How to Obtain More Information" at page 4.

                 DESCRIPTION OF NATIONAL PENN CAPITAL SECURITIES

     The authorized capital stock of National Penn consists of 62,500,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock.

     As of April 22, 2004, the record date for the Peoples special meeting, there are 24,274,937 shares of National Penn common stock issued and outstanding, 115,011 shares held by National Penn as treasury stock, and no shares of National Penn preferred stock issued or outstanding. There are no other shares of capital stock of National Penn authorized, issued or outstanding.

     National Penn has no options, warrants or other rights authorized, issued or outstanding other than as described herein under "Shareholder Rights Plan" and options and rights granted under National Penn's various stock compensation and dividend reinvestment plans.

Common Stock

     Dividends

     The holders of National Penn common stock share ratably in dividends when and if declared by National Penn's board of directors from legally available funds. Declaration and payment of cash dividends by National Penn depends upon cash dividend payments to it by National Penn Bank and National Penn's other subsidiaries, which are National Penn's primary source of revenue and cash flow. National Penn is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of

National Penn, and consequently the right of creditors and shareholders of National Penn, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of National Penn in its capacity as a creditor may be recognized.

     Voting Rights

     Prior to the issuance of any National Penn preferred stock with voting rights (see "Preferred Stock" below), the holders of shares of National Penn common stock have exclusive voting rights. Each holder of shares of National Penn common stock has one vote for each share held. National Penn shareholders cannot cumulate votes in the election of directors.

     National Penn common stock currently trades on the National Market tier of the Nasdaq Stock Market. Under Nasdaq's National Market rules, approval of National Penn's shareholders is required for the issuance of shares of National Penn common stock or securities convertible into or exercisable for National Penn common stock if the issuance of such securities:

     o Is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

     o Is in connection with the acquisition of a company in which a director, officer of substantial shareholder of National Penn has a 5% or greater interest, and the issuance of the securities could result in an increase in outstanding National Penn common stock or voting power of 5% or more;

     o Is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of National Penn common stock, or have 20% or more of the voting power, outstanding before issuance; or

     o    Would result in a change in control of National Penn.

     Under Nasdaq's National Market rules, shareholder approval is also required to establish a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other National Penn securities holders or employees may participate.

     Pre-Emptive Rights, Redemption

     Holders of National Penn common stock do not have pre-emptive rights to acquire any additional shares of National Penn common stock. National Penn common stock is not subject to redemption.

     Liquidation Rights

     In the event of National Penn's liquidation, dissolution or winding-up, whether voluntary of involuntary, holders of National Penn common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of National Penn preferred stock.

Preferred Stock

     National Penn's board of directors is authorized to issue shares of National Penn preferred stock, without shareholder approval. National Penn's board will determine the rights, qualifications, limitations and restrictions of each series of National Penn preferred stock at the time of issuance, including without limitation, rights as to dividends, voting and convertibility into shares of National Penn common stock. Shares of National Penn preferred stock may have dividend, redemption, voting, and liquidation rights that take priority over the National Penn common stock, and may be convertible into National Penn common stock. National Penn has provided for the issuance of Series A junior participating preferred stock under the Shareholder Rights Plan described below.

Shareholder Rights Plan

     National Penn maintains a Shareholder Rights Plan designed to protect shareholders from attempts to acquire control of National Penn at an inadequate price. Under the Shareholder Rights Plan, each outstanding share of National Penn common stock has attached to it one right to purchase one one-hundredth of a share of Series A junior participating preferred stock at an initial price of $145, subject to adjustment from time to time, as provided in the plan. These rights are not currently exercisable or transferable, and no separate certificates evidencing these rights will be distributed, unless certain events occur.

     The National Penn rights become exercisable to purchase shares of the Series A preferred stock if a person, group or other entity acquires or commences a tender offer or an exchange offer for shares of National Penn stock with 19.9% or more of total voting power. The National Penn rights also become exercisable if a person or group who has become a beneficial owner of shares of National Penn common stock equal to 4.9% of the total shares outstanding or with 4.9% of total voting power is declared by National Penn's board of directors to be an "adverse person," as defined in the Shareholder Rights Plan.

     After the National Penn rights become exercisable, under certain circumstances, the National Penn rights (other than any rights held by a 19.9% beneficial owner or an "adverse person") will entitle the holders to purchase either shares of National Penn common stock or of the common stock of the potential acquiror, instead of the Series A preferred stock, at a substantially reduced price.

     National Penn is generally entitled to redeem the National Penn rights at $.001 per right at any time until the tenth business day following public announcement that a 19.9% position has been acquired. At any time prior to the date the National Penn rights have become non-redeemable, National Penn's board can extend the redemption period. The National Penn rights are not redeemable following an "adverse person" determination.

Anti-Takeover Charter and Pennsylvania Law Provisions

     National Penn's articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging an attempt to take control of National Penn. These provisions:

     o Empower National Penn's board of directors, without shareholder approval, to issue shares of National Penn preferred stock the terms of which, including voting power, are set by National Penn's board;

     o Divide National Penn's board of directors into three classes serving staggered three-year terms;

     o    Restrict the ability of shareholders to remove directors;

     o Require that shares with at least 80% of total voting power approve a merger or other similar transaction with a person or entity holding stock with more than 5% of National Penn's total voting power, if the transaction is not approved, in advance, by National Penn's board of directors;

     o    Do not permit shareholders' actions without a meeting;

     o Require that shares with at least 80%, 67%, or a majority, of total voting power approve the repeal or amendment of certain provisions of National Penn's articles of incorporation;

     o    Eliminate cumulative voting in the election of directors; and

     o Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

     The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to National Penn that may have the effect of deterring or discouraging an attempt to take control of National Penn. These provisions, among other things:

     o Require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation [Subchapter 25E of the Business Corporation Law];

     o Prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation's voting power [Subchapter 25F of the Business Corporation Law];

     o Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless "disinterested shareholders" approve such voting rights [Subchapter 25G of the Business Corporation Law];

     o Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation's equity securities purchased over the prior 18 months [Subchapter 25H of the Business Corporation Law];

     o Expand the factors and groups (including shareholders) which a corporation's board of directors can consider in determining whether an action is in the best interests of the corporation;

     o Provide that a corporation's board of directors need not consider the interests of any particular group as dominant or controlling;

     o Provide that a corporation's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

     o Provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation;

     o Provide that the fiduciary duty of a corporation's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

     The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

     o Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

     o Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

     o Act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     Upon completion of the merger, shareholders of Peoples will become shareholders of National Penn. Accordingly, their rights as shareholders will be governed by National Penn's articles of incorporation and bylaws, as well as by the Pennsylvania Business Corporation Law of 1988, as amended. Certain differences in the rights of shareholders arise from differences between Peoples' and National Penn's articles of incorporation and bylaws.

     The following is a summary of material differences in the rights of Peoples shareholders and National Penn shareholders. This discussion is not a complete statement of all differences affecting the rights of shareholders. We qualify this discussion in its entirety by reference to the Pennsylvania Business Corporation Law and the respective articles of incorporation and bylaws of Peoples and National Penn.



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


Directors

     Nomination

      Peoples
      --------

      Peoples' bylaws provide that nominations for the election of directors may be made by the board of directors or by any shareholder of record entitled to vote for the election of directors.

      Shareholders of Peoples are required to submit to the attention of the president of Peoples, any nomination of a candidate for election to the board of directors. Peoples' bylaws provide that such nominations generally must be submitted not more than 90 days, and not less than 60 days, prior to a scheduled shareholders' meeting for the election of directors. Peoples' shareholders submitting nominations also must supply certain information regarding the identity and background of the proposed nominee as set forth in the bylaws of Peoples.

     National Penn
     -------------

      National Penn's bylaws permit nominations for election to National Penn's board of directors to be made by the board of directors or by any shareholder entitled to vote for the election of directors.

     Nominations for director made by shareholders must be made in writing and received by National Penn's Secretary not less than 90 days prior to the date of an annual meeting of shareholders. However, if the date of National Penn's annual meeting is other than the fourth Tuesday in April, notice of the nomination must be received by the tenth day following the first public disclosure of the date of the meeting. Any notice of a director nomination must contain the same information, to the extent known to the notifying shareholder, as that which the SEC requires National Penn to state in its proxy statement regarding nominees of the board of directors.

     Election

     Peoples
     -------

      Peoples' articles of incorporation and bylaws provide that its board of directors must be composed of five to 25 directors as determined by the board of directors. Presently, the board of directors is composed of ten members. Peoples' board is divided into three classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders. Classification of the board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the board of directors and thereby could impede a change in control of Peoples.

     National Penn
     -------------

     National Penn's articles of incorporation provide that its board of directors shall be comprised of not less than 8 nor more than 20 directors, the number of which may be determined from time to time by the board of directors. Presently, the board of directors has 14 members. National Penn's board of directors is divided into 3 classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders.

     Qualification

     Peoples
     -------

     Except as otherwise provided in Peoples' bylaws, no person shall be eligible for nomination or for election to the board of directors of Peoples if such person would reach the age of 70 at any time during such person's term as a director, if elected.

     National Penn
     -------------

     National Penn's bylaws provide that no person who has reached age 72 is qualified for nomination or election to National Penn's board of directors.

     Removal

     Peoples
     -------

     Peoples' bylaws provide that directors cannot be removed without cause.

     National Penn
     -------------

     National Penn's articles of incorporation provide that any director or the entire board of directors may be removed from office at any time, with or without "cause," but only by the affirmative vote of the holders of at least two-thirds of the outstanding National Penn stock then entitled to vote in the election of directors at a meeting of shareholders called for that purpose.

     Vacancies

     Peoples
     -------

     Peoples' bylaws provide that vacancies on Peoples' board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the remaining directors even though less than a quorum. Any director elected to fill a vacancy on the board of directors shall become a member of the same class of directors in which the vacancy existed; however, if the vacancy is due to an increase in the number of directors, a majority of the directors shall designate such directorship as belonging to Class I, Class II or Class III so as to maintain the three classes of directors as nearly equal in number as possible. Each director so elected shall serve as a director for the remaining term of the Class to which such director was elected and until such director's successor is elected by the shareholders.

     National Penn
     -------------

     National Penn's bylaws provide that vacancies on National Penn's board of directors, for whatever reason, including vacancies resulting from death, resignation, retirement, disqualification, or an increase in the number of directors, may be filled by a majority vote of the remaining directors, even if less than a quorum. Any director elected by National Penn's board of directors to fill a vacancy will have a term of office ending at the annual meeting of shareholders at which the term of the class to which he has been elected ends.



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


Shareholder Meetings

     Call

     Peoples
     -------

     The annual meeting of Peoples' shareholders for the election of directors is held each year on such date and at such time as fixed by the board of directors. Special meetings of Peoples' shareholders may be called at any time by Peoples' board of directors, the chairman of the board of directors or the president.

     National Penn
     --------------

     The annual meeting of shareholders for the election of directors whose terms are expiring and the transaction of any other business properly brought before the meeting is held on the fourth Tuesday in April each year or such other date as the board of directors shall determine. Special meetings of National Penn shareholders may be called at any time by National Penn's board of directors or chief executive officer. National Penn shareholders are not entitled to call a special meeting of shareholders.

     Notice

     Peoples
     -------

     Peoples' bylaws provide that written notice of every meeting of the Peoples' shareholders shall be given by, or at the direction of, the Secretary or other authorized person, to each shareholder of record entitled to vote at the meeting at least 20 days prior to the meeting date.

     National Penn
     -------------

     National Penn's bylaws provide that at least 20 days in advance of the meeting date, written notice of the date, place and time of all meetings of shareholders, and of the general nature of the business to be transacted at special meetings, shall be given to each shareholder of record entitled to vote at the meeting.

     A National Penn shareholder desiring to present a proposal for action at an annual meeting must comply with applicable rules of the Securities and Exchange Commission and provide written notice of the proposal to National Penn's Secretary at the company's principal office at least ninety days prior to the annual meeting. If the meeting is to be held on a date other than the fourth Tuesday in April, notice of the proposal must be provided to the Secretary by the close of business on the tenth day following the first public disclosure of the meeting date.

     Quorum

     Peoples
     -------

     Peoples' bylaws provide that the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum.

     National Penn
     -------------

     National Penn's bylaws provide that the presence, in person or by proxy, of National Penn shareholders entitled to cast a majority of the votes which all shareholders are entitle to cast on a particular matter constitutes a quorum for purposes of considering such matter. The provisions of the Pennsylvania Business Corporation Law relating to a quorum (as stated above regarding Peoples) apply equally to National Penn.

Required Shareholder Vote

     General

     Peoples
     -------

     Each holder of record of Peoples common stock shall have the right to one vote for each share of Peoples common stock held. Shareholders are not entitled to cumulate votes in the election of directors.

     National Penn
     -------------

     Subject to the voting rights of any series of National Penn preferred stock then outstanding, if any (see "Description of National Penn Capital Securities-Preferred Stock"), the holders of National Penn common stock possess exclusive voting rights. Each holder of National Penn common stock is entitled to one vote for each share held of record. Assuming no preferred stock is issued, for general corporate action of the shareholders of National Penn, the affirmative vote of a majority of the votes cast at a meeting of shareholders is required for approval. Abstentions with respect to any matter are not considered votes "cast" under the Pennsylvania Business Corporation Law.

     Fundamental Changes

     Peoples
     -------

     Peoples' articles of incorporation provide that the approval by a vote of at least 75% of outstanding shares required for certain business combinations with a 5% or greater shareholder, unless approved in advance by 75% or more of the directors in which case approval requires a vote of at least a majority of the shares voted at the meeting considering the proposal. Mergers and consolidations which will result in no change to the articles of incorporation and in which shareholders will continue to own at least a majority of outstanding shares do not require shareholder approval.

     National Penn
     -------------

     National Penn's articles of incorporation require that a plan of merger, consolidation, share exchange, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of National Penn other than in the usual and regular course of business) or similar transaction must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, except as follows.

     National Penn's articles of incorporation require the affirmative vote of shareholders with at least 80% of National Penn's total voting power to approve any merger, consolidation, share exchange, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of National Penn) or similar transaction involving a shareholder holding 5% or more of National Penn's voting power, unless the transaction has been approved in advance by a majority of National Penn's directors who are not affiliated with the 5% or more shareholder.

     Amendment of Articles of Incorporation

     Peoples
     -------

     Amendments to Peoples' articles of incorporation must be approved by the board of directors and also by a majority of the outstanding shares of voting stock, except that approval by at least 75% of the outstanding voting stock or at least a majority of the outstanding voting stock plus the affirmative vote of 75% of the members of the board of directors is generally required for amendments to provisions relating to: (1) cumulative voting in the election of directors; (2) number, classification and election of directors; (3) pre-emptive rights; (4) amendment of bylaws relating to limitations on directors' liabilities and the indemnification of directors and officers; (5) approval of business combinations; and (6) amendments to provisions relating to the foregoing in the articles of incorporation.

     National Penn
     -------------

     As a general matter, the approval of a majority of the votes cast by all shareholders entitled to vote is necessary to amend National Penn's articles of incorporation. National Penn's articles of incorporation contain two provisions that require a super-majority vote of shareholders to amend, repeal, or adopt any provision inconsistent, with particular sections of such articles:

     o Amendment or repeal of, or adoption of any provision inconsistent with, the provisions of National Penn's articles of incorporation relating to the classification of directors, the filling of board vacancies, or the removal of directors, requires the affirmative vote of shareholders holding at least two-thirds of the votes which all shareholders then hold for an election of directors.

     o Amendment or repeal of, or adoption of any provision inconsistent with, the provisions of National Penn's articles of incorporation relating to a merger, consolidation or similar transaction with a 5% or more shareholder of National Penn requires the affirmative vote of shareholders holding at least 80% of the votes which all shareholders then hold.

     Amendment of Bylaws

     Peoples
     -------

     Peoples' bylaws may only be amended by a majority vote of the board of directors or by the affirmative vote of at least 66-2/3% of the votes shareholders are entitled to cast. The provisions of Peoples' bylaws relating to director liability and indemnification rights may only be amended with either a 75% vote by the members of the board of directors or the vote of 75% of outstanding shares.

     National Penn
     -------------

     The authority to amend or repeal National Penn's bylaws is vested in National Penn's board of directors, subject to the power of National Penn's shareholders to change such action by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon with the following exception. Any amendment to the limitation of directors' liability and indemnification provisions of the bylaws requires the affirmative vote of 80% of the members of National Penn's entire board of directors or of shareholders holding at least 80% of the votes that all shareholders are entitled to cast.

Inspection Rights

     Peoples
     -------

     Peoples makes available for inspection by any shareholder at the time and place of any shareholder meeting a complete list of shareholders entitled to vote at the meeting in accordance with Pennsylvania law.

     National Penn
     -------------

     As required by Pennsylvania law, National Penn makes available for inspection by any shareholder at the time and place of any shareholder meeting a complete list of the shareholders entitled to vote at the meeting. The list includes the address of and the number of shares held by each shareholder. In addition, shareholders of National Penn, upon written demand under oath stating the purpose thereof, have the right, for any proper purpose, to examine during usual business hours the share register, books or records of account and records of the proceedings of National Penn's shareholders and directors, and to make copies or extracts therefrom.

Shareholder Rights Plan

     Peoples
     -------

     Peoples does not maintain a shareholders' rights plan.

     National Penn
     -------------

     National Penn maintains a shareholder rights plan under which holders of National Penn common stock are entitled, under certain circumstances generally involving an accumulation of shares of National Penn common stock, to purchase shares of National Penn common stock or common stock of the potential acquiror at a substantially reduced price. See "Description of National Penn Capital Securities- Shareholder Rights Plan" at page 76.

Anti-Takeover Provisions

     Peoples
     -------

     Peoples is subject to some, but not all, of various provisions of the Pennsylvania Business Corporation Law of 1988 which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E-H of the Pennsylvania Business Corporation Law of 1988.

     Subchapters 25E-H of the Pennsylvania Business Corporation Law of 1988 contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the Pennsylvania Business Corporation Law of 1988, Peoples has opted out of the provisions of Subchapter 25E (relating to control transactions) but is subject to the provisions of Subchapters 25F (relating to business combinations), 25G (relating to control share acquisitions) and 25H (relating to disgorgement). Such action can be reversed under certain circumstances.

     In addition, the fiduciary duty standards applicable to the board of directors of Peoples under the Pennsylvania Business Corporation Law of 1988, and certain provisions of Peoples' articles of incorporation and bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Peoples stock, a proxy contest for control of Peoples, the assumption of control of Peoples by a holder of a large block of Peoples' stock and the removal of Peoples' management

     National Penn
     -------------

     Under Pennsylvania law, National Penn's board may consider a wide variety of factors and groups in determining whether an action, including a takeover offer, is in the best interests of the corporation. See "Description of National Penn Capital Securities-Anti-Takeover Charter and Pennsylvania Law Provisions" at page 76.

     Because National Penn is a bank holding company, certain acquisitions of voting power or ownership of National Penn's common stock are subject to various regulatory approvals.

     National Penn is subject to those provisions of the Pennsylvania Business Corporation Law that are applicable to a corporation which has a class of equity securities registered under the Securities and Exchange Act of 1934, unless the corporation "opts out" of such provisions in its articles of incorporation. These provisions are contained in Subchapters 25E through 25J of the Pennsylvania Business Corporation Law. National Penn has not opted out of any of these provisions. All of these provisions apply to National Penn. See "Description of National Penn Capital Securities-Anti-Takeover Charter and Pennsylvania Law Provisions" and "Shareholder Rights Plan" at page 76.

Voluntary Dissolution

     Peoples
     -------

     Peoples' articles of incorporation provide that Peoples may voluntarily liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 75% of the votes which all shareholders are entitled to cast.

     National Penn
     -------------

     If the board of directors of a Pennsylvania corporation, such as National Penn, recommends that the corporation be dissolved and directs that the question be submitted to a vote at a meeting of the corporation's shareholders, the corporation may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

Dissenters' Rights

     Peoples
     -------

     Peoples shareholders will have dissenters' rights in connection with the merger, as described in "Rights of Dissenting Shareholders" at page 71.

     National Penn
     -------------

     National Penn's shareholders will generally have dissenters' rights under the Pennsylvania Business Corporation Law, unless there are more than 2,000 shareholders of record of National Penn common stock at the time in question. As of the date of these materials, National Penn has approximately 3,699 shareholders of record, consequently, National Penn's shareholders would not have dissenters' rights under Pennsylvania law.

     Further, National Penn's articles of incorporation and bylaws do not grant dissenters' rights to National Penn's shareholders.

                                   ADJOURNMENT

     In the event that we do not have sufficient votes for a quorum or to approve the merger agreement at the special meeting, we in intend to adjourn the meeting to permit further solicitation of proxies. We can only use proxies received by Peoples at the time of the special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to you as a separate matter for consideration.

     The board of directors recommends that you mark your proxy in favor of the adjournment proposal so that your proxy may be used to vote for adjournment if necessary. If you properly executed your proxy, we will consider that you voted in favor of the adjournment proposal unless your proxy indicates otherwise. If we adjourn the special meeting, we will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the special meeting.

                                     EXPERTS

     The consolidated financial statements of National Penn as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which are incorporated by reference in this document, have been audited by Grant Thornton LLP, independent certified public accountants, whose report is incorporated by reference in this document and given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Peoples as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which are incorporated by reference in this document, have been audited by Beard Miller Company LLP, independent certified public accountants, whose report is incorporated by reference in this document in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the National Penn common stock to be issued in the merger and certain other legal matters relating to the merger are being passed upon for National Penn by the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C., Wyomissing, Pennsylvania. As of the date of these materials, attorneys in the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C. own, directly or indirectly, 4,200 shares of National Penn common stock.

     Certain legal matters relating to the merger are being passed upon for Peoples by the law firm of Stevens & Lee P.C. As of the date of these materials, attorneys in the law firm of Stevens & Lee, P.C. own, directly or indirectly, fewer than 1,000 shares of Peoples common stock.

                                 OTHER BUSINESS

     As of the date of this document, Peoples' board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in these materials. However, if any other matter shall properly come before the special meeting or any adjournments or postponements thereof and shall be voted upon, the form of proxy shall be deemed to confer authority to the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger proposal will be voted in favor of any adjournment or postponement of the special meeting.

                              SHAREHOLDER PROPOSALS

     If the merger agreement is approved and the merger takes place, Peoples will not have an annual meeting of its shareholders in 2004. If the merger does not take place, Peoples anticipates that its 2004 annual meeting of shareholders will be held in October 2004. Any proposal intended to be submitted by a Peoples shareholder for inclusion in Peoples' proxy statement for the annual meeting must have been received by Peoples at its principal executive office at 24 South Third Street, Oxford, Pennsylvania by August 15, 2004. If you do not submit a proposal for inclusion in the proxy materials in accordance with these requirements, you may, nonetheless, submit a proposal for consideration at the annual meeting, if held, in accordance with Peoples' bylaws by notifying the Secretary of Peoples in writing not less than five days following public notice of the meeting date.

                       WHERE YOU CAN FIND MORE INFORMATION

     National Penn and Peoples file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as National Penn and Peoples that file electronically with the SEC. The address of that site is http://www.sec.gov.

     National Penn maintains an Internet site that contains information about National Penn and its subsidiaries. Its address is http://www.nationalpennbancshares.com. Peoples maintains an Internet site that contains information about Peoples and its subsidiaries. Its address is http://www.peoplesoxford.com.

     National Penn filed a registration statement with the SEC under the Securities Act of 1933, relating to the National Penn common stock offered to the Peoples shareholders in connection with the merger. The registration statement contains additional information about National Penn and the National Penn common stock. The SEC allows a registrant such as National Penn to omit certain information included in the registration statement from this document. You may read and copy the registration statement at the SEC's public reference facilities described above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This document incorporates by reference important business and financial information about National Penn and Peoples that is not included in or delivered with these materials. The following documents filed with the SEC by National Penn and Peoples are incorporated by reference in this document:

     Documents filed by National Penn:

     o National Penn's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 11, 2004.

     o National Penn's Current Reports on Form 8-K filed with the SEC on January 21, 2004, February 24, 2004, March 31, 2004, April 13, 2004
          and April 15, 2004.

     o The description of National Penn common stock contained in National Penn's registration statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description.

     o The description of National Penn's Shareholder Rights Plan contained in National Penn's registration statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 dated August 21, 1999.

     Documents filed by Peoples:

     o Peoples' Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 23, 2004.

     o Peoples' Current Reports on Form 8-K filed with the SEC on January 23, 2004 and April 21, 2004.

     National Penn and Peoples also incorporate by reference in these materials additional documents filed by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the final adjournment of the special meeting of Peoples shareholders.

     Any statement contained in these materials or in a document incorporated by reference in these materials will be deemed to be modified or superseded to the extent that a statement contained herein or in any later filed document which also is incorporated by reference herein modifies or supersedes the statement.

     You may obtain copies of the information incorporated by reference in this document. (See page 4 of this document for information on how to make a request for information.)

     All information contained or incorporated by reference in these materials about National Penn was supplied or verified by National Penn. All information contained or incorporated by reference in these materials about Peoples was supplied or verified by Peoples.

                                                                    ANNEX A

                                    AGREEMENT


     THIS AGREEMENT, dated as of December 17, 2003 ("Agreement"), is made by and between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and PEOPLES FIRST INC., a Pennsylvania corporation ("PFI").

                                   BACKGROUND

      1. NPB owns directly all of the outstanding capital stock of National Penn Bank, a national banking association ("NPBank").

      2. PFI owns directly all of the outstanding capital stock of The Peoples Bank of Oxford, a Pennsylvania bank ("Peoples Bank").

      3. NPB and PFI desire for PFI to merge with and into NPB, with NPB surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania and this Agreement. Promptly thereafter, NPB desires to merger Peoples Bank with and into NPBank, with NPBank surviving such merger as a wholly-owned subsidiary of NPB, in accordance with the applicable laws of the United States, the Commonwealth of Pennsylvania and this Agreement.

      4. As a condition and inducement to NPB to enter into this Agreement, the directors, certain officers and other substantial shareholders with ownership interests in excess of five percent (5%) of PFI are each concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1 (the "Letter Agreement").

      5. As a condition and inducement to each of NPB and PFI to enter into this Agreement, NPB has caused NPBank to enter into agreements (the "Key Management Agreements") with George C. Mason, Hugh J. Garchinsky and Gary R. Davis (the "Key Peoples Management") regarding the terms of their engagement and employment, respectively, following consummation of the transactions contemplated hereby.

      6. Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a), and intends the Merger to be a reorganization as defined in IRC Section 368(a).

      7. NPB and PFI desire to provide the terms and conditions governing the transactions contemplated herein.


                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                     GENERAL

      1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      Adjusted PFI Option has the meaning given to that term in Section 2.07 of this Agreement.

      Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

      Aggregate Cash Consideration has the meaning given to that term in Section 2.02(b).

      Aggregate Common Stock Consideration has the meaning given to that term in
Section 2.02(b).

      Agreement means this Agreement, including any amendment or supplement hereto.

      Application means an application for regulatory approval which is required by the Contemplated Transactions.

      Articles of Merger mean the articles of merger to be executed by NPB and PFI and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

      Bank Merger means the merger of Peoples Bank with and into NPBank, with NPBank surviving such merger, contemplated by Section 1.03 of this Agreement.

      Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

      Banking Code means the Pennsylvania Banking Code of 1965, as amended.

      BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

      BHC Act means the Bank Holding Company Act of 1956, as amended.

      Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which NPBank is authorized or obligated by law or executive order to close.

      Cash Consideration has the meaning given to such term in Section 2.02(a)(ii) of this Agreement.

      Cash Election Shares has the meaning given to such term in Section 2.02(b)(ii).

      Closing Date means the date on which the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived, or as soon as practicable thereafter.

      Common Stock Consideration has the meaning given to such term in Section 2.02(a)(i) of this Agreement.

      Common Stock Election Shares has the meaning given to such term in Section 2.02(b)(i).

      Confidentiality Agreement means the confidentiality agreement dated November 10, 2003 between NPB and Sandler O'Neill & Partners, L.P., as agent for PFI.

      Contemplated Transactions means all of the transactions contemplated by this Agreement, including: (a) the merger of PFI with and into NPB, with NPB surviving such merger; (b) the merger of Peoples Bank with and into NPBank, with NPBank surviving such merger as a wholly-owned subsidiary of NPB; (c) the performance by NPB and PFI of their respective covenants and obligations under this Agreement; and (d) the performance by NPBank and Peoples Bank of their respective covenants and obligations under the Bank Plan of Merger.

      CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

      Determination Date means the Business Day which is two (2) Business Days immediately prior to the Closing Date.

      Determination Period has the meaning given to such term in Section 2.05 of this Agreement.

      Dissenting PFI Shares has the meaning given to that term in Section 2.06 of this Agreement.

      Effective Date means the date upon which the Articles of Merger shall be filed in the PDS and shall be the same as the Closing Date or as soon thereafter as is practicable.

      Election means either a Common Stock Election, a Cash Election or a Mixed Election.

      Election Deadline means 5:00 p.m., prevailing Eastern Time, on the day that is two (2) Business Days prior to the Closing Date.

      Election Form means a form, in such form as NPB and PFI shall mutually agree, on which holders of PFI Common Stock shall make an Election.

      Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated for the protection of human health, safety or the environment, whether by type or by quantity, including any material containing any such substance as a component.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

      Exchange Agent means the agent designated by NPB (as soon as practicable following execution of this Agreement) to act as the exchange agent for purposes of conducting the election procedures described in Section 2.02(b) and the exchange procedure described in Section 2.08.

      Exchange Ratio means the exchange ratio set forth in Section 2.02(a)(i), as it may be adjusted pursuant to Section 2.09.

      FDIC means the Federal Deposit Insurance Corporation.

      FRB means the Federal Reserve Board.

      GAAP means accounting principles generally accepted in the United States.

      IRC means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      IRS means the Internal Revenue Service.

      Key Management Agreements has the meaning given to such term in the Background Section of this Agreement.

      Key Peoples Management has the meaning given to such term in the Background Section of this Agreement.

      Knowledge of NPB means the knowledge of NPB's executive officers and directors.

      Knowledge of PFI means the knowledge of PFI's executive officers and directors.

      Letter Agreement has the meaning given to such term in the Background Section of this Agreement.

      Material Adverse Effect means a material adverse effect on (a) the business, financial condition or results of operations of PFI on a consolidated basis (when such term is used in Article III hereof) or NPB on a consolidated basis (when such term is used in Article IV hereof) other than, in each case, any change, circumstance or effect relating to (i) any change in the value of the respective investment portfolios of NPB or PFI resulting from a change in interest rates generally, (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the Bank Insurance Fund, (iii) changes in general economic (except in the context of determining a Material Adverse Effect for purposes of asset quality), legal, regulatory or political conditions affecting banking institutions generally,
(iv) reasonable expenses (plus reasonable legal fees, costs and expenses relating to any litigation arising as a result of the Merger) incurred in connection with this Agreement and the transactions contemplated hereby, (v) actions or omissions of a party (or any of its Subsidiaries) taken pursuant to the terms of this Agreement with the prior written consent of the other party in contemplation of the transactions contemplated hereby (including without limitation any actions taken by PFI pursuant to Section 5.07 of this Agreement), and (vi) any effect with respect to a party hereto caused, in whole or in substantial part, by the other party, or (b) the ability of such party to consummate the Contemplated Transactions.

      Merger means the merger of PFI with and into NPB, contemplated by this Agreement.

      Merger Consideration has the meaning given to such term in Section 2.02(a)(ii) of this Agreement.

      Mixed Election has the meaning given that term in Section 2.02(c) of this Agreement.

      NASD means the National Association of Securities Dealers, Inc.

      Nasdaq means the National Market tier of The Nasdaq Stock Market operated by the NASD.

      No-Election Shares has the meaning given to such term in Section 2.02(b).

      NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

      NPBank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

      NPB/NPBank Bylaws Restrictions means the provisions of the NPB and NP Bank bylaws that require the retirement of a director as of the annual meeting next following that director's reaching age 72.

      NPB Certificate has the meaning given to such term in Section 2.08(d) of this Agreement.

      NPB Common Stock means the shares of common stock, without par value, of NPB.

      NPB Disclosure Schedule means, collectively, the disclosure schedules delivered by NPB to PFI at or prior to the execution and delivery of this Agreement.

      NPB ERISA Affiliate has the meaning given to such term in Section 4.13(a) of this Agreement.

      NPB Financials means (a) the audited consolidated financial statements of NPB as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and (b) the unaudited interim consolidated financial statements of NPB for each calendar quarter after December 31, 2002.

      NPB Market Value has the meaning given to such term in Section 2.05 of this Agreement.

      OCC means the Office of the Comptroller of the Currency.

      PDB means the Department of Banking of the Commonwealth of Pennsylvania.

      PDS means the Department of State of the Commonwealth of Pennsylvania.

      Peoples Bank means The Peoples Bank of Oxford, a Pennsylvania bank, all the outstanding capital stock of which is owned by PFI.

      Peoples Bank Board has the meaning given to that term in Section 5.07(c)(iv)(D) of this Agreement.

      Peoples Bank Board Member means a director of PFI immediately prior to the Closing Date who becomes, and on the date of determination is, a member of the Peoples Bank Board.

      Peoples Bank Division has the meaning given to that term in Section 5.07(c)(iv)(A) of this Agreement.

      PFI means Peoples First, Inc., a Pennsylvania corporation.

      PFI NPBank Nominee has the meaning given to that term in Section 5.07(c)(iii) of this Agreement.

      PFI Benefit Plan has the meaning given to that term in Section 3.12 of this Agreement.

      PFI Certificate has the meaning given to that term in Section 2.02(b) of this Agreement.

      PFI Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

      PFI Disclosure Schedule means, collectively, the disclosure schedules delivered by PFI to NPB at or prior to the execution and delivery of this Agreement.

      PFI ERISA Affiliate has the meaning given to such term in Section 3.12(a) of this Agreement.

      PFI Financials means (a) the audited consolidated financial statements of PFI as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and (b) the unaudited interim consolidated financial statements of PFI for each calendar quarter after December 31, 2002.

      PFI Nominee has the meaning given to that term in Section 1.02(d)(i) of this Agreement.

      PFI Option has the meaning given to that term in Section 2.07 of this Agreement.

      PFI Option Plan means the stock option plan maintained by PFI immediately prior to the Effective Date.

      PFI Shareholders Meeting means the meeting of the holders of PFI Common Stock concerning the Merger pursuant to the Prospectus/Proxy Statement.

      Prospectus/Proxy Statement means the prospectus/proxy statement, together with any supplements thereto, to be sent to holders of PFI Common Stock in connection with the Contemplated Transactions.

      Reallocated Cash Shares has the meaning given to that term in Section 2.02(e)(i)(C).

      Reallocated Common Stock Shares has the meaning given to that term in
Section 2.02(e)(ii)(B).

      Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the NPB Common Stock to be issued in connection with the Contemplated Transactions.

      Regulatory Agreement has the meaning given to that term in Sections 3.11 and 4.12 of this Agreement.

      Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the PDB, the OCC, the FDIC, the NASD, and the respective staffs thereof.

      Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

      Rights Agreement means the rights agreement dated August 23, 1989, as amended August 21, 1999, between NPB and NPBank, as Rights Agent.

      SEC means the Securities and Exchange Commission.

      Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

      Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

      Securities Laws means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

      Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

      1.02  The Merger.

      (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date at a time and place to be agreed upon by the parties hereto; provided, in any case, that all conditions to closing set forth in Article VI of this Agreement (other than the delivery of certificates, opinions, and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

      (b) The Merger. Subject to the terms and conditions of this Agreement and in accordance with the BCL, on the Effective Date:

           (i) PFI shall merge with and into NPB;

           (ii) the separate existence of PFI shall cease;

           (iii) NPB shall be the surviving corporation in the Merger; and

           (iv) all of the property (real, personal and mixed), rights, powers, duties, obligations and liabilities of PFI shall be taken and deemed to be transferred to and vested in NPB, as the surviving corporation in the Merger, without further act or deed;

all in accordance with the applicable laws of the Commonwealth of Pennsylvania.

      (c) NPB's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of NPB, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of NPB, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

      (d) NPB's Board of Directors and Officers.

           (i) On and after the Effective Date, (A) the directors of NPB duly elected and holding office immediately prior to the Effective Date, and (B) one person (the "PFI Nominee") selected by PFI's Board of Directors and approved by NPB (which approval is hereby granted as to George C. Mason and will not otherwise be unreasonably withheld) shall be the directors of NPB, as the surviving corporation in the Merger, each to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB. NPB shall designate the PFI Nominee as a Class I director with a term of office through April 2006 and NPB agrees to re-nominate the PFI Nominee for at least one full three-year term thereafter.

           (ii) If the PFI Nominee, or any successor, resigns, dies or is otherwise removed from NPB's Board of Directors prior to the end of the Class I term ending April 2009, the former PFI directors who are then serving on the Peoples Bank Board, by a plurality vote, shall have the right to select the successor to such PFI Nominee, or any successor, subject to (A) compliance with the NPB/NPBank Bylaws Restrictions, (B) such person being "independent" as defined by the SEC and Nasdaq, and (C) approval of such person by NPB (which approval will not be unreasonably withheld). NPB shall take all reasonable steps to elect such successor to the NPB Board of Directors.

           (iii) On and after the Effective Date, the officers of NPB duly elected and holding office immediately prior to the Effective Date shall be the officers of NPB, as the surviving corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of incorporation and bylaws of NPB.

      1.03 Bank Merger. NPB and PFI shall each use their best efforts to cause Peoples Bank to merge with and into NPBank, with NPBank surviving such merger (the "Bank Merger") as soon as practicable after the Effective Date. Concurrently with the execution of this Agreement, NPB shall cause NPBank to execute, and PFI shall cause Peoples Bank to execute, the Bank Plan of Merger attached hereto as Exhibit 2 (the "Bank Plan of Merger"). The Bank Merger shall not be effected prior to the Effective Date.

                                   ARTICLE II

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

      2.01  NPB Common Stock.

      (a) Outstanding Shares. Each share of NPB Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of NPB Common Stock.

      (b) Treasury Stock. Each share of NPB Common Stock issued and held in the treasury of NPB immediately prior to the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of NPB.

      2.02  PFI Common Stock.

      (a) Conversion Alternatives. Subject to Sections 2.03, 2.04 and 2.06 below with respect to treasury stock, fractional shares and dissenting shares of PFI Common Stock, each share of PFI Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive, at the election of the holder thereof:

           (i) 1.505 shares of NPB Common Stock (the "Exchange Ratio"), including the associated rights to purchase securities pursuant to the Rights Agreement, subject to adjustment as provided in Section 2.09 below (the "Common Stock Consideration"); or

           (ii) $49.54 in cash (the "Cash Consideration," and collectively with the Common Stock Consideration, the "Merger Consideration").

 Notwithstanding the foregoing, (i) the number of shares of PFI Common Stock to be converted into the right to receive the Common Stock Consideration on the Effective Date (the "Aggregate Common Stock Consideration") shall be equal to seventy percent (70%) of the total number of shares of PFI Common Stock issued and outstanding on the Effective Date and (ii) the number of shares of PFI Common Stock to be converted into the right to receive the Cash Consideration on the Effective Date shall be equal to thirty percent (30%) of the total number of shares of PFI Common Stock issued and outstanding on the Effective Date, minus
(x) the number of shares of PFI Common Stock, if any, with respect to which dissenters' rights have been duly exercised and (y) the aggregate number of shares with respect to which cash is paid in lieu of fractional shares pursuant to Section 2.04 (the "Aggregate Cash Consideration").

      (b) Election Procedures. NPB and PFI shall cause the Exchange Agent to mail an Election Form to holders of PFI Common Stock not more than sixty (60) Business Days and not less than twenty (20) Business Days prior to the Election Deadline. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation):

           (i) to elect to receive the Common Stock Consideration with respect to all or a portion of their shares of PFI Common Stock (the "Common Stock Election Shares"); or

           (ii) to elect to receive the Cash Consideration with respect to all or a portion of their shares of PFI Common Stock (the "Cash Election Shares").

 The Exchange Agent shall use reasonable efforts to make the Election Form available to all persons who become holders of PFI Common Stock during the period between the record date for the mailing of the Election Form and the Election Deadline. Any holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a properly completed and signed Election Form accompanied by certificates that immediately prior to the Effective Date represented issued and outstanding shares of PFI Common Stock (the "PFI Certificates") to which such Election Form relates, in form acceptable for transfer (or by an appropriate guarantee of delivery of such PFI Certificates as set forth in such Election Form from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act) provided that such PFI Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). If a holder of PFI Common Stock either: (i) does not submit a properly completed Election Form before the Election Deadline; (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline; or (iii) fails to perfect his, her or its dissenters' rights pursuant to subsection 2.06 of this Agreement, the shares of PFI Common Stock held by such holder shall be designated "No-Election Shares." Nominee record holders who hold PFI Common Stock on behalf of multiple beneficial owners shall be required to indicate how many of the shares held by them are Common Stock Election Shares, Cash Election Shares and No-Election Shares.

For purposes of this Section 2.02, any Dissenting PFI Shares shall be deemed to be Cash Election Shares and, with respect to such shares, the holders thereof shall in no event be classified as holders of Reallocated Common Stock Shares.

      (c) Mixed Election. Subject to the immediately following sentence, each record holder of shares of PFI Common Stock immediately prior to the Effective Date shall be entitled to elect to receive shares of NPB Common Stock for a portion of such holder's shares of PFI Common Stock and cash for the remaining portion of such holder's shares of PFI Common Stock (the "Mixed Election"). With respect to each holder of PFI Common Stock who makes a Mixed Election, the shares of PFI Common Stock that such holder elects to be converted into the right to receive the Common Stock Consideration shall be treated as Common Stock Election Shares and the shares such holder elects to be converted into the right to receive the Cash Consideration shall be treated as Cash Election Shares.

      (d) Effective Election. Any Election shall be properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to (i) determine whether any election, modification or revocation is received, (ii) determine whether any election, modification or revocation has been properly made, and (iii) disregard immaterial defects in any Election Form. Good faith determinations made by the Exchange Agent regarding such matters shall be binding and conclusive. Neither NPB, PFI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

      (e) Allocation. The Exchange Agent shall effect the allocation among the holders of PFI Common Stock of rights to receive NPB Common Stock or cash in accordance with the Election Forms as follows:

           (i) Aggregate Cash Consideration Undersubscribed. If the amount of cash represented by the aggregate Cash Election Shares is less than the Aggregate Cash Consideration, then:

                (A) all Cash Election Shares (subject to Section 2.06 with respect to Dissenting PFI Shares) shall be converted into the right to receive cash;

                (B) No-Election Shares shall be deemed to be Cash Election Shares to the extent necessary to have the amount of cash represented by the aggregate Cash Election Shares equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent, in its sole discretion, shall determine. All remaining No-Election Shares shall thereafter be treated as Common Stock Election Shares;

                (C) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the amount of cash represented by the aggregate Cash Election Shares remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert, on a pro rata basis described in subsection 2.02(e)(iv) below, a sufficient number of Common Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the amount of cash represented by the aggregate Cash Election Shares, including the Reallocated Cash Shares, equals the Aggregate Cash Consideration, and thereafter all Reallocated Cash Shares will be converted into the right to receive cash; and

                (D) the Common Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive NPB Common Stock.

           (ii) Aggregate Cash Consideration Oversubscribed. If the amount of cash represented by the aggregate Cash Election Shares is more than the Aggregate Cash Consideration, then:

                (A) all Common Stock Election Shares and No-Election Shares shall be converted into the right to receive NPB Common Stock;

                (B) the Exchange Agent shall convert, on a pro rata basis described in subsection 2.02(e)(iv) below, a sufficient number of Cash Election Shares (excluding Dissenting PFI Shares) into

Common Stock Election Shares ("Reallocated Common Stock Shares") such that the amount of cash represented by the remaining aggregate Cash Election Shares equals the Aggregate Cash Consideration, and thereafter all Reallocated Common Stock Shares will be converted into the right to receive NPB Common Stock; and

                (C) the Cash Election Shares (subject to Section 2.06 with respect to Dissenting PFI Shares) which are not Reallocated Common Stock Shares shall be converted into the right to receive cash.

           (iii) Aggregate Cash Consideration and Aggregate Common Stock Consideration Satisfied. If the amount of cash represented by the aggregate Cash Election Shares is equal to the Aggregate Cash Consideration, then subsections
(d)(i) and (ii) shall not apply, and all Cash Election shares (subject to Section 2.06 with respect to Dissenting PFI Shares) shall be converted into the right to receive cash and all Common Stock Election Shares and all No-Election Shares shall be converted into the right to receive NPB Common Stock.

           (iv) Pro Rata Reallocations. If the Exchange Agent is required pursuant to subsection 2.02(e)(i)(C) to convert some Common Stock Election Shares into Reallocated Cash Shares, each holder of Common Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. If the Exchange Agent is required pursuant to subsection 2.02(e)(ii)(B) to convert some Cash Election Shares into Reallocated Common Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Common Stock Shares.

      2.03 Treasury Stock. Each share of PFI Common Stock issued and held in the treasury of PFI as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

      2.04 Fractional Shares. No fractional shares of NPB Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of PFI Common Stock who would otherwise be entitled to receive a fraction of a share of NPB Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of NPB Common Stock on the Closing Date.

      2.05 Market Value of NPB Common Stock. For purposes of this Agreement, the market value of a share of NPB Common Stock ("NPB Market Value") shall be deemed to be the average of the closing sale price of a share of NPB Common Stock, as reported on Nasdaq, as published in the Wall Street Journal, for the ten(10) trading days (the "Determination Period") ending on the Determination Date.

      2.06  Dissenting PFI Shareholders.

      (a) The outstanding shares of PFI Common Stock, the holders of which have timely filed written notices of an intention to demand appraisal for their shares ("Dissenting PFI Shares") pursuant to Subchapter D of the BCL and have not effectively withdrawn or lost their dissenters' rights under the BCL, shall not be converted into or represent a right to receive the Merger Consideration under this Agreement, and the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the BCL.

      (b) If any such holder of PFI Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting PFI Shares held by such holder shall be converted into a right to receive the Common Stock Consideration or the Cash Consideration in accordance with the applicable provisions of this Agreement. If any such holder of PFI Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting PFI Shares held by such holder shall be designated No-Election Shares and shall be converted on a share by share basis into either the right to receive the Common Stock Consideration or the Cash Consideration in accordance with the applicable provisions of this Agreement.

      (c) All payments in respect of Dissenting PFI Shares, if any, will be made by NPB.

      2.07  Stock Options.

      (a) On and after the Effective Date, each non-qualified stock option (each, a "PFI Option") to purchase shares of PFI Common Stock issued by PFI and outstanding on the Effective Date shall remain outstanding, subject to the following adjustments:

           (i) each PFI Option will constitute a right to purchase a number of shares of NPB Common Stock determined in accordance with Section 2.07(a)(ii), below, at a price equal to the amount determined in accordance with Section 2.07(a)(iii), below;

           (ii) the number of shares of NPB Common Stock subject to each PFI Option immediately following the Effective Date will be equal to the quotient of
(1) the product of the number of shares of PFI Common Stock originally subject to that option times the original exercise price of that option; divided by (2) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 2.07(a)(iii), below; and

           (iii) the exercise price of each PFI Option immediately after the Effective Date will be equal to the quotient of: (x) the product of the closing price of NPB Common Stock on the Effective Date times the original exercise price of that option, divided by (y) $49.54 (the Cash Consideration).

      (b) Except as otherwise provided in this section, the terms and conditions of all PFI Options will not be changed and such options will remain outstanding and will be exercisable in accordance with the terms of the applicable PFI Option Plan and stock option agreement. As adjusted pursuant to this section, each PFI Option will be referred to herein as an "Adjusted PFI Option".

      (c) As soon as practicable after the Effective Date, but in no event later than ten (10) Business Days after the Effective Date, NPB shall deliver to the holders of Adjusted PFI Options appropriate notices setting forth the effect of the adjustments described in Section 2.07(a), above. NPB shall comply with the terms of the PFI Option Plan.

      (d) NPB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NPB Common Stock for delivery upon exercise of Adjusted PFI Options in accordance with this Agreement. Within ten (10) Business Days after the Effective Date, NPB shall file a registration statement on Form S-8 (or any successor other appropriate forms), with respect to the shares of NPB Common Stock issuable upon exercise of the Adjusted PFI Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained thereon) for so long as such options remain outstanding.

      (e) With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, NPB shall administer the PFI Option Plan in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

      2.08  Surrender and Exchange of PFI Stock Certificates.

         (a) Exchange Fund. On or prior to the Effective Date, NPB shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of PFI Common Stock, sufficient cash and certificates representing shares of NPB Common Stock to make all payments and deliveries to shareholders of PFI pursuant to this Article II. Any cash and certificates for NPB Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         (b) Exchange Procedures for Effective Election Forms Submitted by Election Deadline. As soon as reasonably practicable after the Effective Date (and in any case no later than ten (10) Business Days thereafter), NPB shall cause the Exchange Agent to mail the Merger Consideration to shareholders of PFI who have submitted effective Election Forms prior to the Election Deadline.

         (c) Exchange Procedures in Absence of Effective Election Forms Submitted by Effective Deadline. As soon as reasonably practicable after the Effective Date (and in any case no later than ten (10) Business Days thereafter), NPB shall cause the Exchange Agent to mail to each record holder of PFI Common Stock immediately prior to the Effective Date who has not surrendered PFI Certificates representing all of the shares of PFI Common Stock owned by such holder pursuant to Section 2.02(b), a letter of transmittal which shall specify that delivery of the PFI Certificates shall be effected, and risk of loss and title to the PFI Certificates shall pass, only upon delivery of the PFI Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as NPB may reasonably specify and instructions for effecting the surrender of such PFI Certificates in exchange for the Cash Consideration and/or the Common Stock Consideration, as the case may be. Upon surrender of a PFI Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such PFI Certificate shall be entitled to receive within ten (10) Business Days thereafter and in exchange therefor (i) a certificate representing, in the aggregate, the whole number of shares of NPB Common Stock that such holder has the right to receive pursuant to this Article II and/or
(ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to this Article II. No interest will be paid or will accrue on any cash payment pursuant to this Section 2.08.

      (d) Each certificate for shares of NPB Common Stock (each, a "NPB Certificate") issued in exchange for PFI Certificates pursuant to this Section
2.08 shall be dated the Effective Date and be entitled to dividends, distributions and all other rights and privileges pertaining to such shares of NPB Common Stock from the Effective Date. Until surrendered, each PFI Certificate shall, from and after the Effective Date, evidence solely the right to receive the Merger Consideration.

      (e) If a PFI Certificate is exchanged on a date following one or more record dates after the Effective Date for the payment of dividends or any other distribution on shares of NPB Common Stock, NPB shall pay to the holder of such PFI Certificate cash in an amount equal to dividends payable on the shares of NPB Common Stock issued in exchange therefor and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this Section 2.08(e) upon surrender of PFI Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of PFI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as PFI Certificates are surrendered to NPB for exchange, NPB shall have the right to withhold dividends or any other distributions on the shares of NPB Common Stock issuable to such shareholder.

      (f) Upon the Effective Date, the stock transfer books for PFI Common Stock will be closed and no further transfers of PFI Common Stock will thereafter be made or recognized. All PFI Certificates surrendered pursuant to this Section
2.08 will be cancelled.

      (g) If there is a transfer of ownership of PFI Common Stock which is not registered in the transfer records of PFI, one or more NPB Certificates evidencing, in the aggregate, the proper number of shares of NPB Common Stock, a check in the proper amount of cash in lieu of any fractional shares, the per share Cash Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.08(e), as applicable and appropriate, may be issued with respect to such PFI Common Stock to such a transferee if the PFI Certificate representing such shares of PFI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

      (h) If any PFI Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed PFI Certificate, upon the making of a sworn affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.08 as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such PFI Certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed PFI Certificate to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against PFI, NPB or the Exchange Agent or any other party with respect to the PFI Certificate alleged to have been lost, stolen or destroyed.

      2.09 Anti-Dilution Provisions. If NPB shall, at any time before the Effective Date:

           (i) declare a dividend in shares of NPB Common Stock with a record date on or prior to the Closing Date;

           (ii) combine the outstanding shares of NPB Common Stock into a smaller number of shares;

           (iii) resolve to effect a split or subdivide the outstanding shares of NPB Common Stock with a record date on or prior to the Closing Date; or

           (iv) reclassify the shares of NPB Common Stock;

then, in any such event, the number of shares of NPB Common Stock to be delivered to PFI shareholders who are entitled to receive shares of NPB Common Stock in exchange for shares of PFI Common Stock shall be adjusted so that each PFI shareholder shall be entitled to receive such number of shares of NPB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if NPB shall declare a stock dividend of 3% payable with respect to a record date on or prior to the Effective Date, the Exchange Ratio shall be adjusted upward by 3%.) In addition, in the event that, prior to the Effective Date, NPB enters into an agreement pursuant to which shares of NPB Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each PFI shareholder entitled to receive shares of NPB Common Stock in the Merger shall be entitled to receive such number of shares or other securities or amount or obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred immediately prior to the happening of such event.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF PFI

      PFI hereby represents and warrants to NPB as follows:

      3.01  Organization.

      (a) PFI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. PFI is a bank holding company duly registered under the BHC Act. PFI has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. PFI is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

      (b) Peoples Bank is a bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Peoples Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Peoples Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

      (c) The deposits of Peoples Bank are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

      (d) PFI has no Subsidiaries other than Peoples Bank and those identified in PFI Disclosure Schedule 3.01(d).

      (e) The respective minute books of PFI and each PFI Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of PFI and the PFI Subsidiary.

      (f) PFI has delivered to NPB true and correct copies of the articles of incorporation and bylaws of PFI and Peoples Bank, and the articles of incorporation and bylaws of each other PFI Subsidiary, each as in effect on the date hereof.

      3.02  Capitalization.

      (a) The authorized capital stock of PFI consists of 10,000,000 shares of common stock, par value $1.00 per share ("PFI Common Stock"), of which at the date hereof 2,956,288 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and 96,920 are held as treasury shares. PFI has not issued nor is PFI bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of

PFI Common Stock or any other security of PFI or any securities representing the right to vote, purchase or otherwise receive any shares of PFI Common Stock or any other security of PFI, except (i) for PFI Options for 85,950 shares of PFI Common Stock issued and outstanding under the PFI Stock Option Plan, (ii) pursuant to PFI's Dividend Reinvestment Plan, and (iii) this Agreement.

      (b) Except as set forth in PFI Disclosure Schedule 3.02(b), PFI owns, directly or indirectly, all of the capital stock of Peoples Bank and the other PFI Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Bank Plan of Merger, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of Peoples Bank or any other PFI Subsidiary. Except for the PFI Subsidiaries, PFI does not possess, directly or indirectly, any material equity interest in any corporation, except for (i) equity interests in Peoples Bank's investment portfolio, (ii) equity interests held in connection with Peoples Bank's commercial loan activities and (iii) as set forth on PFI Disclosure
Schedule 3.02(b).

      (c) To the Knowledge of PFI, except as set forth on PFI Disclosure
Schedule 3.02(c) or as disclosed in PFI's proxy materials used in connection with its 2003 annual meeting of shareholders, no person or group is the beneficial owner of 5% or more of the outstanding shares of PFI Common Stock (the terms "person", "group" and "beneficial owner" are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

      3.03  Authority; No Violation.

      (a) PFI has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by PFI and the consummation by PFI of the Contemplated Transactions have been duly and validly approved by the Board of Directors of PFI and, except for approval by the shareholders of PFI as required by the BCL, no other corporate proceedings on the part of PFI are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by PFI and, subject to approval by the shareholders of PFI and subject to receipt of the required approvals of Regulatory Authorities described in
Section 4.04 hereof, constitutes the valid and binding obligation of PFI, enforceable against PFI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      (b) (i) The execution and delivery of this Agreement by PFI, (ii) subject to receipt of approvals from the PFI shareholders and the Regulatory Authorities referred to in Section 4.04 hereof and PFI's and NPB's compliance with any conditions contained therein, the consummation of the Merger, and (iii) compliance by PFI or any PFI Subsidiary with any of the terms or provisions hereof, do not and will not:

                (A) conflict with or result in a breach of any provision of the respective articles of incorporation or bylaws of PFI or any PFI Subsidiary;

                (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to PFI or any PFI Subsidiary or any of their respective properties or assets; or

                (C) except as described in PFI Disclosure Schedule 3.03, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PFI or any PFI Subsidiary under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which PFI or any PFI Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

      3.04 Consents. No consents or approvals of, or filings or registrations with, any public body or authority are necessary, and except as described in PFI Disclosure Schedule 3.04, no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement by PFI or the Bank Plan of Merger by Peoples Bank or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 4.04 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of PFI as required under the BCL, the consummation by PFI or Peoples Bank of the Contemplated Transactions.

      3.05  Financial Statements.

      (a) PFI has delivered to NPB the PFI Financials, except those pertaining to quarterly periods commencing after September 30, 2003, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered PFI Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of PFI as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

      (b) To the Knowledge of PFI and except as set forth in PFI Disclosure
Schedule 3.05(b), PFI did not, as of the date of the balance sheets referred to below,have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the PFI Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

      3.06 No Material Adverse Change. Neither PFI nor any PFI Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since September 30, 2003 which change has had a Material Adverse Effect.

      3.07  Taxes.

      (a) PFI and the PFI Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which PFI is a common parent. PFI has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, PFI and the PFI Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from PFI or any PFI Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to PFI or any PFI Subsidiary.

      (c) To the Knowledge of PFI, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon PFI or any PFI Subsidiary, nor has PFI or any PFI Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

      (d) Proper and accurate amounts have been withheld by PFI and each PFI Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

      3.08  Contracts.

      (a) Except as described in PFI Disclosure Schedule 3.08(a) or 3.12, neither PFI nor any PFI Subsidiary is a party to or subject to:

           (i) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements;

           (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

           (iii) any collective bargaining agreement with any labor union relating to employees;

           (iv) any agreement which by its terms limits the payment of dividends by PFI or any PFI Subsidiary;

           (v) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which PFI or any PFI Subsidiary is an obligor to any person, other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business, instruments relating to transactions entered into in the customary course of the banking business of Peoples Bank, and transactions in "federal funds", or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

           (vi) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law;

           (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

           (viii) except in the ordinary course of business, any lease for real property;

           (ix) any contract or arrangement with any broker-dealer or investment adviser;

           (x) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; or

           (xi) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization.

      (b) (i) All the contracts, plans, arrangements and instruments listed in PFI Disclosure Schedule 3.08(a) or 3.12 are in full force and effect on the date hereof, and neither PFI, any PFI Subsidiary nor, to the Knowledge of PFI, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect.

           (ii) Except as otherwise described in PFI Disclosure Schedule 3.08(a) or 3.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which PFI or any PFI Subsidiary is a party or by which PFI or any PFI Subsidiary may be bound:

                (A) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

                (B) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of PFI or any PFI Subsidiary; or

                (C) requires PFI or any PFI Subsidiary to provide a benefit in the form of PFI Common Stock or determined by reference to the value of PFI Common Stock.

      3.09  Ownership of Property; Insurance Coverage.

      (a) PFI and each PFI Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by PFI or such PFI Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the PFI Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

           (i) those items that secure liabilities for borrowed money and that are described in PFI Disclosure Schedule 3.09(a) or permitted under Article V hereof;

           (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

           (iii) liens for current taxes not yet due and payable;

           (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

           (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

           (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

PFI and each PFI Subsidiary have the right under leases of material properties used by PFI or such PFI Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

      (b) With respect to all agreements pursuant to which PFI or any PFI Subsidiary has purchased securities subject to an agreement to resell, if any, PFI or such PFI Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

      (c) PFI and each PFI Subsidiary maintain insurance in amounts considered by PFI to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither PFI nor any PFI Subsidiary has received notice from any insurance carrier that:

           (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

           (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

      (d) PFI and each PFI Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

      3.10 Legal Proceedings. Except as set forth in PFI Disclosure Schedule 3.10, neither PFI nor any PFI Subsidiary is a party to any, and there are no pending or, to the Knowledge of PFI, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

      (a) against PFI or any PFI Subsidiary;

      (b) to which the assets of PFI or any PFI Subsidiary are subject;

      (c) challenging the validity or propriety of any of the Contemplated Transactions; or

      (d) which could materially adversely affect the ability of PFI, Peoples Bank or any other PFI Subsidiary to perform their respective obligations under this Agreement and the Bank Plan of Merger;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

      3.11  Compliance with Applicable Law.

      (a) PFI and each PFI Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

      (b) PFI and each PFI Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

      (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of PFI, investigation into the business or operations of PFI or any PFI Subsidiary, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

      (d) Neither PFI nor any PFI Subsidiary has received any notification or communication from any Regulatory Authority:

           (i) asserting that PFI or any PFI Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

           (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PFI or any PFI Subsidiary;

           (iii) requiring or threatening to require PFI or any PFI Subsidiary, or indicating that PFI or any PFI Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of PFI or any PFI Subsidiary, including without limitation any restriction on the payment of dividends; or

           (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PFI or any PFI Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to NPB.

      (e) Neither PFI nor any PFI Subsidiary has received, consented to, or entered into any Regulatory Agreement, except as heretofore disclosed to NPB.

      (f) To the Knowledge of PFI, except as heretofore disclosed to NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to PFI or any PFI Subsidiary would have a Material Adverse Effect.

      (g) There is no injunction, order, judgment or decree imposed upon PFI or any PFI Subsidiary or the assets of PFI or any PFI Subsidiary which has had, or, to the Knowledge of PFI, would have, a Material Adverse Effect.

      3.12  ERISA.

      (a) PFI has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in PFI Disclosure Schedule 3.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of PFI or any other entity (a "PFI ERISA Affiliate") that, together with PFI, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "PFI Benefit Plans"), together with:

           (i) the most recent actuarial reports (if any) and financial reports relating to those PFI Benefit Plans which constitute "qualified plans" under IRC
Section 401(a);

           (ii) the most recent Form 5500 (if any) relating to such PFI Benefit Plans filed with the IRS; and

           (iii) the most recent IRS determination letters which pertain to any such PFI Benefit Plans.

      (b) Neither PFI nor any PFI ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by PFI or any PFI ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC
Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

      (c) Neither PFI nor any PFI ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

      (d) Each PFI Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

      (e) There is no existing, or, to the Knowledge of PFI, contemplated, audit of any PFI Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any PFI Benefit Plan, or by or on behalf of any individual participant or beneficiary of any PFI Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of PFI, is there any basis for such claim.

      (f) With respect to any services which PFI or any PFI Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any PFI Benefit Plan), PFI and each PFI Subsidiary:

           (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

           (ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

           (iii) have not breached any duty imposed by ERISA: and

           (iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except where any such action or inaction would not have a Material Adverse
Effect.

      3.13 Brokers and Finders. Neither PFI, any PFI Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Sandler O'Neill & Partners, L.P. ("Sandler"), whose engagement letter with PFI is included in PFI Disclosure Schedule 3.13.

      3.14  Environmental Matters.
            ---------------------

      (a) Except as set forth on PFI Disclosure Schedule 3.14, to the Knowledge of PFI, neither PFI nor any PFI Subsidiary, nor any property owned or operated by PFI or any PFI Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on PFI Disclosure Schedule 3.14, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of PFI, threatened, or any investigation pending, relating to the liability of PFI or any PFI Subsidiary with respect to any property owned or operated by PFI or any PFI Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

      (b) Except as set forth on PFI Disclosure Schedule 3.14, to the Knowledge of PFI, no property, now or formerly owned or operated by PFI or any PFI Subsidiary or on which PFI or any PFI Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against PFI or any PFI Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

      3.15 Business of PFI. Since September 30, 2003, neither PFI nor any PFI Subsidiary has, in any material respect:

      (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director, except as is permitted in Section 5.01(d);

      (b) eliminated employee benefits;

      (c) deferred routine maintenance of real property or leased premises;

      (d) eliminated a reserve where the liability related to such reserve has remained;

      (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

      (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

      3.16 CRA Compliance. PFI and Peoples Bank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Peoples Bank has received a CRA rating of "satisfactory" or better from the FDIC. To the Knowledge of PFI, there is no fact or circumstance or set of facts or circumstances which would cause PFI or Peoples Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

      3.17  Bank Merger.

      (a) Peoples Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan of Merger by Peoples Bank and the consummation by Peoples Bank of the Bank Merger have been duly and validly approved by the Board of Directors of Peoples Bank and by PFI as sole shareholder of Peoples Bank, and no other corporate proceedings on the part of Peoples Bank are necessary to consummate the Bank Merger. Subject to receipt of required approvals of Regulatory Authorities, the Bank Plan of Merger, upon its execution and delivery by Peoples Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Peoples Bank, enforceable against Peoples Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      (b) The execution and delivery of the Bank Plan of Merger and the consummation of the Bank Merger will not:

           (i) conflict with or result in a breach of any provision of the respective articles of incorporation or bylaws of PFI or Peoples Bank;

           (ii) subject to receipt of required Regulatory Approvals, violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to PFI or Peoples Bank or any of their respective properties or assets; or

           (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of PFI or Peoples Bank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which PFI or Peoples Bank is a party, or by which they or any of their respective properties or assets may be bound or affected;

excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

      3.18  Information to be Supplied.

      (a) The information supplied by PFI for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of PFI, and up to and including the date of the PFI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

      (b) The information supplied by PFI for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

      3.19  Related Party Transactions.

      (a) Except as set forth on PFI Disclosure Schedule 3.19, or as is disclosed in the footnotes to the PFI Financials, as of the date hereof, neither PFI nor any PFI Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of PFI or any PFI Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) Except as set forth in PFI Disclosure Schedule 3.19, as of the date hereof, no loan or credit accommodation to any PFI Affiliate is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of PFI, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

      3.20 Loans. All loans reflected as assets in the PFI Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

      3.21 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the PFI Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

      3.22 Reorganization. As of the date hereof, PFI does not have any reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC.

      3.23 Fairness Opinion. PFI has received an oral opinion from Sandler to the effect that, as of the date hereof, the consideration to be received by shareholders of PFI pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

      3.24  Securities Documents.  PFI has delivered to NPB copies of:

      (a) PFI's annual reports on SEC Form 10-K for the years ended December 31, 2002 and 2001;

      (b) PFI's quarterly report on SEC Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

      (c) all other reports, registration statements and filings of PFI filed with the SEC since January 1, 2003; and

      (d) PFI's proxy materials used in connection with its meetings of shareholders held in 2003 and 2002.

Such reports and proxy materials complied, in all material respects, and all future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

      3.25 Quality of Representations. To the Knowledge of PFI, no representation made by PFI in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF NPB

      NPB hereby represents and warrants to PFI as follows:

      4.01  Organization.

      (a) NPB is a corporation duly incorporated, organized and subsisting under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the BHC Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

      (b) NPBank is a national banking association duly organized and validly existing under the laws of the United States. NPBank has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPBank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

      (c) The deposits of NPBank are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

      (d) NPB has no Subsidiaries other than those identified in NPB Disclosure
Schedule 4.01(d).

      (e) The respective minute books of NPB and each NPB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of NPB and the NPB Subsidiary.

      (f) NPB has delivered to PFI true and correct copies of the respective articles of incorporation, articles of association and bylaws of NPB and NPBank, as in effect on the date hereof.

      4.02  Capitalization.

      (a) The authorized capital stock of NPB consists of (a) 62,500,000 shares of common stock, without par value ("NPB Common Stock"), of which, as of December 15, 2003, 45,806 shares are validly issued and held by NPB as treasury stock and 24,213,107 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (b) 1,000,000 shares of preferred stock, without par value, of which none are issued. NPB has not issued nor is NPB bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of NPB Common Stock or any other security of NPB or any securities representing the right to vote, purchase or otherwise receive any shares of NPB Common Stock or any other security of NPB, except (i) for options to acquire shares of NPB Common Stock issued under NPB's various stock option plans, (ii) pursuant to NPB's employee stock purchase plan, dividend reinvestment plan and directors' fee plan, (iii) pursuant to the Rights Agreement, and (iv) this Agreement.

      (b) NPB owns, directly or indirectly, all of the capital stock of NPBank and the other NPB Subsidiaries, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of NPBank or any other NPB Subsidiary. Except for the NPB Subsidiaries, NPB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in the investment portfolios of NPB's Subsidiaries, equity interests held by NPB's Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of NPB's Subsidiaries.

      4.03  Authority; No Violation.

      (a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by NPB and the consummation by NPB of the Contemplated Transactions (including, without limitation, the issuance of the Adjusted PFI Options) have been duly and validly approved by the Board of Directors of NPB by unanimous vote and no other corporate proceedings on the part of NPB are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by NPB and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      (b) (i) The execution and delivery of this Agreement by NPB, (ii) subject to receipt of approvals from the Regulatory Authorities referred to in Section
4.04 hereof and NPB's and PFI's compliance with any conditions contained therein, the consummation of the Contemplated Transactions, and (iii) compliance by NPB or any NPB Subsidiary with any of the terms or provisions hereof, do not and will not:

                (A) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of NPB or any NPB Subsidiary;

                (B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or any NPB Subsidiary or any of their respective properties or assets; or

                (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or any NPB Subsidiary under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or any NPB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (B) and (C) any such items which, in the aggregate, would not have a Material Adverse Effect.

      4.04 Consents. Except for consents and approvals of, or filings with, the SEC, the FRB, the OCC, the PDB, the NASD and state securities or "blue sky" authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or the consummation of the Contemplated Transactions.

      4.05  Financial Statements.
            ---------------------

      (a) NPB has delivered to PFI the NPB Financials, except those pertaining to quarterly periods commencing after September 30, 2003, which it will deliver to PFI within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

      (b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

      4.06 No Material Adverse Change. Neither NPB nor any NPB Subsidiary has suffered any adverse change in their respective assets, business, financial condition or results of operations since September 30, 2003 which change has had a Material Adverse Effect.

      4.07  Taxes.
            ------

      (a) NPB and the NPB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which NPB is the common parent. NPB has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, NPB and the NPB Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from NPB or any NPB Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith,

(ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) To the Knowledge of NPB, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon NPB or any NPB Subsidiary, nor has NPB or any NPB Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

      (c) Proper and accurate amounts have been withheld by NPB and each NPB Subsidiary from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

      4.08 Contracts. Except as described on NPB Disclosure Schedule 4.08, neither NPB nor any NPB Subsidiary is a party to or subject to: (i) any agreement which by its terms limits the payment of dividends by NPB or any NPB Subsidiary, or (ii) any contract, other than this Agreement, which restricts or prohibits it from engaging in any type of business permissible under applicable law.

      4.09  Ownership of Property; Insurance Coverage.

      (a) NPB and each NPB Subsidiary has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by NPB or such NPB Subsidiary, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the NPB Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

           (i) those items that secure liabilities for borrowed money and that are described in NPB Disclosure Schedule 4.08 or permitted under Article V hereof;

           (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith;

           (iii) liens for current taxes not yet due and payable;

           (iv) pledges to secure deposits and other liens incurred in the ordinary course of banking business;

           (v) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; and

           (vi) dispositions and encumbrances for adequate consideration in the ordinary course of business.

NPB and each NPB Subsidiary have the right under leases of material properties used by NPB or such NPB Subsidiary in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them.

      (b) With respect to all agreements pursuant to which NPB or any NPB Subsidiary has purchased securities subject to an agreement to resell, if any, NPB or such NPB Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

      (c) NPB and each NPB Subsidiary maintain insurance in amounts considered by NPB to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither NPB nor any NPB Subsidiary has received notice from any insurance carrier that:

           (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

           (ii) premium costs with respect to such insurance will be substantially increased;

except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

      (d) NPB and each NPB Subsidiary maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

      4.10 Financing. At the Effective Date, NPB will have available cash sufficient to pay the amounts required to be paid to PFI shareholders pursuant to this Agreement and shares available and reserved to pay the Common Stock Consideration, upon consummation of the Merger.

      4.11 Legal Proceedings. Neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

      (a) against NPB or any NPB Subsidiary;

      (b) to which the assets of NPB or any NPB Subsidiary are subject;

      (c) challenging the validity or propriety of any of the Contemplated Transactions; or

      (d) which could materially adversely affect the ability of NPB or any other NPB Subsidiary to perform their respective obligations under this Agreement and the Bank Plan of Merger;

except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect.

      4.12  Compliance with Applicable Law.

      (a) NPB and each NPB Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

      (b) NPB and each NPB Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not have a Material Adverse Effect.

      (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

      (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority:

           (i) asserting that NPB or any NPB Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

           (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary;

           (iii) requiring or threatening to require NPB or any NPB Subsidiary, or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary, including without limitation any restriction on the payment of dividends; or

           (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement");

in each case except as heretofore disclosed to PFI.

      (e) Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement except as heretofore disclosed to PFI.

      (f) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB or any NPB Subsidiary would have a Material Adverse Effect.

      (g) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, would have, a Material Adverse Effect.

      4.13  ERISA.

      (a) NPB has delivered to PFI true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth in NPB Disclosure Schedule 4.13, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of NPB or any other entity (an "NPB ERISA Affiliate") that, together with NPB, is treated as a single employer under IRC Sections 414(b),(c),(m) or (o) (collectively, the "NPB Benefit Plans"), together with:

           (i) the most recent actuarial reports (if any) and financial reports relating to those NPB Benefit Plans which constitute "qualified plans" under IRC
Section 401(a);

           (ii) the most recent Form 5500 (if any) relating to such NPB Benefit Plans filed by them, respectively, with the IRS; and

           (iii) the most recent IRS determination letters which pertain to any such NPB Benefit Plans.

      (b) Neither NPB nor any NPB ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2)) maintained or contributed to by NPB or any NPB ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC
Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan.

      (c) Neither NPB nor any NPB ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

      (d) Each NPB Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect.

      (e) There is no existing, or, to the Knowledge of NPB, contemplated, audit of any NPB Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, there are no pending or threatened claims by, on behalf of or with respect to any NPB Benefit Plan, or by or on behalf of any individual participant or beneficiary of any NPB Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the ordinary course of business), nor to the Knowledge of NPB, is there any basis for such claim.

      (f) With respect to any services which NPB or any NPB Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any NPB Benefit Plan), NPB and each NPB Subsidiary:

           (i) have correctly computed all contributions, payments or other amounts for which it is responsible;

           (ii) have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

           (iii) have not breached any duty imposed by ERISA: and

           (iv) have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non-performance) of services;

except where any such action or inaction would not have a Material Adverse
Effect.

      4.14 Brokers and Finders. Neither NPB, any NPB Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Contemplated Transactions, except for Griffin Financial Group LLC ("Griffin") whose engagement letter with NPB is included in NPB Disclosure Schedule 4.14.

      4.15  Environmental Matters.

      (a) Except as set forth on NPB Disclosure Schedule 4.15, to the Knowledge of NPB, neither NPB, any NPB Subsidiary, nor any property owned or operated by NPB or any NPB Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on NPB Disclosure Schedule 4.15, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of NPB, threatened, or any investigation pending, relating to the liability of NPB or any NPB Subsidiary with respect to any property owned or operated by NPB or any NPB Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect.

      (b) Except as set forth on NPB Disclosure Schedule 4.15, to the Knowledge of NPB, no property, now or formerly owned or operated by NPB or any NPB Subsidiary or on which NPB or any NPB Subsidiary holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu or foreclosure, has been listed or proposed for listing on the National Priority List under CERCLA on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against NPB or any NPB Subsidiary for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, which would have a Material Adverse Effect.

      4.16 Business of NPB. Since September 30, 2003, neither NPB nor any NPB Subsidiary has, in any material respect:

      (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director;

      (b) eliminated employee benefits;

      (c) deferred routine maintenance of real property or leased premises;

      (d) eliminated a reserve where the liability related to such reserve has remained;

      (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

      (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

      4.17 CRA Compliance. NPB and NPBank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, NPBank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NPBank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

      4.18 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the NPB Financials have been, and will be, established in accordance with GAAP and all applicable regulatory criteria.

      4.19  Bank Merger.

      (a) NPBank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan of Merger by NPBank and the consummation by NPBank of the Bank Merger have been duly and validly approved by the Board of Directors of NPBank and by NPB as sole shareholder of NPBank, and no other corporate proceedings on the part of NPBank are necessary to consummate the Bank Merger. Subject to receipt of required approvals of Regulatory Authorities, the Bank Plan of Merger, upon its execution and delivery by NPBank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of NPBank, enforceable against NPBank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      (b) The execution and delivery of the Bank Plan of Merger and the consummation of the Bank Merger will not:

           (i) conflict with or result in a breach of any provision of the respective articles of incorporation or association or bylaws of NPB or NPBank;

           (ii) subject to receipt of required approvals of Regulatory Authorities, violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or NPBank or any of their respective properties or assets; or

           (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of NPB or NPBank under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or NPBank is a party, or by which they or any of their respective properties or assets may be bound or affected;

excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

      4.20  Information to be Supplied.

      (a) The information supplied by NPB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, as of the date the Registration Statement is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of PFI, and up to and including the date of the PFI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

      (b) The information supplied by NPB for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

      4.21  Related Party Transactions.

      (a) Except as set forth on NPB Disclosure Schedule 4.21 or in the footnotes to the NPB Financials, as of the date hereof, neither NPB nor any NPB Subsidiary is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of NPB or any NPB Subsidiary, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other "persons" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) Except as set forth in NPB Disclosure Schedule 4.21, as of the date hereof, no loan or credit accommodation to any Affiliate of NPB or any NPB Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of NPB, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

      4.22 Loans. All loans reflected as assets in the NPB Financials are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests which have been perfected, excluding loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

      4.23 Reorganization. As of the date hereof, NPB does not have any reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the IRC. NPB shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

      4.24 Fairness Opinion. NPB has received an oral opinion from Griffin to the effect that, as of the date hereof, the consideration to be paid by NPB pursuant to this Agreement is fair, from a financial point of view, to NPB and the NPB Shareholders.

      4.25 NPB Common Stock. The shares of NPB Common Stock to be issued and delivered to PFI shareholders in accordance with this Agreement, and the shares of NPB Common Stock issuable pursuant to the Adjusted PFI Options, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of NPB shall have any pre-emptive right with respect thereto.

      4.26  Securities Documents.  NPB has delivered to PFI copies of:

      (a) NPB's annual reports on SEC Form 10-K for the years ended December 31, 2001 and 2002;

      (b) all other reports, registration statements and filings of NPB filed with the SEC since January 1, 2003; and

      (c) NPB's proxy materials used in connection with its meetings of shareholders held in 2002 and 2003.

Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. All such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

      4.27 Rights Agreement. No event or circumstance has occurred resulting in, and the execution of this Agreement by NPB will not result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered.

      4.28 "Well Capitalized". NPB and NPBank are "well capitalized" within the meaning of the FRB's and OCC's regulations, respectively. NPB and NPBank will be "well capitalized" on the Closing Date.

      4.29 Quality of Representations. To the Knowledge of NPB, no representation made by NPB in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

      5.01 Conduct of PFI's Business. Through the Closing Date, PFI shall, and shall cause each PFI Subsidiary to, in all material respects, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required or contemplated by this Agreement or with the written consent of NPB. PFI shall, and shall cause each PFI Subsidiary to, use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of PFI or the PFI Subsidiaries and others with whom business relationships exist, provided that non-customer contact job vacancies that occur prior to the Effective Date through attrition shall not be filled or any new employees hired, in each case without the prior written consent of NPB. PFI shall have the right to replace customer contact employees in the ordinary course of business consistent with past practice. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, PFI shall not, and shall not permit any PFI Subsidiary to:

      (a) change any provision of its articles of incorporation or of its bylaws;

      (b) change the number of authorized or issued shares of its capital stock; repurchase any shares of capital stock; or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock; declare, set aside or pay any dividend or other distribution in respect of capital stock; or redeem or otherwise acquire any shares of PFI capital stock; except that:

           (i) PFI may issue shares of PFI Common Stock upon the valid exercise of any PFI Options issued and outstanding on the date hereof, but excluding any options where the exercise thereof would breach a signed Letter Agreement;

           (ii) PFI may declare and pay quarterly cash dividends at a rate of $0.17 per share each quarter until the Closing Date in accordance with past practice;

           (iii) PFI may declare and pay a special 2003 year-end dividend in an amount not to exceed $0.10 per share; and

           (iv) subject to applicable regulatory restrictions, if any, Peoples Bank may pay cash dividends to PFI sufficient for PFI to fund any dividend by PFI permitted hereunder,

      (c) grant any severance or termination pay, other than pursuant to policies or agreements of PFI or any PFI Subsidiary in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with PFI or any PFI Subsidiary;

      (d) grant job promotions or increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with PFI or any PFI Subsidiary, except for:

           (i) routine periodic pay increases, selective merit pay increases and pay-raises in connection with promotions, all in accordance with past practice; provided, however, that such pay increases and raises shall not exceed five percent (5%) in the aggregate; and

           (ii) annual bonuses in the ordinary course for 2003, determined consistently with past practice, to be payable on or before December 31, 2003, to persons designated by PFI and approved by NPB (which approval shall not be unreasonably withheld); and

           (iii) annual bonuses in the ordinary course for 2004, determined consistently with past practice but pro-rated to the Closing Date, to be payable on or immediately prior to the Closing Date, to persons designated by PFI and approved by NPB (which approval shall not be unreasonably withheld); and

           (iv) retention bonuses on account of the Contemplated Transactions granted in good faith reasonable amounts not to exceed $250,000 in the aggregate and to be payable to persons designated by PFI and approved by NPB (which approval shall not be unreasonably withheld) not earlier than 30 days, nor later than 45 days, after the operational merger of Peoples Bank and NPBank (including conversion of PFI's computer system), which operational merger NPB presently anticipates will occur within sixty (60) days of the Effective Date;

      (e) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or businesses; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; enter into a purchase and assumption transaction with respect to deposits, loans or liabilities; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing office; file an application for a certificate of authority to establish a new office; change the status of any office as to its supervisory jurisdiction; or fail to maintain and enforce in any material respect its code of ethics and applicable compliance procedures;

      (f) sell or otherwise dispose of any material asset, other than in the ordinary course of business, consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which it has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

      (g) take any action which would result in any of the conditions set forth in Article VI hereof not being satisfied;

      (h) change any method, practice or principle of accounting, except as required by changes in GAAP concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

      (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

      (j) implement any pension, retirement, profit-sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

      (k) amend or otherwise modify its underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

      (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

      (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

      (n) take any action that would give rise to a right of payment to any individual under any employment agreement, except (i) in the ordinary course of business consistent with past practice, and (ii) for the execution of this Agreement;

      (o) purchase any security for its investment portfolio (i) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (ii) with a remaining maturity more than five (5) years;

      (p) except as set forth on PFI Disclosure Schedule 5.01(p), make any capital expenditure of $100,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by PFI of more than $75,000, or extending beyond twelve (12) months from the date hereof;

      (q) take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

      (r) agree to do any of the foregoing.

      5.02  Access; Confidentiality.

      (a) Through the Closing Date, each party hereto shall afford to the other, including its authorized agents and representatives, reasonable access to its and its Subsidiaries' businesses, properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of each party shall furnish the other party making such investigation, including its authorized agents and representatives, with such financial and operating data and other information with respect to such businesses, properties, assets, books and records and personnel as the party making such investigation, or its authorized agents and representatives, shall from time to time reasonably request.

      (b) Each party hereto agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with the other party's normal operations and customer and employee relationships. Neither PFI, NPB, nor any of their respective subsidiaries, shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

      (c) All information furnished to NPB or PFI by the other in connection with the Contemplated Transactions, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

      5.03  Regulatory Matters.  Through the Closing Date:

      (a) NPB and PFI shall cooperate with one another in the preparation of the Registration Statement (including the Prospectus/Proxy Statement) and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions. NPB and PFI shall each give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult the other with respect to the substance and status of such filings.

      (b) PFI and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the Contemplate Transactions.

      (c) PFI and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the Contemplated Transactions, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, PFI and NPB shall use their reasonable good faith efforts to provide each other certificates, "comfort" letters and other documents reasonably requested by the other.

      5.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or cause to be taken by each of its Subsidiaries, all actions, and to do, or cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions including, if necessary, appealing any adverse ruling in respect of any Application.

      5.05 No Solicitation. PFI shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to:

      (a) initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein);

      (b) enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal; or

      (c) agree to or endorse any Acquisition Proposal.

PFI shall (unless it believes, after consultation with its counsel, that such notification would violate the PFI Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement:

           (i) PFI may furnish or cause to be furnished confidential and non-public information concerning PFI and its businesses, properties or assets to a third party;

           (ii) PFI may engage in discussions or negotiations with a third party;

           (iii) following receipt of an Acquisition Proposal, PFI may take and disclose to its shareholders a position with respect to such Acquisition Proposal; and/or

           (iv) following receipt of an Acquisition Proposal, the PFI Board of Directors may withdraw or modify its recommendation of the Merger;

but in respect of the foregoing clauses (i) through (iv) only if the PFI Board of Directors shall conclude in good faith after consultation with its legal and financial advisors, that failure to do so would result in a breach by such directors of their fiduciary duties to PFI's shareholders.

As used herein, the term "Acquisition Proposal" means the public announcement of a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of PFI, any PFI Subsidiary, or any other business combination involving PFI or any PFI Subsidiary; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of PFI Common Stock or the then outstanding shares of common stock of any PFI Subsidiary.

      5.06 Update of Disclosure Schedules. Through the Closing Date, PFI shall update the PFI Disclosure Schedule, and NPB shall update the NPB Disclosure Schedule, as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

      5.07  Other Undertakings by NPB and PFI.

      (a) Undertakings of PFI.

           (i) Shareholder Approval. PFI shall submit this Agreement to its shareholders for approval at a meeting (the "PFI Shareholders Meeting") with the recommendation (unless it believes, after consultation with its legal counsel, that such recommendation would violate the PFI Board of Directors' fiduciary duties) of its Board of Directors to such shareholders to approve this Agreement. The PFI Shareholders Meeting may, in PFI's sole discretion, be held after all consents of any Regulatory Authorities have been obtained. If any such consent has not been obtained prior to the date established in the Prospectus/Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of PFI. The PFI Shareholders Meeting shall be held not later than 45 days after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing).

           (ii) Updated Fairness Opinion. PFI shall use its reasonable best efforts to obtain an updated written opinion from Sandler to the effect that the consideration to be received by shareholders of PFI pursuant to this Agreement is fair, from a financial point of view, to such shareholders, dated not more than ten days prior to the date of mailing of the Prospectus/Proxy Statement to the shareholders of PFI, for inclusion in such Prospectus/Proxy Statement.

           (iii) Phase I Environmental Audit. PFI shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by PFI or any PFI Subsidiary. NPB must commence a "phase I environmental audit" within sixty
(60) days of the date of this Agreement or NPB's right to perform such an audit shall be waived.

           (iv) Dividend Reinvestment Plan. Within ten days after the date of this Agreement, PFI shall suspend, effective the date of this Agreement and through the earlier of the Closing Date or the termination of this Agreement, the operation of PFI's Dividend Reinvestment Plan.

      (b) Undertakings of NPB and PFI.

           (i) Filings and Approvals. NPB and PFI shall cooperate with each other in the preparation and filing, as soon as practicable, of:

                (A)  the Applications;

                (B) the Registration Statement (including the Prospectus/Proxy Statement) and related filings, if any, under state securities laws relating to the Merger; and

                (C) all other documents necessary to obtain any other approvals and consents required to effect consummation of the Contemplated Transactions.

           (ii) Public Announcements. NPB and PFI shall agree upon the form and substance of any press release related to this Agreement and the Contemplated Transactions, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

           (iii) Maintenance of Insurance. NPB and each NPB Subsidiary, and PFI and each PFI Subsidiary, shall maintain insurance in such amounts as NPB and PFI, respectively, believe are reasonable to cover such risks as are customary in relation to the character and location of its and their respective Subsidiaries' properties and the nature of its and their respective Subsidiaries' businesses.

           (iv) Maintenance of Books and Records. NPB and each NPB Subsidiary, and PFI and each PFI Subsidiary, shall maintain books of account and records on a basis consistent with past practice.

           (v) Taxes. NPB and each NPB Subsidiary, and PFI and each PFI Subsidiary, shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

           (vi) Integration Team. NPB and PFI shall cooperate with each other in the selection of an integration team, which team shall plan and implement an orderly, cost-effective consolidation of Peoples Bank's back room operations presently located in Oxford, Pennsylvania, into NP Bank's operations in Boyertown, Pennsylvania. Consistent with PFI maintaining its independent status prior to the Effective Date, NPB will provide sufficient resources and personnel to effectively guide the integration team.

           (vii) Outside Service Bureau Contracts. NPB and PFI shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any contract or arrangement PFI or any PFI Subsidiary may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall elect) and PFI for the provision of similar services to PFI or any PFI Subsidiary on terms and conditions mutually acceptable to PFI and NPB.

           (viii) In-House Operations. NPB and PFI shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities or services of PFI or any PFI Subsidiary, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between NPB or any NPB Subsidiary (as NPB shall select) and PFI for the provision of similar services to PFI or any PFI Subsidiary on terms and conditions mutually acceptable to PFI and NPB.

           (ix) Delivery of Financial Statements. NPB and PFI shall each deliver to the other, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended December 31, 2003, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income for the periods then ended, which financial statements shall fairly present, in all material respects, its consolidated financial condition, results of operations for the periods then ended in accordance with GAAP, subject to year-end audit adjustments and footnotes.

           (x) Delivery of SEC Documents. NPB and PFI shall each deliver to the other copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

      (c) Undertakings of NPB.

           (i) Employees, Severance Policy.

                (A) Subject to NPB's usual personnel and qualification policies, NPB will endeavor to continue the employment of all current non-management employees of PFI in positions that will contribute to the successful performance of the combined organization. More specifically, NPB will, after consultation with George C. Mason and Hugh J. Garchinsky, prior to or soon after the Closing Date, inform each PFI employee of the likelihood of such employee having continued employment with NPB, NPBank or any other NPB Subsidiary following the Closing, and will permit any PFI employee to apply for any employment position posted as available with NPB, NPBank or any other NPB Subsidiary. NPB will give any PFI applicant priority consideration. Where there is a coincidence of responsibilities, NPB will try to reassign the affected individual to a needed position that utilizes the skills and abilities of the individual. If that is impracticable or if NPB elects to eliminate a position or does not offer the employee comparable employment (i.e., a position of substantially similar job descriptions or responsibilities at substantially the same salary level in a work location within twenty five (25) miles of the employee's then current work location with PFI), NPB will make severance payments to the displaced employee as set forth in this Section 5.07(c)(i).

                (B) Subject to the following minimum and maximum benefits, NPB will grant an eligible employee two weeks of severance pay (at his then current pay rate) for each year of an employee's service with PFI or any PFI Subsidiary prior to the employment termination date. The minimum benefit shall be eight weeks' salary for full-time employees, which will be pro-rated for part-time employees. The maximum severance benefit will be 26 weeks' salary.

                (C) All employees of PFI or of any PFI Subsidiary on the date hereof will be eligible for severance benefits set forth in this Section 5.07(c)(i), except that:

                      (1) No employee of PFI or of any PFI Subsidiary who shall receive any payment or benefit pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits; and

                      (2) No employee of PFI or of any PFI Subsidiary with an operating systems conversion support role of any kind shall be eligible for any severance benefits unless such employee continues in employment for 30 days following the actual consolidation and conversion of Peoples Bank's operating systems with and into NPBank's operating systems, which, as of the date hereof, is scheduled to be completed not later than sixty days after the Effective Date.

                (D) Each person eligible for severance benefits will remain eligible for such benefits if his or her employment is terminated, other than for "cause", within twelve months after the Effective Date. Any person whose employment with NPB or any NPB Subsidiary is terminated without "cause" after twelve months from the Effective Date shall receive such severance benefit from NPB or such NPB Subsidiary as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with PFI or any PFI Subsidiary).

                (E) For purposes of this Section 5.07(c)(i), "cause" means the employer's good faith reasonable belief that the employee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, NPB, any NPB Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under NPB's dismissal policy; or (5) violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

           (ii)  Employee Benefits.

                (A) As of the Effective Date, each employee of PFI or of any PFI Subsidiary who becomes an employee of NPB or of any NPB Subsidiary shall be entitled to full credit for each year of service with PFI of the PFI Subsidiary for purposes of determining eligibility for participation and vesting, but not benefit accrual, in NPB's, or as appropriate, in the NPB Subsidiary's, employee benefit plans, programs and policies. NPB shall use the original date of hire by PFI or a PFI Subsidiary in making these determinations.

                (B) The employee benefits provided to former employees of PFI or a PFI Subsidiary after the Effective Date shall be reasonably equivalent in the aggregate to the employee benefits provided by NPB or its Subsidiaries to their similarly situated employees. The medical, dental and life insurance plans, programs or policies, if any, that become applicable to former employees of PFI or any PFI Subsidiary shall not contain any exclusion or limitation with respect to any pre-existing condition of any such employees or their dependents.

                (C) NPB shall, or shall cause NP Bank to, honor the supplemental retirement benefit plans for George C. Mason and Carl R. Fretz, and honor the change in control agreements among PFI, Peoples Bank and Scott W. Gundaker and Susan H. Reeves, as in effect on the date hereof.

                (D) Subject to the other provisions of this Section 5.07(c)(ii) and Section 2.07, after the Effective Date, NPB may discontinue, amend, convert to, or merge with, an NPB or NPB Subsidiary plan any PFI Benefit Plan, subject to such plan's provisions and applicable law.

           (iii) Election of NPBank Directors.

                (A) Upon consummation of the Bank Merger and subject to compliance with all applicable legal requirements, NPB shall cause NPBank to elect one person selected by PFI's Board of Directors and approved by NPB (which approval is hereby granted as to Hugh J. Garchinsky and will not otherwise be unreasonably withheld) (a "PFI NPBank Nominee") as a director of NPBank, effective the effective date of the Bank Merger, to hold office until his successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of NPBank; and NPB and NPBank shall take all steps necessary to insure that the PFI NPBank Nominee is re-elected to NPBank's Board of Directors for each of the three years following the effective date of the Bank Merger if such person is in office as director of NPBank on the annual election dates.

                (B) If the PFI NPBank Nominee, or any successor, resigns, dies or is otherwise removed from NPBank's Board of Directors prior to the end of the third one-year term, the former PFI directors who are then serving on the Peoples Bank Board, by a plurality vote, shall have the right to select the successor to such PFI NPBank Nominee, or any successor, subject to (A) compliance with the NPB/NPBank Bylaws Restrictions, (B) such person being "independent" as defined by the SEC and Nasdaq, and (C) approval of such person by NPB (which approval will not be unreasonably withheld). NPB shall take all reasonable steps to elect such successor to the NPBank Board of Directors.

           (iv) PFI Division, PFI Board.

                (A) Upon consummation of the Contemplated Transactions, NPB shall cause NPBank to establish and operate a separate banking division called "Peoples Bank of Oxford, a Division of National Penn Bank" (the "Peoples Bank Division"). Subject to the next sentence, the Peoples Bank Division will consist of all Peoples Bank's present community offices and two additional high profile community offices to be opened by the Peoples Bank Division within the four years following the Effective Date unless otherwise mutually agreed by the Peoples Bank Board. Notwithstanding the foregoing, the Georgetown office of Peoples Bank will be combined with the Georgetown office of NPBank's HomeTowne Heritage Bank division, and the combined office will become and remain part of the HomeTowne Heritage Bank Division.

                (B) NPB will utilize the Peoples Bank Division in the further expansion of its business in Southern Chester County, Pennsylvania, as well as points immediately south, including Cecil County and Harford County, Maryland, and New Castle County, Delaware. NPB will accomplish the expansion of the community office system through, among other things, the opening of de novo offices or the acquisition of branch deposits or assets from other financial institutions.

                (C) All offices and operations of the Peoples Bank Division will be branded using the name "Peoples Bank of Oxford, a Division of National Penn Bank", including without limitation all branch signage, statements, communications, business cards, stationary, brochures, web site, marketing materials, promotional items, billing and all other aspects of the Peoples Bank Division.

                (D) Upon consummation of the Contemplated Transactions, NPB shall cause NPBank to establish the "Peoples Bank of Oxford Division Board of Directors" (the "Peoples Bank Board"). The Peoples Bank Board shall initially consist of the members of PFI's Board of Directors at the Effective Date and one or two NPB or NPBank representatives selected by NPB. In accordance with NPB corporate governance procedures and guidelines, the Peoples Bank Board will have authority to add additional members from time to time. NPB anticipates that the emphasis of the Peoples Bank Board will be on business development, marketing and expansion of the Peoples Bank Division throughout Southern Chester County, Pennsylvania and points immediately south.

                (E) PFI's current non-employee directors who become Peoples Bank Board Members shall receive a $10,000 annual cash retainer. Other persons who may be selected for service on the Peoples Bank Board shall be compensated in accordance with NPB's standard compensation arrangements for divisional board members, which is partially fixed and partially incentive-based compensation. PFI's current non-employee directors who become Peoples Bank Board Members shall have the option of electing to receive such NPB standard compensation. The Peoples Bank Board shall have indemnification and insurance coverage no less favorable than members of the Board of Directors of NPBank.

                (F) NPB shall operate the Peoples Bank Division, and maintain the Peoples Bank Board at the foregoing compensation level, for a period of at least two years after the Effective Date, except that this covenant shall expire if and when NPB shall be acquired or otherwise sold, or if agreed to by a majority vote of both the Peoples Bank Board and the NPBank Board of Directors. In the event that the Peoples Bank Board is discontinued for any reason at any time prior to three (3) years after the Effective Date, any remaining compensation due to Peoples Bank Board members for the balance of the three (3) year period shall be accelerated and become immediately due and payable.

           (v) Indemnification, Insurance.

                (A) NPB shall indemnify, defend, and hold harmless the directors, officers, employees and agents of PFI and the PFI Subsidiaries (each, an "Indemnified Party") against all losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities and amounts paid in settlement arising out of actions or omissions or alleged acts or omissions (collectively, "Prior Acts") occurring at or prior to the Effective Date (including the Contemplated Transactions) to the fullest extent permitted by Pennsylvania law, including provisions relating to advances of expenses incurred in the defense of any proceeding to the full extent permitted by Pennsylvania law upon receipt of any undertaking required by Pennsylvania law. Without limiting the foregoing, in a case (if any) in which a determination by NPB is required to effectuate any indemnification, NPB shall direct, at the election of the Indemnified Party, that the determination shall be made by independent counsel mutually agreed upon between NPB and the Indemnified Party.

                (B) NPB shall, and it shall cause NPBank to, keep in effect provisions in its articles of incorporation or association and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

                (C) NPB shall use its reasonable best efforts (and PFI shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, to:

                      (1) maintain directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Date, issued by a carrier assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher; or

                      (2) obtain coverage for Prior Acts for the Indemnified Parties under the directors' and officers' liability insurance policies currently maintained by NPB;

in either case, providing at least the same coverage as the D&O Insurance currently maintained by PFI and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years from the Effective Date; provided, that NPB shall not be obligated to make annual premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to PFI's directors and officers, $69,064 (150% of the annual premium payment, as of December 1, 2003, under PFI's current policy in effect on the date of this Agreement) (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                (D) If any claim is made against present or former directors, officers or employees of PFI or any PFI Subsidiary who are covered or potentially covered by insurance, neither NPBank nor NPB shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                (E) If NPB or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 5.07(c)(v).

                (F) The provisions of this Section 5.07(c)(v) are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                (G) NPB shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.07(c)(v).

           (vi) Retention Bonuses. NPB shall cause the retention bonuses described in Section 5.01(d) of this Agreement to be paid in accordance with such Section 5.01(d).

           (vii) Reorganization. Through the Closing Date, NPB shall not take any action that would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

           (viii) Conduct of NPB's Business. Through the Closing Date, NPB shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of NPB and others with whom business relationships exist.


                                   ARTICLE VI

                                   CONDITIONS

      6.01 Conditions to PFI's Obligations under this Agreement. The obligations of PFI hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by PFI pursuant to
Section 8.03 hereof:

      (a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB and NPBank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by NPB and NPBank, respectively, and PFI shall have received certified copies of the resolutions evidencing such authorizations.

      (b) Covenants; Representations. The obligations of NPB and NPBank required by this Agreement to be performed by NPB or NPBank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

      (c) Approvals of Regulatory Authorities. Procurement by PFI and NPB of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to PFI or NPB of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

      (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

      (e) Officer's Certificate. NPB shall have delivered to PFI a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 6.01 have been satisfied.

      (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

      (g) Tax Opinion. PFI shall have received an opinion of Stevens & Lee, P.C., special counsel to PFI, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, including cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of PFI, NPB and others.

      (h) Approval by PFI's Shareholders. This Agreement shall have been approved by the shareholders of PFI by such vote as is required by the BCL and the articles of incorporation and bylaws of PFI.

      (i) Other Documents. PFI shall have received such other certificates, documents or instruments from NPB or its officers or others as PFI shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

      (j) Nasdaq Listing. The NPB Common Stock, including the NPB Common Stock to be issued in the Merger and pursuant to the Adjusted PFI Options, shall be authorized for quotation on Nasdaq.

      (k) Rights Agreement. No event shall have occurred which shall result in the grant, issuance or triggering of any right or entitlement or the obligation to grant or issue any interest in NPB Common Stock or enable or allow any right or other interest associated with the Rights Agreement to be exercised, distributed or triggered, and no other event shall have occurred under the Rights Agreement which would materially adversely affect any current or future right or interest of any holders of PFI Common Stock.

      (l) Key Management Agreements. Neither NPB nor NPBank shall have violated, or taken any action to renounce or repudiate, the Key Management Agreements.

      6.02 Conditions to NPB's Obligations under this Agreement. The obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to
Section 8.03 hereof:

      (a) Corporate Proceedings. All action required to be taken by, or on the part of, PFI and Peoples Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the Contemplated Transactions, shall have been duly and validly taken by PFI and Peoples Bank, respectively, and NPB shall have received certified copies of the resolutions evidencing such authorizations.

      (b) Covenants; Representations. The obligations of PFI and Peoples Bank required by this Agreement to be performed by PFI and Peoples Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of PFI set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

      (c) Approvals of Regulatory Authorities. Procurement by NPB and PFI of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Contemplated Transactions; and no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or PFI of the Contemplated Transactions that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

      (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the Contemplated Transactions.

      (e) Officer's Certificate. PFI shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 6.02 have been satisfied.

      (f) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all approvals deemed necessary by NPB's counsel from state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

      (g) Tax Opinion or Letter. NPB shall have received an opinion of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to NPB, or a letter from Grant Thornton LLP, NPB's independent certified public accountants, dated the Closing Date, to the effect that (a) the Merger constitutes a reorganization under Section 368(a) of the IRC, and (b) any gain realized in the Merger will be recognized only to the extent of cash or other property (other than NPB Common Stock) received in the Merger, including cash received in lieu of fractional share interests; in rendering their opinion, such counsel or firm may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of PFI, NPB and others.

      (h) Approval by PFI's Shareholders. This Agreement shall have been approved by the shareholders of PFI by such vote as is required by the BCL and the articles of incorporation and bylaws of PFI.

      (i) Other Documents. NPB shall have received such other certificates, documents or instruments from PFI or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Contemplated Transactions, or related securities law compliance.

      (j) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 5.07(a)(iii) hereof shall not result in a Material Adverse Effect on PFI; provided, however that (i) any such environmental audit must be initiated within thirty (30) days of the date of this Agreement and (ii) NPB must terminate or irrevocably waive its right to terminate the Agreement for failure of the condition set forth in this Section 6.02(j) within fifteen (15) days of receiving the results of such environmental audit.

      (k) Key Peoples Management. Each Key Peoples Management member shall remain employed by PFI or any Peoples Subsidiary through the Effective Date.


                                   ARTICLE VII

                                   TERMINATION

        7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

      (a) By the mutual written consent of the parties hereto.

      (b) By NPB or PFI:

           (i) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 6.01(b) or 6.02(b), as the case may be) and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such 60-day period;

           (ii) If the Closing Date shall not have occurred prior to September 30, 2004 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

           (iii) If any Regulatory Authority whose approval or consent is required for consummation of the Contemplated Transactions shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

           (iv) If the PFI Shareholders vote but fail to approve the Merger at the PFI Shareholders Meeting.

      (c) By PFI, no later than 5:00 p.m. prevailing Eastern Time on the Business Day immediately preceding the Closing Date, if both of the following conditions occur as of the close of business on the Determination Date:

           (i) the NPB Market Value shall be less than $26.57 per share, but not less than $24.24 per share; and

           (ii) the quotient obtained by dividing the NPB Market Value by $33.21 per share shall be less than (ii) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (ii).

      For purposes of this Section 7.01(c), the following terms have the meanings indicated.

      "Index Group" means the bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. The bank holding companies are as follows: (1) Susquehanna Bancshares, Inc.; (2) Fulton Financial Corporation; (3) Harleysville National Corporation; (4) Univest Corp.; (5) S&T Bancorp; (6) First Commonwealth Financial; (7) Omega Financial Corp.; and (8) Sterling Financial Corporation.

      "Index Price" on a given date means the average of the closing sale prices of the companies comprising the Index Group.

      "Average Index Price" means the average of the Index Prices for the ten
(10) trading days ending on the Determination Date.

      "Starting Date" means the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

      If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 7.01(c).

      (d) By PFI, no later than 5:00 p.m. prevailing Eastern Time on the Business Day immediately preceding the Closing Date, if the NPB Market Value shall be less than $24.24 per share.

      7.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 5.02(c) and 8.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or PFI to the other, except for any liability of NPB or PFI under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.01  Expenses and Other Fees.

      (a) Except as set forth in Section 8.01(b), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the Contemplated Transactions, including fees and expenses of its own financial consultants, accountants and counsel.

      (b) If PFI fails to complete the Merger after the occurrence of one of the following events, and NPB shall not be in material breach of this Agreement, PFI shall immediately pay NPB a fee of Seven Million Dollars ($7,000,000):

           (i) a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB:

                (A) acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of PFI Common Stock; or

                (B) enters into an agreement, letter of intent or memorandum of understanding with PFI pursuant to which such person or group or any affiliate of such person or group would:

                      (1) merge or consolidate, or enter into any similar transaction, with PFI;

                      (2) acquire all or substantially all of the assets or liabilities of PFI; or

                      (3) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of PFI Common Stock; or

           (ii) PFI authorizes, recommends or publicly proposes, or publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described in subsection (b)(i)(B) above; or

           (iii) the PFI shareholders vote but fail to approve the Merger at the PFI Shareholders Meeting, or the PFI Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

                (A) the PFI Board of Directors shall have withdrawn or modified its recommendation that PFI shareholders approve this Agreement;

                (B) there has been an announcement by a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an Affiliate of NPB, of an offer or proposal to acquire 10% or more of the PFI Common Stock then outstanding, or to acquire, merge, or consolidate with PFI, or to purchase all or substantially all of PFI's assets; or

                (C) any one or more directors or officers of PFI or other persons who have signed a Letter Agreement, acting jointly or severally, and who, individually or in the aggregate, beneficially own one percent (1%) or more of the PFI Common Stock shall have failed to maintain continued ownership of the shares of PFI Common Stock over which he, she or they exercise sole or shared voting power (as identified on his, her or their signed Letter Agreements), as required by such signed Letter Agreements; or (D) any director or officer of PFI or other person who has signed a Letter Agreement shall have failed to vote at the PFI Shareholders Meeting the shares of PFI Common Stock over which he or she exercises sole or shared voting power (as identified on his or her signed Letter Agreement), as required by such signed Letter Agreement.

      8.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date. Without limiting the foregoing, Sections 1.02(d), 2.07, 2.08, and 5.07(c)(i),
(ii), (iii), (iv), (v) and (vi) shall survive the Closing.

      8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may:

      (a) amend this Agreement;

      (b) extend the time for the performance of any of the obligations or other acts of either party hereto;

      (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

      (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise.

      This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      8.04  Entire Agreement.

      (a) This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement.

      (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that the Peoples Bank Board Members may enforce the provisions of Sections 1.02(d), 2.07, 2.08, 5.07(c)(i),
(ii), (iii), (iv), (v) and (vi), and any Indemnified Party may enforce Section 5.07(c)(v).

      8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

      8.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

      (a) If to NPB or NPBank, to:

           National Penn Bancshares, Inc.
           National Penn Bank
           Philadelphia and Reading Avenues
           P.O. Box 547
           Boyertown, Pennsylvania  19512-0547

           Attention:      Wayne R. Weidner, Chairman and CEO
                           Glenn E. Moyer, President

           Telecopy No.:  610-369-6349
           with a copy to:

           H. Anderson Ellsworth, Esquire
           Jay W. Waldman, Esquire
           Ellsworth, Carlton, Mixell & Waldman, P.C.
           1105 Berkshire Boulevard
           Suite 320
           Wyomissing, Pennsylvania 19610

           Telecopy No.:  610-371-9510

      (b) If to PFI, to:

           Peoples First Inc.
           24 South Third Street
           P O Box 500
           Oxford, Pennsylvania 19363

           Attention:      George C. Mason, Chairman
                           Hugh J. Garchinsky, President and CEO

           Telecopy No.:

           with a copy to:

           David W. Swartz, Esquire
           Stevens & Lee, P.C.
           111 North Sixth Street
           P.O. Box 679 Reading, Pennsylvania 19603-0679

           Telecopy No.: 610-376-5610

      8.07 Disclosure Schedules. Information contained on either the PFI Disclosure Schedule or the NPB Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of such party where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

      8.08 Tax Disclosure. Notwithstanding anything else in this Agreement to the contrary, each party hereto (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and federal income tax structure of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any employee, representative, or other agent of any party) relating to such tax treatment or tax structure; provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws. This authorization of disclosure is not effective until the earlier of (i) the date of the public announcement of discussions relating to the Contemplated Transactions, (ii) the date of the public announcement of the Contemplated Transactions, or (iii) the date of execution of an agreement (with or without conditions) to enter into the Contemplated Transactions.

      8.09 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      8.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      8.11 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania, except to the extent the National Bank Act is applicable by its terms.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                     NATIONAL PENN BANCSHARES, INC.

(Corporate Seal)                   By: /s/ Wayne R. Weidner
                                           -----------------
                                           Wayne R. Weidner
                                           Chairman and CEO

                              Attest:  /s/ Sandra L. Spayd
                                           -----------------
                                           Sandra L. Spayd
                                           Secretary

                                     PEOPLES FIRST, INC.

(Corporate Seal)                   By: /s/ George C. Mason
                                           -----------------
                                           George C. Mason
                                           Chairman

                                       By: Hugh J. Garchinsky
                                           -----------------
                                           Hugh J. Garchinsky
                                           President and CEO

                               Attest: /s/ Carl R. Fretz
                                           -----------------
                                           Carl R. Fretz
                                           Vice Chairman and
                                             Secretary

                               BANK PLAN OF MERGER

      THIS BANK PLAN OF MERGER ("Bank Plan of Merger") dated December 17, 2003, is by and between NATIONAL PENN BANK, a national banking association ("NPBank"), and THE PEOPLES BANK OF OXFORD, a Pennsylvania bank ("Peoples Bank").


                                   BACKGROUND

      1. NPBank is a wholly-owned subsidiary of National Penn Bancshares, Inc., a Pennsylvania corporation ("NPB").

      2. Peoples Bank is a wholly-owned subsidiary of Peoples First, Inc., a Pennsylvania corporation ("PFI").

      3. NPB and PFI have executed an Agreement dated December 17, 2003 (the "Agreement"). The Agreement provides for the merger of Peoples Bank with and into NPBank, with NPBank surviving such merger, but only after closing of the "Merger" provided for in the Agreement. After closing of the "Merger", NPBank and Peoples Bank will each be direct wholly-owned subsidiaries of NPB. This Bank Plan of Merger is being executed by NPBank and Peoples Bank pursuant to the Agreement.

      4. Capitalized terms used in this Bank Plan of Merger that are not otherwise defined herein shall have the meanings given them in the Agreement.


                                    AGREEMENT

      In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America and the Commonwealth of Pennsylvania, NPBank and Peoples Bank, intending to be legally bound hereby, agree:


                                    ARTICLE I

                                     MERGER

      Subject to the terms and conditions of this Bank Plan of Merger, and in accordance with the applicable laws and regulations of the United States of America and the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof):

      (a) Peoples Bank shall merge with and into NPBank, under the charter of NPBank;

      (b) the separate existence of Peoples Bank shall cease; and

      (c) NPBank shall be the surviving bank.

Such transaction is referred to herein as the "Bank Merger", and NPBank, as the surviving bank in the Bank Merger, is referred to herein as the "Surviving Bank".

                                   ARTICLE II

                        NAME AND BUSINESS OF ASSOCIATION

      The name of the Surviving Bank shall be National Penn Bank. The business of the Surviving Bank shall be that of a national banking association. This business shall be conducted by the Surviving Bank at its main office which shall be located at Reading and Philadelphia Avenues, Boyertown, Pennsylvania 19512, and its legally established branches and other facilities.


                                   ARTICLE III

                       ARTICLES OF ASSOCIATION AND BYLAWS

      3.1 Articles of Association. On and after the Effective Date, the articles of association of the Surviving Bank shall read in their entirety as set forth on Schedule 3.1 attached hereto and made a part hereof, until changed in accordance with applicable law, such articles of association, and the Surviving Bank's bylaws.
      3.2 Bylaws. On and after the Effective Date, the bylaws of NPBank, as in effect immediately prior to the Effective Date, shall automatically be and remain the bylaws of the Surviving Bank, until changed in accordance with applicable law, the Surviving Bank's articles of association, and such bylaws.


                                   ARTICLE IV

                         BOARD OF DIRECTORS AND OFFICERS

      4.1  Board of Directors.

      (a) On and after the Effective Date, (1) the directors of NPBank duly elected and holding office immediately prior to the Effective Date and (2) one person selected by PFI's Board of Directors and approved by NPB (which approval is hereby granted as to Hugh J. Garchinsky and will not otherwise be unreasonably withheld) (a "PFI NPBank Nominee") shall be the directors of the Surviving Bank, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank; provided, however, that with respect to the PFI NPBank Nominee, NPB and NPBank shall take all steps necessary to ensure that such person is re-elected to NPBank's Board of Directors for each of the three years following the Effective Date if such person is in office as a director of NPBank on the annual election dates.

      (b) If the PFI NPBank Nominee, or any successor, resigns, dies or is otherwise removed from NPBank's Board of Directors prior to the end of the third one-year term, the former PFI directors who are then serving on the Peoples Bank Board, by a plurality vote, shall have the right to select the successor to such PFI NPBank Nominee, or any successor, subject to (A) compliance with the NPB/NPBank Bylaws Restrictions, (B) such person being "independent" as defined by the SEC and Nasdaq, and (C) approval of such person by NPB (which approval will not be unreasonably withheld). NPB shall take all reasonable steps to elect such successor to the NPBank Board of Directors.

      4.2 Officers. On and after the Effective Date, the officers of NPBank duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Bank, together with the Key Peoples Management and such other officers as may be appointed from time to time, each to hold office until his or her successor is elected and qualified or otherwise in accordance with applicable law, the articles of association and bylaws of the Surviving Bank.

                                    ARTICLE V

                              CONVERSION OF SHARES

      5.1 NPBank Capital Stock. Each share of NPBank capital stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of identical capital stock of the Surviving Bank.

      5.2 Peoples Bank Capital Stock. Each share of Peoples Bank capital stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.


                                   ARTICLE VI

                          EFFECTIVE DATE OF THE MERGER

      The Bank Merger shall be effective at the time specified in a merger approval to be issued by the Office of the Comptroller of the Currency of the United States of America (the "Effective Date").


                                   ARTICLE VII

                              EFFECT OF THE MERGER

      On the Effective Date: the separate existence of Peoples Bank shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of NPBank and Peoples Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

      The obligations of NPBank and Peoples Bank to effect the Bank Merger shall be subject to closing of the "Merger" provided for in the Agreement.


                                   ARTICLE IX

                                   TERMINATION

      This Bank Plan of Merger shall terminate automatically upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Bank Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

                                    ARTICLE X

                                    AMENDMENT

      This Bank Plan of Merger may be amended at any time prior to consummation of the Bank Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.


                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Bank Plan of Merger.

      11.2 Notices. Any notice or other communication required or permitted under this Bank Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 8.06 of the Agreement.

      11.3 Captions. The headings of the several Articles herein are intended for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Bank Plan of Merger.

      11.4 Counterparts. For the convenience of the parties hereto, this Bank Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      11.5 Governing Law. This Bank Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, National Penn Bank and The Peoples Bank of Oxford have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above, each pursuant to a resolution of its board of directors, acting by a majority.


                                 NATIONAL PENN BANK


(Corporate Seal)             By: /s/ Glenn E. Moyer
                                     ------------------
                                     Glenn E. Moyer
                                     President and CEO


                         Attest: /s/ Sandra L. Spayd
                                     ------------------
                                     Sandra L. Spayd
                                     Secretary


                                 THE PEOPLES BANK OF OXFORD


(Corporate Seal)             By: /s/ George C. Mason
                                     ------------------
                                     George C. Mason
                                     Chairman


                             By: /s/ Hugh J. Garchinsky
                                     ------------------
                                     Hugh J. Garchinsky
                                     President and CEO


                         Attest: /s/ Carl R. Fretz
                                     ------------------
                                     Carl R. Fretz
                                     Vice Chairman and Secretary

                                                              SCHEDULE 3.1

                             ARTICLES OF ASSOCIATION

                               NATIONAL PENN BANK

      FIRST: The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "National Penn Bank."

      SECOND: The place where the main banking house or offices of this Association shall be located, its operations of discount and deposit carried on, and its general business conducted, shall be Boyertown, County of Berks, State of Pennsylvania.

      THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, as such number may from time to time be fixed by a majority of the Board of Directors. The Board of Directors may, between annual meetings of shareholders, increase the number of directors by not more than two where the number of directors last elected by shareholders was fifteen or less and by not more than four where the number of directors last elected by shareholders was sixteen or more and may appoint persons to fill the resulting vacancies. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. All members of the Board of Directors shall own qualifying shares in accordance with the provisions of the National Bank Act set forth in Section 72 of Title 12 of the United States Code, as amended, and the regulations and interpretations of the Comptroller of the Currency thereunder.

      FOURTH: The regular annual meeting of the shareholders of this Association shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on such date of each year as is specified therefor in the By-Laws.

      FIFTH: The amount of authorized capital stock of this Association shall be Six Million Dollars ($6,000,000) divided into 400,000 shares of common stock with a par value per share of Fifteen Dollars ($15.00) each, but the capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States. No shareholder shall be entitled to preemptive rights.

           The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

      SIXTH: The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board; but the Board of Directors may appoint a Director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents, who shall be authorized, in the absence of the President, to perform all acts and duties pertinent to the office of President, except such acts and duties as only the President is authorized by law to perform; to appoint a Cashier and such other officers as may be required to transact the business of this Association; to fix salaries to be paid to all officers of this Association; and to dismiss such officers, or any of them.

           The Board of Directors shall have the power to define the duties of officers and employees of this Association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which Directors shall be elected or appointed, and to appoint judges of the election; to make all by-laws that may be lawful for them to make for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

      SEVENTH: The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of Boyertown, Pennsylvania, without the approval of the shareholders of this Association, but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other place or places without the approval of the shareholders of this Association, but subject to the approval of the Comptroller of the Currency.

      EIGHTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Association, or is or was serving at the request of the Association as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall be indemnified by the Association against expenses (including attorneys' fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent permitted to Pennsylvania corporations under Pennsylvania law.

           Any person claiming indemnification within the scope of this Article shall be entitled to advances from the Association for payment of the expenses of defending actions against such person in the manner and to the fullest extent permitted to Pennsylvania corporations under Pennsylvania law.

           Notwithstanding anything contained herein to the contrary, no director, officer, or employee of the Association shall be entitled to indemnification against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association.

           On the request of any person requesting indemnification or an advance under this Article, the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to the above-referenced action, suit, or proceeding, shall determine whether the standards required by this Article have been met. If, however, such a quorum of directors is not obtainable or is not empowered by statute to make such determination or if a majority of said quorum so directs, such determination shall be made by independent legal counsel.

           The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

      NINTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

      TENTH: The Board of Directors of this Association or any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this Association, may call a special meeting of shareholders at any time; provided, however, that, unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association at their respective addresses as shown upon the books of the Association. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States; provided, however, that the notice of any shareholders' meeting at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.

      ELEVENTH: Notwithstanding anything to the contrary contained herein, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of law or these Articles of Association or of the bylaws, the meeting and vote of shareholders may be dispensed with, if all of the shareholders shall consent in writing to such corporate action being taken.

                                                              ANNEX B



                                                        December 17, 2003

National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512

Ladies and Gentlemen:

      National Penn Bancshares, Inc. ("NPB") and Peoples First, Inc. ("Peoples") are considering entering into an Agreement dated December 17, 2003 (the "Agreement").

      Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein: (a) NPB will acquire Peoples by a merger of Peoples with and into NPB; (b) shareholders of Peoples will receive shares of NPB common stock and/or cash in exchange for their shares of Peoples common stock owned on the closing date; and (c) optionholders of Peoples will receive stock options exercisable for common stock of NPB in exchange for options exercisable for common stock of Peoples outstanding on the closing date (the foregoing, collectively, the "Transactions").

      I have been advised that I may be deemed to be an "affiliate" of Peoples for purposes of certain rules issued by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933.

      I understand that NPB is requiring, as a condition to its execution and delivery to Peoples of the Agreement, that I execute and deliver to NPB this Letter Agreement.

      Intending to be legally bound hereby, I irrevocably agree and represent as follows:

      1. I agree to vote or cause to be voted for approval of the Transactions all shares of Peoples common stock over which I exercise sole or shared voting power.

      2. Through the conclusion of the Transactions, I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of Peoples common stock over which I exercise sole or shared voting power or any options that I hold to acquire shares of Peoples common stock. Notwithstanding the foregoing, after the record date for the approval of the Transactions, I have the right to make gifts of any shares of my Peoples common stock, or any options that I hold to acquire Peoples common stock to the extent gifts are permitted by any applicable option plan.

      3. I agree, if I am an optionholder, to exchange my options to acquire shares of common stock of Peoples for options to acquire such number of shares of common stock of NPB, and at such per share exercise price, as is provided in
Section 2.07 of the Agreement, and otherwise on the same terms and conditions as the exchanged Peoples options (unless I shall have exercised, with the prior written consent of NPB, any such option prior to the Transactions).

      4. I have sole or shared voting power over the number of shares of Peoples common stock, and hold stock options for the number of shares of Peoples common stock, if any, set forth below opposite my signature line. NPB recognizes that with respect to any such shares which have been pledged to a third party (which are specifically identified below), I will not be able to control the voting or disposition of such shares in the event of a default.

      5. I agree, if I am an optionholder, not to exercise any options to acquire shares of Peoples common stock prior to the closing of the Transactions without the prior written consent of NPB.

      6. I hereby waive the right to assert dissenters rights under the Pennsylvania Business Corporation Law of 1988, as amended, and any other applicable law or regulation.

      7. I agree not to offer, sell, transfer or otherwise dispose of any shares of NPB common stock received pursuant to the Transactions, except:

      (a) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act"), covering sales of such NPB common stock is effective and a prospectus is made available under the Securities Act;

      (b) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act ("Rule 145"); or

      (c) in a transaction which, in an opinion of counsel satisfactory to NPB or as described in a "no-action" or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act;

and I acknowledge and agree that NPB is under no obligation to register the sale, transfer or other disposition of NPB common stock by me or on my behalf, or to take any other action necessary to make an exemption from registration available.

      8. NPB shall take all steps necessary to ensure that NPB is in compliance with all those requirements of Rule 145 and Rule 144 with which NPB must comply in order for the resale provisions of Rule 145(d) to be available to me.

      9. I agree that neither Peoples nor NPB shall be bound by any attempted sale of any shares of Peoples common stock or NPB common stock, respectively, and Peoples' and NPB's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and I further agree that the certificate representing shares of NPB common stock owned by me may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement.

      10. I represent that I have no present plan or intention to offer, sell, exchange, or otherwise dispose of any shares of NPB common stock to be received in the Transactions.

      11. I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      I am signing this Letter Agreement in my capacity as a shareholder of Peoples, and as an optionholder if I am an optionholder, and not in any other capacity (including as a director).

      This Letter Agreement shall be effective upon acceptance by NPB.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without prejudice to NPB's rights arising out of any willful breach of any covenant or representation contained herein.

                                Very truly yours,

Number of shares held:
 Sole voting power:        _______
 Shared voting power:      _______

Number of shares subject
 to stock options:         _______

Number of pledged
 shares:                   _______



____________________                 _____________________________
Witness:                                   [Name]



Accepted:
--------

NATIONAL PENN BANCSHARES, INC.


By:___________________________
      Name:
      Title:

                                                              ANNEX C

Sandler O'Neill
& Partners, L.P.
[LETTERHEAD]

April 26, 2004

Board of Directors
Peoples First, Inc.
24 South Third Street
Oxford, PA 19363

Ladies and Gentlemen:

         Peoples First, Inc. ("Peoples") and National Penn Bancshares, Inc. ("National Penn") have entered into an Agreement, dated as of December 17, 2003 (the "Agreement"), pursuant to which Peoples will be merged with and into National Penn (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Peoples common stock, par value $1.00 per share, issued and outstanding immediately prior to the Merger (the "Peoples Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either (a) 1.505 shares of common stock, without par value, of National Penn (including the associated rights to purchase securities pursuant to the Rights Agreement dated August 23, 1989, as amended August 21, 1999, between National Penn and NPB Bank, as Rights Agent) or (b) $49.54 in cash without interest, subject to the election and proration procedures set forth in the Agreement which provide generally, among other things, that 70% of the total number of Peoples Shares shall be converted into National Penn common stock and 30% shall be converted into cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Peoples Shares.

     C-1Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement, together with certain of the exhibits and schedules thereto; (ii) certain publicly available financial statements and other historical financial information of Peoples that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of National Penn that we deemed relevant; (iv) internal financial projections for Peoples for the years ending December 31, 2004 through 2006 prepared by and reviewed with management of Peoples; (v) internal financial projections for National Penn for the year ending December 31, 2004 prepared by and reviewed with management of National Penn and earnings per share estimates for National Penn for the year ending December 31, 2004 published by I/B/E/S;
(vi) the pro forma financial impact of the Merger on National Penn, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior managements of Peoples and National Penn; (vii) the publicly reported historical price and trading activity for Peoples' and National Penn's common stock, including a comparison of certain financial and stock market information for Peoples and National Penn with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the commercial banking and thrift industries, to the extent publicly available; (ix) the current market environment generally and the banking

Board of Directors
Peoples First, Inc.
April 26, 2004
Page 2



environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Peoples the business, financial condition, results of operations and prospects of Peoples and held similar discussions with certain members of senior management of National Penn regarding the business, financial condition, results of operations and prospects of National Penn.

         In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Peoples or National Penn or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Peoples and National Penn that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Peoples or National Penn or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Peoples or National Penn nor have we reviewed any individual credit files relating to Peoples or National Penn. We have assumed, with your consent, that the respective allowances for loan losses for both Peoples and National Penn are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections for Peoples and National Penn and all projections of transaction costs, purchase accounting adjustments and expected cost savings prepared by and/or reviewed with the managements of Peoples and National Penn and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Peoples and National Penn and that such performances will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Peoples' or National Penn's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Peoples and National Penn will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the Merger will not be taxable for federal income tax purposes at the corporate level. Finally, with your consent, we have relied upon the advice People's has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

         Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of National Penn's common stock will be when issued to Peoples' shareholders pursuant to the Agreement or the prices at which Peoples' or National Penn's common stock may trade at any time.

Board of Directors
Peoples First, Inc.
April 26, 2004
Page 3


         We have acted as Peoples' financial advisor in connection with the Merger and will receive a fee for our services, which is contingent upon consummation of the Merger. We will also be paid a fee for rendering this opinion. Peoples has also agreed to indemnify us against certain liabilities arising out of our engagement. As we have previously advised you, we have in the past provided certain investment banking services to National Penn and have received compensation for such services and may provide, and receive compensation for, such services in the future, including during the period prior to the closing of the Merger.

         In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Peoples and National Penn and their affiliates. We may also actively trade the equity or debt securities of Peoples and National Penn or their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         Our opinion is directed to the Board of Directors of Peoples in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Peoples as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger or the form of consideration such shareholder should elect in the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of Peoples Shares and does not address the underlying business decision of Peoples to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Peoples or the effect of any other transaction in which Peoples might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an annex to the Proxy Statement/Prospectus of Peoples and National Penn dated the date hereof and to the references to this opinion therein.

         Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the holders of Peoples Shares is fair to such shareholders from a financial point of view.

                                           Very truly yours,


                                           /s/ Sandler O'Neill & Partners, L.P.

                                       D-1
                                                                       ANNEX D

               STATUTORY PROVISIONS RELATING TO DISSENTERS' RIGHTS
               ---------------------------------------------------


                  PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED

                             Excerpt from Chapter 12

Section 1222.  Rights of Dissenting Shareholders.
               ----------------------------------

         If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law (15 Pa.C.S.A. ss. 1001, et seq.) applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

                             Excerpt from Chapter 16

Section 1607.  Rights of Dissenting Shareholders.
               ----------------------------------

         (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.

          THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

                           Excerpt from Subchapter 19C

Section 1930.  Dissenters Rights.
               -------------------

         (a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

                       Subchapter 15D - Dissenters Rights

Section 1571.  Application and effect of subchapter.
               -------------------------------------

         (a) General rule. Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:



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                  Section 1906(c) (relating to dissenters rights upon special treatment).

                  Section 1930 (relating to dissenters rights).

                  Section 1931(d) (relating to dissenters rights in share exchanges).

                  Section 1932(c) (relating to dissenters rights in asset transfers).

                  Section 1952(d) (relating to dissenters rights in division).

                  Section 1962(c) (relating to dissenters rights in conversion).

                  Section 2104(b) (relating to procedure).

                  Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

                  Section 2325(b) (relating to minimum vote requirement).

                  Section 2704(c) (relating to dissenters rights upon election).

                  Section 2705(d) (relating to dissenters rights upon renewal of election).

                  Section 2904(b) (relating to procedure).

                  Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

                  Section 7104(b)(3) (relating to procedure).

         (b)    Exceptions.
               ------------

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

                           (i) listed on a national securities exchange or
designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

                           (ii) held beneficially or of record by more than
2,000 persons.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                           (i)  Repealed.

                           (ii) Shares of any preferred or special class or
series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

                           (iii)Shares entitled to dissenters rights under
section 1906(c) (relating to dissenters rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

         (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

         (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

                  (2) a copy of this subchapter.

         (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

         (g) Computation of beneficial ownership. For purposes of subsection
(b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

         (h) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions.

         The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

                  "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

                  "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

                  "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

                  "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

                  "Shareholder." A shareholder as defined in section 1103 (relating to definitions), or an ultimate beneficial owner of shares, including without limitation a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

Section 1573.  Record and beneficial holders and owners.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent.

         If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment.

         (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

                  (4) Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares.

         (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally.

         (a) General rule. Within 60 days after the latest of:

               (1)  effectuation of the proposed corporate action;

               (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

               (3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares).

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings.

         (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.